     As filed with the Securities and Exchange Commission on March 1, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                              3661                          22-3408857
(State or other jurisdiction of       (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)       Classification Code Number)           Identification No.)

                             -----------------------
                               600 MOUNTAIN AVENUE
                          MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
                        (Address, including zip code, and
                           telephone number, including
                           area code, of registrant's
                               principal executive
                                    offices)

                                PAMELA F. CRAVEN
                       VICE PRESIDENT - LAW AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------
                                   Copies to:
     MICHAEL J. HOLLIDAY                             PATRICK T. SEAVER
   LUCENT TECHNOLOGIES INC.                          KEVIN B. ESPINOLA
     600 MOUNTAIN AVENUE                              LATHAM & WATKINS
MURRAY HILL, NEW JERSEY 07974                650 TOWN CENTER DRIVE, 20TH FLOOR
        (908) 582-8500                          COSTA MESA, CALIFORNIA 92626
                                                       (714) 540-1235

                                -----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger referred to herein.

         If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
Title of each class of                                     Proposed maximum         Proposed maximum           Amount of
securities to be                      Amount to be         offering price per       aggregate offering         registration
registered                            registered(1)        share                    price(2)                   fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share, and related
preferred stock purchase
rights(3)                              54,519,127 shares     Not Applicable          $2,753,128,940.19          $726,826.04
===============================================================================================================================

(1) Based on the maximum number of shares to be issued in connection with the merger, calculated as the product obtained by multiplying (a) an exchange ratio of 3.1350 shares of the registrant's common stock for each share of Ortel common stock, par value $0.001 per share, by (b) 17,390,471, the sum of (i) the aggregate number of shares of Ortel common stock outstanding on February 28, 2000 (other than shares owned by Solara Acquisition Inc., a wholly owned subsidiary of the registrant, or the registrant or any of its subsidiaries) and (ii) the aggregate number of shares of Ortel common stock issuable pursuant to outstanding options prior to the date the merger is expected to be consummated.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated in accordance with Rule 457(c) under the Securities Act as: (a) 158.3125, the average of the high and low prices per share of Ortel common stock on February 23, 2000 as reported on The Nasdaq National Market, multiplied by
         (b) 17,390,471, the maximum number of shares of Ortel common stock computed as described in clause (b) of Note (1).

(3) No separate consideration will be received for the rights, which initially will trade together with the common stock.

                         -------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  [ORTEL LOGO]

                            2015 West Chestnut Street
                           Alhambra, California 91803

                                                                         , 2000

Dear Stockholder:

         You are cordially invited to attend our special meeting of stockholders
on         ,          2000, at    a.m., local time, at                       .

         At the special meeting, we will ask you to vote on the merger of Ortel and Lucent Technologies Inc. In the merger, you will receive 3.1350 shares of Lucent common stock in exchange for each share of Ortel common stock that you own. Lucent common stock is listed on the New York Stock Exchange under the
trading symbol "LU" and on         , 2000, Lucent common stock closed at $
per share. You will receive cash for any fractional share of Lucent common stock which you would otherwise receive in the merger.

         Your vote is very important. We cannot complete the merger unless holders of a majority of the outstanding shares of Ortel common stock vote to approve the merger agreement. Only stockholders who hold shares of Ortel common
stock at the close of business on         , 2000 will be entitled to vote at the
special meeting.

         THE ENCLOSED PROXY STATEMENT/PROSPECTUS GIVES YOU DETAILED INFORMATION ABOUT THE PROPOSED MERGER AND INCLUDES THE MERGER AGREEMENT AS AN ANNEX. WE ENCOURAGE YOU TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS, INCLUDING ITS ANNEXES. YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS RELATING TO THE MERGER" ON PAGE 14 OF THE ENCLOSED PROXY STATEMENT/PROSPECTUS BEFORE VOTING.

         AFTER CAREFUL CONSIDERATION, THE ORTEL BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE AND FAIR TO YOU AND IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

         Please complete, sign and return your proxy.

         Thank you for your cooperation.

                                       Sincerely,




                                       Stephen R. Rizzone
                                       President, Chief Executive Officer
                                       and Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in the proxy statement/prospectus or the Lucent common stock to be issued in connection with the merger, or determined if the proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                   THE PROXY STATEMENT/PROSPECTUS IS DATED         ,
      2000, AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT       , 2000.

                      REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Lucent and Ortel from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:


  Lucent Technologies Inc.                            Ortel Corporation
  c/o The Bank of New York                        2015 West Chestnut Street
    Church Street Station                         Alhambra, California 91803
       P.O. Box 11009                              Telephone: 626-281-3636
New York, New York 10286-1009                    Attention: Investor Relations
  Telephone: 1-888-LUCENT6

         If you would like to request documents, please do so by         , 2000
in order to receive them before the Ortel special meeting.

           See "Where You Can Find More Information" (page 63).

                                  [ORTEL LOGO]
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              TO BE HELD ON         , 2000

To the Stockholders of Ortel Corporation:

         We will hold a special meeting of the stockholders of Ortel Corporation
on         , 2000, at          a.m., local time, at

for the following purpose:

                  To consider and vote upon a proposal to adopt the merger agreement among Lucent Technologies Inc., Solara Acquisition Inc., a wholly owned subsidiary of Lucent, and Ortel. Under the merger agreement, each outstanding share of Ortel common stock will be converted into the right to receive 3.1350 shares of Lucent common stock.

         We will transact no other business at the special meeting, except business that may be properly brought before the special meeting or any adjournment of it by the Ortel board of directors.

         Only holders of record of shares of Ortel common stock at the close of
business on         , 2000, the record date for the special meeting, are
entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.

         We cannot complete the merger unless holders of a majority of the outstanding shares of Ortel common stock vote to adopt the merger agreement. Holders of Ortel common stock will not have appraisal rights under Delaware law in connection with the merger.

         FOR MORE INFORMATION ABOUT THE MERGER, PLEASE REVIEW THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT ATTACHED AS ANNEX A.

         All Ortel stockholders are cordially invited to attend the special meeting in person. However, whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You may vote in person at the special meeting, even if you have returned a proxy. If you do not vote by proxy or in person at the special meeting, it will count as a vote against the merger agreement. Executed proxies with no instructions will be voted "FOR" the adoption of the merger agreement.

         PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE EXCHANGE OF YOUR CERTIFICATES.

                                       By Order of the Board of Directors,


                                       Nadav Bar Chaim
                                       Secretary

Alhambra, California
        , 2000

                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING.....................................................     i

SUMMARY............................................................................................................     1
         General...................................................................................................     1
         The Companies.............................................................................................     2
         The Special Meeting.......................................................................................     4
         The Merger................................................................................................     4
         Selected Historical Financial Data -- Lucent..............................................................    11
         Selected Historical Financial Data -- Ortel...............................................................    13

RISK FACTORS RELATING TO THE MERGER................................................................................    14
         The exchange ratio for Lucent common stock to be received in the merger is fixed and will
                  not be adjusted in the event of any change in stock price........................................    14
         The price of Lucent common stock may be affected by factors different from those affecting
                  the price of Ortel common stock..................................................................    14

THE COMPANIES......................................................................................................    15
         Ortel.....................................................................................................    15
         Lucent....................................................................................................    15
         Recent Developments.......................................................................................    15
         Material Contracts between Lucent and Ortel...............................................................    15

THE SPECIAL MEETING................................................................................................    16
         Date, Time and Place......................................................................................    16
         Purpose of Special Meeting................................................................................    16
         Record Date; Stock Entitled to Vote; Quorum...............................................................    16
         Votes Required............................................................................................    16
         Voting Agreement..........................................................................................    16
         Voting of Proxies.........................................................................................    17
         Revocability of Proxies...................................................................................    17
         Solicitation of Proxies...................................................................................    18

THE MERGER.........................................................................................................    19
         Background to the Merger..................................................................................    19
         Reasons for the Merger ...................................................................................    22
         Recommendation of the Ortel Board of Directors............................................................    25
         Fairness Opinion of SoundView Technology Group, Inc.......................................................    25
         Interests of Ortel's Directors and Management in the Merger...............................................    31
         Stock Options.............................................................................................    34
         Accounting Treatment......................................................................................    34
         Form of the Merger........................................................................................    34
         Merger Consideration......................................................................................    34
         Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares..........................    35

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                                      PAGE
                                                                                                                      ----
         Effective Time of the Merger..............................................................................    36
         Stock Exchange Listing of Lucent Common Stock.............................................................    36
         Delisting and Deregistration of Ortel Common Stock........................................................    36
         Certain Material United States Federal Income Tax Consequences of the Merger..............................    36
         Regulatory Matters........................................................................................    38
         Appraisal Rights..........................................................................................    38
         Resale of Lucent Common Stock.............................................................................    38

THE MERGER AGREEMENT...............................................................................................    39
         Conditions to the Merger..................................................................................    39
         No Solicitation...........................................................................................    41
         Termination of the Merger Agreement.......................................................................    42
         Termination Fees..........................................................................................    43
         Conduct of Business Pending the Merger....................................................................    44
         Amendment; Extension and Waiver...........................................................................    46
         Expenses..................................................................................................    46
         Representations and Warranties............................................................................    47
         Indemnification and Insurance.............................................................................    48
         Amendments to Ortel's Certificate of Incorporation........................................................    48
         Amendments to the Ortel By-Laws...........................................................................    49
         Non-Competition and Non-Disclosure Agreements.............................................................    49

THE STOCK OPTION AGREEMENT.........................................................................................    49
         General...................................................................................................    49
         Exercise of the Option....................................................................................    49
         Adjustment to Number and Type of Shares...................................................................    50
         Limit on Total Profit of Lucent...........................................................................    51
         Registration Rights and Listing...........................................................................    51
         Assignability; Transfers..................................................................................    51
         Effect of Stock Option Agreement..........................................................................    52

COMPARATIVE STOCK PRICES AND DIVIDENDS.............................................................................    53

DESCRIPTION OF LUCENT CAPITAL STOCK................................................................................    54

COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF LUCENT AND ORTEL....................................................    54
         Capitalization............................................................................................    54
         Voting Rights.............................................................................................    55
         Number, Election, Vacancy and Removal of Directors........................................................    55
         Amendments to Certificate of Incorporation................................................................    56
         Amendments to By-Laws.....................................................................................    56
         Stockholder Action........................................................................................    57
         Notice of Certain Stockholder Actions.....................................................................    57

                                TABLE OF CONTENTS

                                   (CONTINUED)

                                                                                                                      PAGE
                                                                                                                      ----
         Special Stockholder Meetings..............................................................................    58
         Limitation of Personal Liability of Directors and Indemnification.........................................    58
         Dividends.................................................................................................    59
         Conversion................................................................................................    59
         Rights Plan...............................................................................................    59

LEGAL MATTERS......................................................................................................    62

EXPERTS............................................................................................................    62

OTHER MATTERS......................................................................................................    63

WHERE YOU CAN FIND MORE INFORMATION................................................................................    63

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..................................................................    66

Annexes

         Annex A  Agreement and Plan of Merger

         Annex B  Stock Option Agreement

         Annex C  Opinion of SoundView Technology Group, Inc.

         Annex D  Voting Agreement

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:       WHY IS ORTEL MERGING?

A: This is a unique opportunity for Ortel to join and become part of Lucent, one of the world's leading designers, developers and manufacturers of communications systems, software and products. By utilizing Lucent's international presence, sales, marketing and manufacturing infrastructure and expertise, Ortel management believes that the company will be able to accelerate the development and distribution of its products in the future and to offer its customers more complete end-to-end solutions.

Q: WHY IS THE ORTEL BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR ADOPTION OF THE MERGER AGREEMENT?

A: In reaching its decision to approve the merger agreement and the merger and to recommend adoption of the merger agreement by Ortel stockholders, the Ortel board of directors consulted with Ortel management, as well as Ortel's financial and legal advisors, and considered the terms of the proposed merger agreement and the transactions contemplated by the merger agreement. In addition, the Ortel board of directors considered each of the items set forth on pages 22 to 25. Based on those consultations and considerations, the Ortel board of directors unanimously approved the merger agreement and the merger, and believes that the terms of the merger agreement and the merger are advisable and fair to, and in the best interests of, Ortel and its stockholders.

Q:       WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive 3.1350 shares of Lucent common stock for each share of Ortel common stock that you own.

Q:       WHAT IF THE MERGER IS NOT COMPLETED?

A: If the merger is not completed, Ortel will continue to operate as an independent company. None of Lucent, Ortel or any third party is under any obligation to make or consider any alternative proposal regarding the purchase of your Ortel common stock. Ortel may be required to pay a termination fee under the merger agreement if the merger is not completed for certain reasons.

Q:       WHERE CAN I GET INFORMATION REGARDING LUCENT, ORTEL AND THE MERGER?

A: We urge you to read and consider the information contained in this proxy statement/prospectus, including its annexes. You also may want to review the documents referenced under "Where You Can Find More Information."

Q:       WHO MAY VOTE AT THE SPECIAL MEETING?

A:       All stockholders of record as of the close of business on         ,
         2000 may vote. You are entitled to one vote per share of Ortel common stock that you own on the record date.

Q:       HOW DO I VOTE?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of adoption of the merger agreement. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE YOUR SHARES BY PROXY OR IN PERSON, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

         The special meeting will take place on         , 2000 at      a.m.,
         local time, at                                                      .
         You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy.

Q: IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT OR IN "STREET NAME" BY MY BROKER, HOW DO I VOTE?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not instruct your broker, your shares will not be voted, which will have the same effect as a vote against the adoption of the merger agreement.

Q:       MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You may change your vote in one of three ways at any time before your proxy is voted at the special meeting. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new, later dated proxy. Third, you may attend the special meeting and vote in person. If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of Ortel Corporation at the following address: Ortel Corporation, 2015 West Chestnut Street, Alhambra, California 91803, Attention: Secretary.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger has been completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger during the second calendar quarter of 2000.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

                  MacKenzie Partners, Inc.
                  156 Fifth Avenue
                  New York, New York 10010
                  Telephone: 212-929-5500 or 1-800-322-2285

                                     SUMMARY

         This summary highlights selected information from this proxy statement/prospectus and does not contain all the information that is important to you. For a more complete understanding of the merger, you should carefully read this entire proxy statement/prospectus, the documents attached to the proxy statement/prospectus as annexes and the other documents to which we refer you. In addition, we incorporate by reference important business and financial information about Ortel and Lucent into this proxy statement/prospectus. You may obtain the information incorporated by reference without charge by following the instructions in the section "Where You Can Find More Information" on page 63. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                                     GENERAL

WHAT YOU WILL RECEIVE IN THE MERGER

         In the merger, you will receive 3.1350 shares of Lucent common stock for each share of Ortel common stock that you own. You will receive cash for any fractional share of Lucent common stock that you would otherwise receive in the merger.

OWNERSHIP OF LUCENT FOLLOWING THE MERGER

         Based on the number of outstanding shares of Ortel common stock on the record date, we anticipate that Ortel stockholders will receive in the aggregate
approximately         shares of Lucent common stock in the merger. Based on that number and on the number of outstanding shares of Lucent common stock on the record date, following the merger former Ortel stockholders will own
approximately    % of the outstanding shares of Lucent common stock.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 36)

         The merger is intended to qualify as a reorganization within the meaning of the Internal Revenue Code of 1986. It is a condition to the completion of the merger that Ortel receive an opinion from its counsel, Latham & Watkins, and that Lucent receive an opinion from its counsel, Sidley & Austin, each stating that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of the Internal Revenue Code. If the merger qualifies, unless you are subject to special tax treatment under the Internal Revenue Code, you will not recognize gain or loss for United States federal income tax purposes as a result of the exchange of your Ortel common stock for Lucent common stock in the merger, except for any cash received in lieu of a fractional share of Lucent common stock.

         TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

FAIRNESS OPINION OF SOUNDVIEW TECHNOLOGY GROUP, INC. (PAGE 25)

         In deciding to approve the merger, the Ortel board of directors considered the opinion dated February 6, 2000 of its financial advisor, SoundView Technology Group, Inc., as to the fairness to Ortel stockholders from a financial point of view of the 3.1350 exchange ratio in the merger. The full text of SoundView's opinion, including the assumptions made, procedures followed, matters considered, and the scope of the review undertaken by SoundView in connection with its opinion, is attached as Annex C to this proxy statement/prospectus. WE ENCOURAGE YOU TO READ SOUNDVIEW'S OPINION CAREFULLY AND IN ITS ENTIRETY.

RECOMMENDATION OF THE ORTEL BOARD OF DIRECTORS (PAGE 25)

         The Ortel board of directors believes that the terms of the merger and the merger agreement are advisable and fair to, and in the best interests of, Ortel and its stockholders and unanimously recommends that stockholders vote "FOR" the adoption of the merger agreement.

         To review the background and reasons for the merger in greater detail, as well as certain risks related to the merger, see pages 19 to 25 and page 14.

INTERESTS OF ORTEL'S DIRECTORS AND MANAGEMENT IN THE MERGER (PAGE 31)

         Ortel stockholders should note that a number of directors and officers of Ortel have interests in the merger as directors or officers that are different from, or in addition to, those of a stockholder. If the merger is completed, certain indemnification arrangements for current directors and officers of Ortel will be continued and it is expected that most of the current executive officers of Ortel will be retained as employees of or consultants to Lucent. Ortel also has agreed to pay up to $15 million to Stephen R. Rizzone and up to $4.5 million to certain other Ortel employees if the merger is completed. In addition, several of Ortel's officers may be entitled to severance payments under existing employment agreements as a result of the merger. In addition, directors and employees with stock options to acquire Ortel common stock will have these options converted to stock options to acquire Lucent common stock, and stock options held by directors and certain officers will become or under certain circumstances may become fully vested as a result of the merger.

APPRAISAL RIGHTS (PAGE 38)

         Ortel stockholders are not entitled to appraisal rights in connection with the merger.

                             THE COMPANIES (PAGE 15)

ORTEL CORPORATION

         Ortel has been focused on developing fiber optic technology since the founding of the company in 1980. Ortel designs, develops and manufactures optoelectronic components used by communication system suppliers in the cable television and telecommunications industries. Ortel's technology, expertise and close working relationships with leading industry participants have allowed Ortel to become a leading supplier of optoelectronic components in the cable television industry and, more recently, have enabled Ortel to establish a presence in the telecommunications industry. Ortel's products include laser and photodiode chips, packaged lasers, transmitters and receivers. Ortel's products allow Ortel's customers to provide cable system operators and telecommunication service providers with communication systems that enable the transmission of optical signals over longer distances, with improved signal quality and higher bandwidth capacity.

LUCENT TECHNOLOGIES INC.

         Lucent is one of the world's leading designers, developers and manufacturers of communications systems, software and products. Lucent is a global leader in the sale of public and private communications systems, supplying systems and software to most of the world's largest network operators and service providers. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent's research and development activities are conducted through Bell Laboratories, one of the world's foremost industrial research and development organizations.

RECENT DEVELOPMENTS (PAGE 15)

         On March 1, 2000, Lucent announced a plan to spin off its PBX, SYSTIMAX(R) structured cabling and LAN-based data businesses to its stockholders, forming a separate company that will focus directly and independently on the enterprise networking market. The spin-off is expected to be accomplished through a tax-free distribution of shares to Lucent's stockholders to be completed by the close of Lucent's fourth fiscal quarter of 2000, which ends on September 30. The new enterprise business will have approximately 34,000 employees worldwide and will operate independently from Lucent with its own brand, board of directors, management and research and development organizations. For additional information, please see Lucent's current report on Form 8-K filed March 1, 2000.

MARKET PRICE AND DIVIDEND INFORMATION  (PAGE 53)

         Shares of Lucent common stock are listed on the New York Stock Exchange. Shares of Ortel common stock are listed on The Nasdaq National Market. The following table presents as of February 4, 2000, the last full trading day
prior to the public announcement of the proposed merger, and as of       , 2000,
the last day for which information in the table could be calculated prior to the date of this proxy statement/prospectus:

         - the last reported sale price of one share of Lucent common stock, as reported on the New York Stock Exchange Composite Transactions Tape

         - the last reported sale price of one share of Ortel common stock, as reported on The Nasdaq National Market and

         - the market value of one share of Ortel common stock on an equivalent per share basis in each case as if the merger had been completed on the relevant date. The equivalent price per share data for Ortel common stock has been determined by multiplying the last reported sale price of one share of Lucent common stock on each of these dates by the exchange ratio of 3.1350.

                                                                                         EQUIVALENT
                               LUCENT                      ORTEL                       PRICE PER SHARE
                               COMMON                     COMMON                          OF ORTEL
DATE                           STOCK                       STOCK                        COMMON STOCK
----                           -----                       -----                        ------------
February 4, 2000              $ 57.563                   $ 177.125                       $ 180.460
      , 2000                  $                          $                               $

         Lucent has historically paid to its stockholders a regular quarterly dividend, currently $0.02 per share. The payment of dividends by Lucent in the future will depend on business conditions, its financial position, earnings and other factors. Ortel has never paid dividends to its stockholders.

                          THE SPECIAL MEETING (PAGE 16)

         The special meeting of Ortel stockholders will be held at

                 at      a.m., local time, on           , 2000. At the special
meeting, all Ortel stockholders who held shares of Ortel common stock at the
close of business on         , 2000 will be asked to adopt the merger agreement.

RECORD DATE; VOTING POWER

         Ortel stockholders are entitled to vote at the special meeting if they
owned shares of Ortel common stock as of the close of business on      , 2000,
the record date.

         On the record date, there were       shares of Ortel common stock
entitled to vote at the special meeting. Stockholders will have one vote for each share of Ortel common stock that they owned on the record date.

VOTE REQUIRED

         The affirmative vote of a majority of the shares of Ortel common stock outstanding on the record date is required to adopt the merger agreement.

VOTING AGREEMENT

         On February 7, 2000, Sumitomo Osaka Cement Co., Ltd., which owned
approximately     % of the outstanding Ortel common stock as of the record date, entered into a voting agreement with Lucent pursuant to which Sumitomo Osaka Cement has agreed to vote the Ortel common stock it owns "FOR" adoption of the merger agreement. The voting agreement is attached as Annex D. Sumitomo Osaka Cement has also granted an irrevocable proxy and a power of attorney to Lucent representatives to vote its shares of Ortel common stock "FOR" adoption of the merger agreement.

         Each of the directors and executive officers of Ortel has advised Ortel that he intends to vote all shares of Ortel common stock over which he has or shares voting control "FOR" adoption of the merger agreement.

                               THE MERGER (PAGE 19)

         The merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the entire merger agreement carefully. It is the principal document governing the merger.

CONDITIONS TO THE MERGER (PAGE 39)

         Lucent and Ortel will complete the merger only if they satisfy or, in some cases, waive several conditions, including all the following:

         - holders of a majority of the outstanding shares of Ortel common stock must adopt the merger agreement

         - the waiting period required under United States antitrust laws must expire or be terminated

         - no legal restraints or prohibitions are in effect, and no suits, actions or proceedings by any governmental authority are pending which prevent the consummation of the merger or are reasonably likely to have a material adverse effect on Lucent or Ortel

         - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have become effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order

         - the Lucent common stock to be issued to Ortel stockholders pursuant to the merger must be authorized for listing on the New York Stock Exchange

         - Ortel and Lucent must comply with their respective agreements and conditions under the merger agreement in all material respects

         - the respective representations and warranties of Ortel and Lucent contained in the merger agreement must be true and correct, except where the failure of those representations and warranties to be true and correct does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ortel and Lucent, respectively

         - in the case of Lucent, the rights issued pursuant to the Ortel rights agreement may not have become nonredeemable, exercisable, distributable or triggered and

         - Ortel must receive from Latham & Watkins, and Lucent must receive from Sidley & Austin, on the date on which the registration statement is declared effective by the Securities and Exchange Commission and on the date on which the merger is to be completed an opinion, on the basis of certain facts, representations and assumptions as set forth in the opinion, stating that the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

NO SOLICITATION (PAGE 41)

         The merger agreement provides that Ortel will not, and will not authorize or permit any of its officers, directors, employees or other representatives to solicit any takeover proposal or participate in any discussion or negotiation regarding any takeover proposal. However, if at any time prior to the date of the special meeting, the Ortel board of directors determines in good faith, after consultation with outside counsel, that a proposal by a third party, which was unsolicited and did not result from a breach by Ortel of the merger agreement, is more favorable and superior to Ortel stockholders than the terms of the merger with Lucent, Ortel may:

         - furnish under a customary confidentiality agreement information about Ortel to any person making the superior proposal and

         - participate in discussions or negotiations regarding the superior proposal.

TERMINATION OF THE MERGER AGREEMENT (PAGE 42)

         The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by the Ortel stockholders, as summarized below:

         - Lucent and Ortel can mutually agree to terminate the merger agreement at any time without completing the merger

         -        Lucent or Ortel can terminate the merger agreement if:

                  (1) the merger is not completed by December 31, 2000, provided that this right to terminate will not be available to a party whose failure to perform any of its obligations under the merger agreement has caused or resulted in the failure of the merger to be completed by that date

                  (2) holders of a majority of the outstanding shares of Ortel common stock do not adopt the merger agreement

                  (3) a court, governmental authority or other legal action permanently prohibits the completion of the merger or

                  (4) any other party materially breaches any of its obligations under the merger agreement and does not cure the breach within 30 days of notice by the other party

         - Ortel can terminate the merger agreement before the special meeting if the Ortel board of directors receives an unsolicited proposal by a third party to acquire Ortel on terms determined by the Ortel board of directors, based on the advice of a financial advisor of nationally recognized reputation, to be more favorable to Ortel stockholders than the terms of the merger with Lucent or

         - Lucent can terminate the merger agreement if Ortel or any of its directors or officers participates in discussions or negotiations with third parties regarding certain takeover proposals or furnishes information to third parties in breach of the merger agreement.

TERMINATION FEES (PAGE 43)

         Ortel must pay Lucent a termination fee of $90 million if:

         - Ortel stockholders receive a takeover proposal, a takeover proposal otherwise becomes publicly known or anyone publicly announces its intention to make a takeover proposal, and thereafter Lucent or Ortel terminates the merger agreement because either (1) the merger is not completed by December 31, 2000 or (2) the Ortel stockholders have not adopted the merger agreement at an Ortel stockholders meeting, and within nine months of the termination Ortel or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any takeover proposal

         - Ortel terminates the merger agreement because Ortel receives before the special meeting an unsolicited proposal by a third party to acquire Ortel on terms determined by the Ortel board of directors to be more favorable to the Ortel stockholders than the terms of the merger with Lucent or

         - Lucent terminates the merger agreement because Ortel or any of its directors or officers participates in discussions or negotiations with third parties regarding certain takeover proposals or furnishes information to third parties in breach of the merger agreement.

STOCK OPTION AGREEMENT (PAGE 49)

         Ortel has granted an option to Lucent to purchase shares of Ortel common stock equal to approximately 19.9% of the number of outstanding shares of Ortel common stock at a price per share of $177.125 if certain events occur that entitle Lucent to receive the termination fee under the merger agreement. The option agreement limits to $105 million the total amount Lucent may receive from
(1) the stock option and (2) any termination fee payable by Ortel if the merger agreement is terminated.

NON-COMPETITION AND NON-DISCLOSURE AGREEMENTS (PAGE 49)

         As a condition to the merger, certain officers of Ortel must enter into non-competition and non- disclosure agreements with Lucent and Ortel. Under these agreements, each of these employees agrees with Lucent and Ortel that, for a specified period, the employee will not, without the express written consent of Lucent, compete with the activities currently conducted by Ortel.

REGULATORY MATTERS (PAGE 38)

         United States antitrust laws prohibit Lucent and Ortel from completing the merger until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. Lucent and Ortel each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on February 25, 2000. Under the antitrust laws, the merger may not be completed until after the expiration or early termination of
the applicable waiting period. The applicable waiting period expired on        ,
2000.

ACCOUNTING TREATMENT (PAGE 34)

         The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Lucent expects a significant portion of the purchase price to be allocated to goodwill and other intangible assets. The merger is also expected to result in a charge against earnings for in-process research and development.

EXPENSES (PAGE 46)

         Lucent and Ortel will each pay its own expenses incidental to the preparation of the merger agreement, the carrying out of the provisions of the merger agreement and the completion of the merger whether or not the merger is completed, except that Lucent and Ortel will share equally the costs of filing with the Securities and Exchange Commission the registration statement of which this proxy statement/prospectus is a part, printing and mailing this proxy statement/prospectus and the filing fees incurred in connection with obtaining regulatory approval for the merger.

COMPARATIVE PER SHARE INFORMATION

         We have summarized below the per common share information for each of Lucent and Ortel on a historical basis, for Lucent on a pro forma basis and for Ortel on a pro forma equivalent basis. On February 11, 2000, Lucent's historical results were restated to include the results of International Network Services and Excel Switching Corporation, which merged with Lucent in transactions that were each accounted for as a pooling of interests. All per share data has been restated to account for Lucent's two-for-one stock split effective on April 1, 1999. Lucent's fiscal year ends on September 30 and Ortel's fiscal year ends on April 30.

         The unaudited "pro forma Lucent" and the unaudited "pro forma equivalent -- Ortel" information assumes that the merger of Ortel and Lucent will be accounted for as a purchase. The unaudited "pro forma Lucent" information is derived from the historical financial information of Lucent at or for the three months ended December 31, 1999 and at or for the year ended September 30, 1999, and the financial information of Ortel at or for the three months ended January 30, 2000 and at or for the twelve months ended October 31, 1999, respectively, and assumes the merger of Lucent and Ortel occurred at the beginning of the earliest period presented. The Ortel financial information for the twelve months ended October 31, 1999 is derived from the historical financial information of Ortel for the year ended April 30, 1999 less the six-month period ended October 31, 1998 plus the six-month period ended October 31, 1999.

         The unaudited "pro forma Lucent" net income includes pro forma adjustments for the amortization of goodwill and other intangible assets. These adjustments are based on preliminary estimates; the final amounts of these adjustments may vary. Ortel's results for the nine-month period ended January 30, 2000 and Lucent's results for the three-month period ended December 31, 1999 may not be indicative of results for the full year.

         "Pro forma Lucent" basic earnings per common share was calculated using the weighted average number of Lucent common shares outstanding and adding the weighted average number of Ortel common shares outstanding, assuming all Ortel common stock was converted to Lucent common stock at the 3.1350 exchange ratio.

         "Pro forma Lucent" diluted earnings per share was calculated by dividing "pro forma Lucent" net income by the sum of the weighted average number of "pro forma Lucent" common shares outstanding plus all additional "pro forma Lucent" common shares that would have been outstanding if potentially dilutive securities or common stock equivalents had been issued.

         "Pro forma Lucent" book value per share was calculated by dividing the sum of Lucent historical book value and the purchase price of Ortel (fair value of the net assets acquired plus goodwill) by the "pro forma Lucent" common shares outstanding during the period.

         The unaudited "pro forma equivalent -- Ortel" information was calculated by multiplying the corresponding "pro forma Lucent" data by the
3.1350 exchange ratio. This information shows how each share of Ortel common stock would have participated in the net earnings, cash dividends and book value of Lucent if the merger had been completed at the beginning of the earliest period presented. However, these amounts do not necessarily reflect future per share levels of net earnings, cash dividends or book value of Lucent.

         STOCKHOLDERS SHOULD READ THE INFORMATION IN THIS SECTION ALONG WITH LUCENT'S AND ORTEL'S HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 63.


                                                       AT OR FOR THE THREE         AT OR FOR THE TWELVE
                                                          MONTHS ENDED                 MONTHS ENDED
                                                        DECEMBER 31, 1999           SEPTEMBER 30, 1999
                                                        -----------------           ------------------
LUCENT - HISTORICAL
     Basic earnings per common share                         $0.40                          $1.54
     Diluted earnings per common share                        0.38                           1.49
     Cash dividends declared per common share                 0.04                           0.08
     Book value per common share                              5.06                           4.43


                                                         AT OR FOR THE NINE              AT OR FOR THE TWELVE
                                                            MONTHS ENDED                     MONTHS ENDED
                                                          JANUARY 30, 2000                  APRIL 30, 1999
                                                          ----------------                  --------------
ORTEL - HISTORICAL
     Basic loss per common share                             $(0.53)                        $(0.51)
     Diluted loss per common share                            (0.53)                         (0.48)
     Cash dividends declared per common share                  N/A                            N/A
     Book value per common share                               6.39                           6.28

                                                         AT OR FOR THE THREE             AT OR FOR THE TWELVE
                                                            MONTHS ENDED                     MONTHS ENDED
                                                          DECEMBER 31, 1999               SEPTEMBER 30, 1999
                                                          -----------------               ------------------
PRO FORMA LUCENT
     Basic earnings per common share                          $0.36                           $1.38
     Diluted earnings per common share                         0.34                            1.33
     Cash dividends declared per common share                  0.04                            0.08
     Book value per common share                               5.91                            5.31


                                                         AT OR FOR THE THREE             AT OR FOR THE TWELVE
                                                            MONTHS ENDED                     MONTHS ENDED
                                                          DECEMBER 31, 1999               SEPTEMBER 30, 1999
                                                          -----------------               ------------------
PRO FORMA EQUIVALENT - ORTEL
     Basic earnings per common share                            $1.13                            $4.33
     Diluted earnings per common share                           1.07                             4.17
     Cash dividends declared per common share                    0.13                             0.25
     Book value per common share                                18.53                            16.65
N/A - not applicable

                   SELECTED HISTORICAL FINANCIAL DATA--LUCENT

         Lucent was spun off from AT&T Corp. in 1996. On February 1, 1996, AT&T began transferring to Lucent the assets and liabilities relating to Lucent's operations. Lucent's historical financial data for periods prior to that date reflect the results of operations and the financial position of the business that was transferred to Lucent from AT&T in the separation as if Lucent had been a stand-alone entity and have been prepared using the historical basis in the assets and liabilities and historical results of operations related to the Lucent business. Lucent's historical financial data for periods prior to that date also include an allocation of certain AT&T corporate headquarters assets, liabilities and expenses related to the Lucent business. The calculation of earnings (loss) per common share on a historical basis includes the retroactive recognition to January 1, 1995 of the 524,624,894 shares on a pre-split basis, or 2,098,499,576 shares on a post-split basis, owned by AT&T on April 10, 1996.

         Beginning September 30, 1996, Lucent changed its fiscal year end from December 31 to September 30 and reported results for the nine-month transition period ended September 30, 1996. All per share data has been restated to account for Lucent's two-for-one stock splits effective on April 1, 1999 and on April 1, 1998. Lucent's results were restated to include the results of International Network Services and Excel Switching Corporation, which merged with Lucent in transactions that were each accounted for as a pooling of interests.

         Effective October 1, 1998, Lucent changed its method of accounting for calculating the market-related value of plan assets used in determining the expected return-on-asset component of annual net pension and post-retirement benefit costs. As a result, Lucent recorded a one-time, after-tax gain from the cumulative effect of the accounting change of $1,308 million (net of tax of $842 million), or $0.41 per diluted common share, for the first fiscal quarter of 1999. This accounting change also resulted in a reduction in benefit costs in the year ended September 30, 1999 that increased income by $427 million ($260 million after-tax, or $0.08 per basic and diluted share) as compared with the previous accounting method.

         The following selected historical financial data of Lucent at September 30, 1999 and 1998, and for each of the three years in the period ended September 30, 1999 are derived from audited historical financial statements incorporated by reference in this proxy statement/prospectus. The selected historical financial data of Lucent at September 30, 1997 and 1996 and December 31, 1995 and for each of the years ended September 30, 1996 and December 31, 1995, and for the nine-month period ended September 30, 1996, is derived from unaudited financial statements not incorporated by reference in this proxy statement/prospectus, and, in the opinion of Lucent's management, includes all necessary adjustments for a fair presentation of that data in conformity with generally accepted accounting principles.

         The selected historical financial data of Lucent at and for the three months ended December 31, 1999 and December 31, 1998, is derived from unaudited condensed financial statements incorporated by reference in this proxy statement/prospectus and, in the opinion of Lucent's management, include all necessary adjustments for a fair presentation of that data in conformity with generally accepted accounting principles. Results for the three-month period ended December 31, 1999 may not be indicative of the results for the full year.

         THE INFORMATION IN THIS SECTION SHOULD BE READ ALONG WITH LUCENT'S HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 63.

                                                              AT OR FOR THE                    AT OR FOR THE    AT OR FOR THE
                     AT OR FOR THE THREE                          TWELVE                        NINE MONTHS     TWELVE MONTHS
                           MONTHS                              MONTHS ENDED                        ENDED            ENDED
                      ENDED DECEMBER 31,                       SEPTEMBER 30,                   SEPTEMBER 30,     DECEMBER 31,
INCOME                 1999        1998       1999         1998       1997        1996             1996             1995
------                 ----        ----       ----         ----       ----        ----             ----             ----
STATEMENT DATA:
Revenues            $  9,905    $  9,842    $ 38,774    $ 32,108    $ 27,802    $ 24,321         $ 16,726        $ 21,770

Operating income
(loss)                 1,699       1,966       5,444       2,680       1,632        (641)             747            (911)

Income (loss)
before
cumulative
effect of
accounting
change                 1,250       1,236       3,481       1,065         470        (596)             388            (808)

Net income
 (loss)                1,250       2,544       4,789       1,065         470        (596)             388            (808)

Basic earnings
(loss) per
common share            0.40        0.83        1.54        0.35        0.16       (0.22)            0.14           (0.33)

Diluted earnings
(loss) per
common share            0.38        0.80        1.49        0.34        0.16       (0.22)            0.14           (0.33)

Dividends
declared per
common share            0.04        0.04        0.08       0.078       0.056       0.038            0.038              --

BALANCE SHEET
DATA:

Total assets        $ 38,634    $ 34,636    $ 39,250    $ 29,711    $ 25,256    $ 23,632         $ 23,632        $ 20,250

Total debt             6,504       6,176       7,038       4,649       4,208       4,003            4,003           4,023

Shareowners'
equity                16,079      10,878      13,936       7,960       4,570       3,479            3,479           1,925

Dollars in millions, except for per share amounts

                    SELECTED HISTORICAL FINANCIAL DATA--ORTEL

         The following selected historical consolidated financial information of Ortel at and for the fiscal years ended April 30, 1999, 1998 and 1997 is derived from audited historical financial statements incorporated by reference in this proxy statement/prospectus.

         The selected historical financial data of Ortel at and for the twelve months ended April 30, 1996 and 1995 is derived from audited financial statements not incorporated by reference in this proxy statement/prospectus. The selected financial data of Ortel at and for the nine-month periods ended January 30, 2000 and January 31, 1999 is derived from unaudited financial statements incorporated by reference in this proxy statement/prospectus, which, in the opinion of Ortel's management, includes all necessary adjustments for a fair presentation of the data in conformity with generally accepted accounting principles. However, results of operations for any interim period are not necessarily indicative of results for the full year. For each of the fiscal years ended April 30, 1999, 1998, 1997, 1996 and 1995 and for the nine months ended January 31, 1999, Ortel has restated its financial statements for discontinued operations.

         THE INFORMATION IN THIS SECTION SHOULD BE READ ALONG WITH ORTEL'S HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 63.

                                  AT OR FOR                                      AT OR FOR
                             THE NINE MONTHS ENDED                              THE TWELVE
                                                                               MONTHS ENDED
                                                                                 APRIL 30,
                            JANUARY 30,   JANUARY 31,
                                2000         1999         1999         1998         1997       1996        1995
                                ----         ----         ----         ----         ----       ----        ----
                                              (Dollars in millions, except per share amounts)
INCOME STATEMENT DATA:
Revenues                         58           49           65            64          75          55          50
Operating income (loss)          (4)           1            0             7          18           5          11
Income from continuing
 operations                      (2)           1            2             7          14           4           7
Cumulative effect of
 accounting change               (1)           -            -             -           -           -           -
Loss from discontinued
 operations and disposal
 of discontinued
 operations, net of tax          (3)          (7)          (8)           (4)         (6)          (2)        (1)

Net income (loss)                (6)          (6)          (6)            3           8            2          6

Income (loss) per
 common share - basic:
  Income (loss) from
   continuing operations      (0.19)        0.12         0.17          0.56        1.24        0.36        0.74
  Cumulative effect of
   accounting change          (0.08)           -            -             -           -           -           -
  Discontinued operations     (0.26)       (0.59)       (0.68)         (0.32)     (0.51)       (0.15)     (0.12)
                               ----         ----         ----           ----       ----         ----       ----
  Net income (loss) per
   share                      (0.53)       (0.47)       (0.51)          0.24       0.73         0.21        0.62

Income (loss) per
 common share - diluted:
  Income (loss) from
   continuing operations      (0.19)        0.12         0.16          0.51        1.13        0.33        0.65
  Cumulative effect of
   accounting change          (0.08)           -            -             -           -           -           -
  Discontinued operations     (0.26)       (0.56)       (0.64)         (0.29)     (0.47)       (0.14)     (0.10)
                               ----         ----         ----           ----       ----         ----       ----
  Net income (loss) per
   share                      (0.53)       (0.44)       (0.48)          0.22       0.66         0.19        0.55
Dividends declared per
 common share                   N/A          N/A          N/A           N/A         N/A         N/A         N/A

BALANCE SHEET DATA:
Total assets                    100           88           89            90          91          77          74
Shareowners' equity              82           76           75            79          75          66          64
N/A -- Not applicable




                       RISK FACTORS RELATING TO THE MERGER

         In addition to the other information included and incorporated by reference in this proxy statement/prospectus, Ortel stockholders should consider carefully the matters described below in determining whether to adopt the merger agreement.

         - THE EXCHANGE RATIO FOR LUCENT COMMON STOCK TO BE RECEIVED IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK PRICE. Under the merger agreement, each share of Ortel common stock will be converted into the right to receive 3.1350 shares of Lucent common stock. This exchange ratio is fixed and will not be adjusted for any increase or decrease in the price of Lucent common stock or Ortel common stock. The prices of Lucent common stock and Ortel common stock at the closing of the merger may vary from their respective prices on the date of this proxy statement/prospectus and on the date of the special meeting. These prices may vary because of changes in the business, operations or prospects of Lucent or Ortel, the timing of the completion of the merger, the prospects of post-merger operations, general market and economic conditions and other factors. Because the date that the merger is completed may be later than the date of the special meeting, the prices of Lucent common stock and Ortel common stock on the date of the special meeting may not be indicative of their respective prices on the date the merger is completed. The Ortel board of directors urges Ortel stockholders to obtain current market quotations for Lucent common stock and Ortel common stock.

         - THE PRICE OF LUCENT COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF ORTEL COMMON STOCK. Upon completion of the merger, holders of Ortel common stock will become holders of Lucent common stock. Lucent's business differs from that of Ortel, and Lucent's results of operations, as well as the price of Lucent common stock, may be affected by factors different from those affecting Ortel's results of operations and the price of Ortel common stock. For a discussion of Lucent's and Ortel's businesses and certain factors to consider in connection with these businesses, see Lucent's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as amended, Lucent's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999, Lucent's Form 8-K, filed February 11, 2000 to restate financial results for the merger of Lucent and INS and the merger of Lucent and Excel, Lucent's Form 8-K filed March 1, 2000 and Ortel's Annual Report on Form 10-K for the fiscal year ended April 30, 1999, which are incorporated by reference in this proxy statement/prospectus.

                                  THE COMPANIES

ORTEL

         Ortel has been focused on developing fiber optic technology since the founding of the company in 1980. Ortel designs, develops and manufactures optoelectronic components used by communication system suppliers in the cable television and telecommunications industries. Ortel's technology, expertise and close working relationships with leading industry participants have allowed Ortel to become a leading supplier of optoelectronic components in the cable television industry and, more recently, have enabled Ortel to establish a presence in the telecommunications industry. Ortel's products include laser and photodiode chips, packaged lasers, transmitters and receivers. Ortel's products allow Ortel's customers to provide cable system operators and telecommunication service providers with communication systems that enable the transmission of optical signals over longer distances, with improved signal quality and higher bandwidth capacity.

         Ortel was incorporated in April 1980 under the laws of California and was reincorporated in October 1994 under the laws of Delaware. Additional information regarding Ortel is contained in Ortel's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 63.

LUCENT

         Lucent is one of the world's leading designers, developers and manufacturers of communications systems, software and products. Lucent is a global leader in the sale of public and private communications systems, supplying systems and software to most of the world's largest network operators and service providers. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent's research and development activities are conducted through Bell Laboratories, one of the world's foremost industrial research and development organizations.

         Lucent was incorporated in Delaware in November 1995. Lucent was a wholly owned subsidiary of AT&T prior to its initial public offering of common stock on April 10, 1996, and became completely separate from AT&T when the remaining shares of Lucent common stock held by AT&T were distributed to AT&T's stockholders on September 30, 1996. Additional information regarding Lucent is contained in Lucent's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 63.

RECENT DEVELOPMENTS

          On March 1, 2000, Lucent announced a plan to spin off its PBX, SYSTIMAX(R) structured cabling and LAN-based data businesses to its stockholders, forming a separate company that will focus directly and independently on the enterprise networking market. The spin-off is expected to be accomplished through a tax-free distribution of shares to Lucent's stockholders to be completed by the close of Lucent's fourth fiscal quarter of 2000, which ends on September 30. The new enterprise business will have approximately 34,000 employees worldwide and will operate independently from Lucent with its own brand, board of directors, management and research and development organizations. For additional information, please see Lucent's current report on Form 8-K filed March 1, 2000.

MATERIAL CONTRACTS BETWEEN LUCENT AND ORTEL

         On December 9, 1999, Ortel and Lucent entered into a commercial agreement. Under the terms of the agreement, Ortel will provide fully-qualified uncooled 980 nanometer pump laser chips to Lucent's Microelectronics Group for use in its Erbium doped fiber amplifier modules.

                               THE SPECIAL MEETING

         We are furnishing this proxy statement/prospectus to stockholders of Ortel as part of the solicitation of proxies by the Ortel board of directors for use at the special meeting.

DATE, TIME AND PLACE

         The special meeting will be held at                                   ,
at       a.m., local time, on                 , 2000.

PURPOSE OF SPECIAL MEETING

         At the special meeting, holders of Ortel common stock will be asked to adopt the merger agreement. The Ortel board of directors has determined that the merger is advisable and fair to, and in the best interests of, Ortel stockholders, has unanimously approved the merger agreement and the merger, and unanimously recommends that Ortel stockholders vote "FOR" adoption of the merger agreement.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

         Only holders of record of Ortel common stock at the close of business
on       , 2000, the record date, are entitled to notice of and to vote at the
special meeting. On the record date,         shares of Ortel common stock were
issued and outstanding and held by approximately       holders of record. A
quorum is present at the special meeting for purposes of the vote of the holders of Ortel common stock if a majority of the shares of Ortel common stock which are issued and outstanding and entitled to vote on the record date are represented in person or by proxy. Shares of Ortel common stock represented at the special meeting but not voting, including abstentions and broker non-votes, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. If a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Ortel common stock on the record date are entitled to one vote per share of common stock at the special meeting.

VOTES REQUIRED

         The affirmative vote of a majority of the shares of Ortel common stock is required to adopt the merger agreement. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

VOTING AGREEMENT

         On February 7, 2000, Sumitomo Osaka Cement entered into a voting agreement with Lucent pursuant to which it has agreed to vote the Ortel common stock it owns "FOR" adoption of the merger agreement. The voting agreement is attached as Annex D. On the record date, Sumitomo Osaka Cement owned and was
entitled to vote approximately   % of the outstanding shares of Ortel common
stock.

         On the record date, directors and executive officers of Ortel
beneficially owned approximately    % of the outstanding shares of Ortel common
stock. Each of the directors and executive officers of Ortel has advised Ortel that he intends to vote all shares of Ortel common stock over which he has or shares voting control "FOR" adoption of the merger agreement.

VOTING OF PROXIES

         All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT.

         Only shares voted for adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the merger agreement. If you abstain from voting or do not vote, either in person or by proxy, it will count as a vote against adoption of the merger agreement. Brokers who hold shares of Ortel common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. Those non-voted shares are referred to as broker non-votes and count as votes against adoption of the merger agreement.

         Ortel does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, the Ortel board of directors properly presents other matters, the persons named as proxies will vote on those other matters in accordance with their judgment. In addition, the persons named as proxies may propose and vote for one or more adjournments or postponements of the special meeting, including adjournments or postponements to permit further solicitation of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment or postponement.

REVOCABILITY OF PROXIES

         The grant of a proxy on the enclosed form of proxy does not preclude you from voting in person at the special meeting. You may revoke a proxy at any time prior to its exercise by:

         - filing with the secretary of Ortel, before the proxy is voted at the special meeting, a duly executed written notice of revocation of proxy which is dated later than the proxy

         - before the proxy is voted at the special meeting, submitting a duly executed later dated proxy to the secretary of Ortel or

         - voting in person at the special meeting, although attendance at the special meeting will not itself constitute revocation of a proxy.

         Any written notice of revocation or subsequent proxy should be sent to Ortel Corporation, 2015 West Chestnut Street, Alhambra, California 91803,
Attention: Secretary, or hand delivered to the Secretary of Ortel at or before the taking of the vote at the special meeting.



SOLICITATION OF PROXIES

         Ortel will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Ortel and its subsidiaries may solicit proxies from stockholders by telephone or other electronic means or in person. Ortel has retained the services of MacKenzie Partners to assist in the solicitation of proxies by Ortel. Ortel will pay $6,000, plus reimbursement of some out-of-pocket expenses, to MacKenzie Partners for its services. Ortel will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by those persons. Ortel will reimburse any of these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

         PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY. A transmittal form with instructions for the exchange of Ortel common stock certificates will be mailed to you as soon as practicable after completion of the merger.

                                   THE MERGER

         The following discussion summarizes the material terms of the merger, the merger agreement and the stock option agreement. We urge stockholders to read carefully the merger agreement and the stock option agreement which are attached as Annexes A and B to this proxy statement/prospectus.

BACKGROUND TO THE MERGER

         At the meeting of the Ortel board of directors in September 1999 and again in December 1999, the board discussed the ongoing consolidation in the optoelectronic components industry and the risks and opportunities that such consolidation presented for Ortel. The board discussed the benefits and risks of remaining independent in a consolidating industry and the risks and benefits of combining with a strategic partner. While, from time to time, Ortel had received inquiries of interest from various companies about possible business combinations, none of the inquiries had ever resulted in substantive discussions.

         On December 9, 1999, Lucent and Ortel entered into a commercial agreement pursuant to which Ortel agreed to supply Lucent with components for incorporation into one of Lucent's products. In connection with the negotiation of the commercial agreement, the management of the two companies discussed other potential business opportunities.

         In late December 1999, Lucent management began considering a possible business combination with Ortel.

         On January 5, 2000, a meeting was held among Terence Bentley, Director -- Corporate Development, Michael Bond, Business Development Vice President, Ettore J. Coringrato, Manager of Optoelectronics, Microelectronics and Communications Technologies, Daniel A. DiLeo, President of Optoelectronics, Microelectronics and Communications Technologies, all of Lucent, and Stephen R. Rizzone, Chairman of the Ortel board of directors, President and Chief Executive Officer, George B. Holmes, Vice President -- Worldwide Sales and Jeffrey S. Rittichier, Vice President -- Marketing, all of Ortel, to discuss a possible business combination between the two companies.

         From January 7 through January 17, 2000, in a series of telephone conferences, Mr. Bentley and Mr. Rizzone continued to discuss a possible combination between the two companies, including a process for the exchange of information about each company and the receipt of necessary internal approvals. On January 10, 2000, Lucent and Ortel entered into a confidentiality agreement for the exchange of information which contained customary terms and conditions.

         At a telephonic meeting of the Ortel board of directors on January 10, 2000, Mr. Rizzone informed the board of his conversations with the representatives of Lucent as well as of his discussions with the representatives of another company which had indicated an interest in a business combination with Ortel. The board discussed in general the merits of a business combination given the current business environment. The board also discussed whether it was in the best interests of Ortel for management to divert any of its attention from executing Ortel's strategic plan to pursue discussions with Lucent or any other company. After discussion, the board determined that it would be in Ortel's best interests for management to continue its current discussions regarding the two possible business combinations. In addition, the board authorized management to engage SoundView Technology Group, Inc. as a financial advisor to Ortel (a) to solicit indications of interest in a possible business combination from selected other companies and (b) to assist Ortel in the current and any resulting discussions or negotiations.

         Based in part on conversations with SoundView and earlier contacts he had with other companies, on January 12, 2000, Mr. Rizzone traveled to northern California for separate meetings with executives of three companies which had indicated they potentially would be interested in a business combination with Ortel. Later in the week, representatives of two of these companies contacted Mr. Rizzone and indicated that they had no current interest in pursuing a business combination. Representatives of the third company, which Ortel had previously had conversations with, exchanged information with and continued discussions with Ortel until early February when that company indicated that it was not willing to pursue a business combination on terms that Ortel believed were at least comparable to those being negotiated with Lucent.

         On January 13, 2000, Ortel formally retained SoundView to provide financial advisory services in connection with Ortel's interest in pursuing a business combination.

         From January 18 through January 21, 2000, Mr. Bentley discussed with Mr. Rizzone and Roger Hay, Vice President -- Finance and Chief Financial Officer of Ortel, the exchange of information between the two companies.

         On January 19, 2000, Lucent obtained preliminary approval from the office of the Chief Executive Officer to continue discussions with Ortel.

         On January 20, 2000, Mr. Rizzone, Mr. Hay, Mr. Bentley and Mr. Bond had a telephonic meeting. During the meeting, Mr. Bentley and Mr. Bond informed Mr. Rizzone and Mr. Hay of Lucent's further interest in pursuing a business combination of the two companies. During the discussion, Lucent proposed various principal terms of such a transaction, including:

         - Lucent's requirement that any transaction be an "at market" transaction

         - the anticipation that the transaction would be treated as a tax-free reorganization

         - Lucent's preference that the transaction be accounted for as a purchase and

         - Ortel's granting of a stock option to Lucent to acquire an amount of Ortel common stock equal to 19.9% of the outstanding common stock.

         On January 21, 2000, the Ortel board of directors held a telephonic meeting at which Mr. Rizzone reviewed the progress of discussions since the previous telephonic board meeting. After discussion, the board authorized Ortel management to continue pursuing discussions of a business combination with Lucent and to provide Lucent with more detailed information about Ortel.

         From January 24 through January 28, 2000, Mr. Bentley and Mr. Rizzone discussed certain material terms of a possible business combination, including the vesting of stock options held by senior management, certain compensation payable to Mr. Rizzone upon completion of the business combination and certain non-competition and non-disclosure agreements for certain Ortel officers.

         On January 25 and 26, 2000, representatives of Lucent, including Lucent's financial and legal advisors, conducted due diligence at the offices of Latham & Watkins, counsel to Ortel, in Costa Mesa, California regarding the businesses and operations of Ortel.

         On January 25, 2000, the Ortel board of directors held a telephonic meeting to discuss the status of the ongoing discussions. During the meeting, Mr. Rizzone updated the board concerning the due diligence process and the discussions that Ortel management had had with Lucent regarding the principal terms of a transaction.

         On January 27, 2000, Mr. Bentley and Mr. Hay discussed certain accounting and financial information relating to Lucent and Ortel.

         On January 29, 2000, representatives of Lucent and Ortel discussed the terms of the proposed transaction and the findings from the due diligence conducted by Lucent.

         On January 31, 2000, the Ortel board of directors held another telephonic meeting to discuss the status of the ongoing discussions. Mr. Rizzone informed the board that Lucent had reiterated its interest in pursuing a transaction at the market value of Ortel common stock, as Lucent management indicated that it considered the current market price of Ortel common stock to already reflect a premium. Paul Mejean of SoundView indicated to the board that he believed that Lucent would submit a final proposal by the end of the week.

         Mr. Bond and Mr. Bentley of Lucent, Mr. Rizzone of Ortel and Mr. Mejean of SoundView held numerous telephone conferences from January 31 through February 5, 2000 to discuss the terms and conditions of a possible business combination. On January 31, 2000, Lucent's legal advisors submitted a proposed merger agreement to Ortel's legal counsel. From January 31 through February 6, 2000, Ortel management and their financial and legal advisors conducted due diligence concerning Lucent.

         On February 2, 2000, the Ortel board of directors held a special meeting in Pasadena, California. During the meeting, Mr. Rizzone described the offer to acquire Ortel submitted by Lucent and Ortel's legal counsel described the status of the negotiation of the merger agreement. The offer reflected Lucent's intention to pursue an "at market" transaction. After much discussion, the board authorized management to continue negotiations but directed that the terms on which the board could accept an "at market" offer would have to be consistent with the exercise of its fiduciary duties to Ortel stockholders.

         On February 4, 2000, the Ortel board of directors again held a telephonic meeting to discuss the potential transaction with Lucent. At the meeting, Mr. Rizzone updated the board concerning the negotiations with Lucent. Ortel's legal counsel reported on the negotiation of the proposed merger agreement.

         From February 4 through February 6, 2000, representatives of Lucent and Ortel, together with their financial and legal advisors, held numerous conference calls to discuss and negotiate the terms and conditions of the merger agreement, the stock option agreement and other transaction related documents.

         On February 6, 2000 the Ortel board of directors held a special meeting in Pasadena, California to discuss the final terms of Lucent's proposal to acquire Ortel. Prior to the meeting, each board member received a draft copy of the proposed merger agreement and certain publicly available financial information about Lucent and the proposed merger. At the meeting, Ortel management and legal and financial advisors of Ortel reviewed with the board:

         - the strategic rationale for, and financial analyses relating to, the proposed merger

         - the potential benefits and risks of the transaction with Lucent and

         - the principal terms of the merger agreement and related documents.

         In addition, at the meeting SoundView provided its opinion that the exchange ratio was fair, from a financial point of view, to the Ortel stockholders. Following lengthy discussion, the Ortel board of directors determined that the proposed merger was advisable and unanimously approved the merger agreement and stock option agreement, and unanimously resolved to recommend that the Ortel stockholders adopt the merger agreement.

         On the morning of February 7, 2000, the Lucent board of directors met by telephone conference call to consider the terms of the merger and the definitive agreements, and, after deliberation, approved the merger agreement and the stock option agreement with Ortel and the voting agreement with Sumitomo Osaka Cement.

         The merger agreement, the stock option agreement, the voting agreement between Lucent and Sumitomo Osaka Cement, and the letter agreement between Lucent and Ortel regarding senior management were signed by the parties on the morning of February 7, 2000, and prior to the commencement of trading, Lucent and Ortel issued a joint press release announcing the execution of the merger agreement.

REASONS FOR THE MERGER

         In reaching its decision to approve the merger agreement and the merger and to recommend adoption of the merger agreement by Ortel stockholders, the Ortel board of directors consulted with Ortel management, as well as its financial and legal advisors, and independently considered the proposed merger agreement and the transactions contemplated by the merger agreement. In unanimously approving the merger agreement and the merger, the Ortel board of directors considered a number of factors, including all the following:

         -        current industry, market and economic conditions

         - the ongoing consolidation in the telecommunications equipment sector generally

         - the belief that a business combination with Lucent presents improved business prospects as compared to remaining independent

         - the potential to expand Ortel's international presence and to accelerate the development of relationships with communication system suppliers in the data communications and telecommunications industries through Lucent's established relationships, sales and marketing resources and distribution channels

         - the potential to accelerate the development of Ortel's products in the future and to offer its customers more complete end-to-end solutions by leveraging Lucent's technology, expertise and products

         - the ability to expand Ortel's sales and marketing infrastructure by leveraging Lucent's extensive sales and marketing resources, which Ortel management believes will provide Ortel with opportunities to develop relationships with additional communication system suppliers

         - the ability to expand Ortel's customer base and reduce Ortel's reliance upon key customers

         - the complementary nature of Ortel's and Lucent's product offerings across a range of products

         - Ortel's business, assets, management, competitive position, operating performance, trading performance and prospects, including Ortel's prospects if Ortel were to continue as an independent company

         - Lucent's business, financial conditions, results of operations, assets, management, competitive position, operating performance, trading performance and prospects and

         - Lucent's financial condition after the transaction, including its market capitalization, revenues, profits and earnings per share.

         In the course of deliberations, the Ortel board of directors also considered a number of additional factors relevant to the merger, including:

         - the possibility of strategic alternatives to the merger for enhancing long-term stockholder value, including soliciting offers from other companies

         -        the exchange ratio

         - the market price of Ortel common stock over the last several years and the potential for an increase and decrease in the market price of Ortel common stock in the future

         - the market price of Lucent common stock over the last several years and the anticipated relative stability of Lucent common stock

         - the potential for improved trading liquidity for Ortel stockholders

         - the opinion of SoundView that, as of the date of the merger agreement and subject to the considerations set forth in the opinion, the exchange ratio is fair to Ortel stockholders from a financial point of view

         - the terms and conditions of the merger agreement, including termination fees, the grant of a stock option to Lucent and closing conditions

         - the expected qualification of the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code

         - the transaction being accounted for as a purchase rather than as a pooling of interests which will result in Lucent incurring substantial charges to earnings over the next several years

         - the impact of the merger on Ortel's customers, suppliers and employees

         - the likelihood of the merger being approved by the appropriate regulatory authorities

         -        the likelihood that the merger would be completed and

         - the effect of the public announcement of the merger on the market price of Ortel common stock and Lucent common stock.

         The Ortel board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

         - the risk that, despite Ortel's and Lucent's efforts after the merger, the combined company may lose key personnel

         - the risk that a significant number of Ortel's customers and suppliers might cease doing business with Ortel after the merger

         - the difficulty of managing operations in the different geographic locations in which Ortel and Lucent operate and

         - the risk that the potential benefits of the merger might not be fully realized.

         The Ortel board of directors determined that these risks were unlikely to occur, that Ortel and Lucent could avoid or mitigate these and other risks, and that, overall, these risks were outweighed by the potential benefits of the merger.

         The above discussion of the factors considered by the Ortel board of directors in making its decision is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Ortel board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Ortel board of directors may have given different weight to different factors.

RECOMMENDATION OF THE ORTEL BOARD OF DIRECTORS

         After careful consideration, the Ortel board of directors unanimously determined that the terms of the merger agreement and the merger are advisable and fair to, and in the best interests of, Ortel and its stockholders and has unanimously approved the merger agreement and the merger. The Ortel board of directors unanimously recommends that the Ortel stockholders vote "FOR" the adoption of the merger agreement.

FAIRNESS OPINION OF SOUNDVIEW TECHNOLOGY GROUP, INC.

         SoundView Technology Group, Inc. was retained by the Ortel board of directors to render an opinion as to whether the exchange ratio is fair, from a financial point of view, to the holders of the outstanding shares of Ortel common stock.

         At a meeting of the Ortel board of directors on February 6, 2000, SoundView delivered its written opinion to the Ortel board of directors to the effect that, as of such date, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions made, matters considered and limits of review set forth therein, the exchange ratio was fair, from a financial point of view, to the holders of the outstanding shares of Ortel common stock.

         The full text of the written opinion of SoundView, dated February 6, 2000, including, among other things, the assumptions made, matters considered, and the scope and limitations of the review undertaken and procedures followed by SoundView in rendering its opinion, is included in Annex C to this proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of SoundView set forth below does not purport to be a complete description of the analysis performed by SoundView in connection with rendering the opinion and is qualified in its entirety by reference to the full text of the opinion. Ortel stockholders are urged to read carefully the written opinion of SoundView in its entirety.

         SoundView's opinion is directed only to the fairness of the exchange ratio, from a financial point of view, to the holders of the outstanding shares of Ortel common stock. SoundView's opinion was expressly intended for the benefit and use of the Ortel board of directors in its consideration of the merger and is not intended to be and does not constitute a recommendation to the Ortel board of directors or any Ortel stockholder as to how such stockholder should vote with respect to the proposed merger.

         In connection with rendering its opinion, SoundView, among other things:

         - reviewed the draft merger agreement and the specific terms of the merger set forth therein, and assumed that the merger agreement would not vary in any regard that is material to SoundView's analysis

         - reviewed Ortel's financial and operating information for the three-year period ended April 30, 1999 and the six-month period ended October 31, 1999

         - reviewed Lucent's financial and operating information for the three-year period ended December 31, 1999

         - reviewed certain financial and operating information regarding the businesses, operations and prospects of Ortel, including forecasts and projections, provided to SoundView by Ortel management

         - reviewed certain financial and operating information regarding the businesses, operations and prospects of Lucent, including forecasts and projections, published and disseminated by stock market research analysts who follow Lucent (internal financial forecasts and projections prepared by Lucent were not made available for SoundView's review)

         - reviewed certain publicly available financial information concerning certain other companies SoundView deemed to be reasonably similar to Ortel and Lucent and the trading markets for these companies' securities

         - reviewed the financial terms of the merger and compared them with the financial terms, to the extent publicly available, of certain recent mergers and acquisitions that SoundView deemed relevant and

         - performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors as SoundView deemed, in its sole judgment, to be necessary, appropriate or relevant to render its opinion.

         SoundView also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. SoundView's opinion is necessarily based on economic, market, financial and other conditions as in effect on, and the information available to it as of February 6, 2000. Subsequent developments may affect SoundView's opinion, and SoundView does not have any obligation to update, revise or reaffirm its opinion.

         In arriving at its opinion, SoundView did not make, obtain or assume any responsibility for any independent evaluation or appraisal of the properties and facilities or of the assets and liabilities (contingent or otherwise) of either Ortel or Lucent. SoundView relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by it in arriving at its opinion, and did not attempt independently to verify, or undertake any obligation to verify, such information. SoundView also relied upon the assurances of the management of Ortel that it was not aware of any facts that would make such information inaccurate or misleading. In addition SoundView assumed that the forecasts and projections provided to it by Ortel represented the best currently available estimates and judgments of Ortel's management as to the future financial condition and results of operations of Ortel and assumed that such forecasts and projections were reasonably prepared based on such currently available estimates and judgments. SoundView assumed no responsibility for and expressed no view as to such forecasts and projections or the assumptions on which they were based.

         SoundView did not express any view as to the price at which Lucent common stock will trade prior to or subsequent to the closing of the merger. Its opinion did not constitute a recommendation of the merger over any other alternative transactions which may have been available to Ortel and did not address the underlying business decision of the Ortel board of directors to proceed with or effect the merger.

         In accordance with customary investment banking practice, SoundView employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by SoundView in connection with rendering its opinion.

         COMPARABLE PUBLICLY TRADED COMPANIES ANALYSES

         ORTEL. Using publicly available information, SoundView compared certain financial, market and operating information of selected publicly traded photonic component manufacturers that were, in SoundView's judgment, similar to Ortel. The companies analyzed by SoundView in connection with this analysis were:

         -        Finisar Corporation

         -        Harmonic, Inc.

         -        JDS Uniphase Corporation and

         -        SDL, Inc.

         For each of the selected companies, SoundView calculated a multiple of market capitalization to projected calendar 2000 and 2001 revenues. SoundView also calculated the 2000 and 2001 revenue growth rate for each of the selected companies. The results of this analysis were as follows:

                                                                              Ortel Comparable Companies
                                                             Ortel(1)     Low         Mean         Median           High
                                                             ------       ---         ----         ------           ----
Market Capitalization / 2000 Revenue (Projected)             23.9 x      13.6 x       31.9 x        34.0 x          46.0 x
                 2000 Revenue Growth Rate                    48.0%       45.7%        66.5%         61.2%           97.7%
Market Capitalization / 2001 Revenue (Projected)             16.0 x      10.9 x       21.7 x        22.8 x          30.3 x
                 2001 Revenue Growth Rate                    49.4%       24.8%        43.8%         48.8%           53.0%

(1) Market capitalization computed based on closing prices of the applicable companies' common stock on February 4, 2000.

         LUCENT. Using publicly available information, SoundView analyzed certain financial, market and operating information of selected publicly traded telecommunications companies that were, in SoundView's judgment, similar to Lucent. The companies analyzed by SoundView in connection with this analysis were:

-        Alcatel

-        Ciena Corporation

-        Cisco Systems, Inc.

-        Nortel Networks Corporation and

-        Tellabs, Inc.

         For each of the selected companies, SoundView calculated a multiple of market capitalization to projected calendar 2000 and 2001 revenues. The results of this analysis were as follows:



                                                                             Lucent Comparable Companies
                                                                             ---------------------------
                                                                 Lucent(1)   Low      Mean      Median       High
                                                                 -------     ---      ----      ------       ----
Market Capitalization / 2000 Revenue (Projected) (2)             4.1 x      1.8 x     10.0 x    8.0 x        20.1 x

Market Capitalization / 2001 Revenue (Projected) (2)             3.4 x      1.8 x      7.9 x     7.5 x       14.7 x


 (1)  Revenues are for the calendar years ended December 31.
 (2) Market capitalization computed based on closing prices of the applicable companies' common stock on February 4, 2000.

         COMPARABLE TRANSACTIONS ANALYSIS

         Using publicly available information, SoundView analyzed the purchase prices and multiples paid in seven selected merger and acquisition transactions announced between January 28, 1999 and January 17, 2000 involving photonic component manufacturers that, in SoundView's judgment, were generally comparable to the business of Ortel. The transactions analyzed by SoundView in connection with this analysis were:

               Acquiror                                 Target

        JDS Uniphase Corporation                  E-TEK Dynamics, Inc.

          Corning Incorporated                    Oak Industries Inc.

        JDS Uniphase Corporation            Optical Coating Laboratory, Inc.

               SDL, Inc.                         IOC International plc

          Uniphase Corporation                       JDS Fitel Inc.

         For each of the target companies in the selected transactions, SoundView calculated a multiple of equity value to last twelve months, or LTM, revenue and LTM net income, respectively, and a multiple of equity value to one-year forward revenues and net income, respectively, as of the date the transaction was announced. The results of this analysis were as follows:

                                                               Comparable Transactions
                                                               -----------------------
                                               Ortel        Low           Mean         Median        High
                                               -----        ---           ----         ------        ----
Equity Value (1) / LTM Revenue                 35.4 x      3.5 x         18.3 x       8.3 x         63.9 x

Equity Value (1) / LTM Net Income              NM          38.8 x        141.6 x      91.6 x        344.5 x

Equity Value (1) / One-Year Revenue (2)        23.9 x      2.9 x         13.0 x       5.9 x         37.4 x

Equity Value (1) / One-Year Net Income (3)     338.8 x     27.5 x        102.1 x      56.5 x        267.8 x

  (1) Equity value for this transaction was computed based on the closing price of Ortel common stock on February 4, 2000 and the average price of Lucent common stock during the three-trading day period preceding February 4, 2000. Equity value for each of the comparable transactions was computed based on the price per share consideration paid in the applicable transaction and the applicable target company's outstanding number of fully-diluted shares at the announcement date calculated using the treasury stock method.

  (2) Equity value divided by projected revenue for the one-year period after the applicable announcement date.

  (3) Equity value divided by projected net income for the one-year period after the applicable announcement date.

                  SoundView noted that no company or transaction used in the foregoing analysis is directly comparable to Ortel or the merger. SoundView also noted that none of these transactions took place under market conditions or competitive conditions or circumstances that, as of the date of SoundView's opinion, were directly comparable to the merger. Accordingly, SoundView did not rely solely on the mathematical results of the analysis, but also made qualitative judgments concerning the differences in financial and operating characteristics of these companies and transactions and other factors and issues that could affect the value of the companies or transactions to which Ortel or the merger are being compared.

         CONTRIBUTION ANALYSIS

         SoundView analyzed Ortel's contribution to the projected operating performance of Lucent. SoundView calculated the percentage of Ortel's contribution to Lucent's pro forma projected 2000 and 2001 revenue, operating income and net income, respectively. The results of this analysis were as follows:

                           Pro Forma Calendar Year 2000E               Pro Forma Calendar Year 2001E
                           -----------------------------               -----------------------------
                                         Operating      Net                     Operating        Net
                           Revenue       Income         Income      Revenue      Income         Income
                           -------       ------         ------      -------      ------         ------

Ortel Contribution         0.2%          0.1%           0.2%           0.3%         0.3%           0.3%


                  Based on the exchange ratio and the number of outstanding shares of Lucent common stock on a fully-diluted basis as of February 4, 2000, the holders of the shares of Ortel common stock will, upon consummation of the merger, own approximately 1.4% of the outstanding shares of Lucent common stock on a fully-diluted basis giving effect to the merger.

         IMPLIED EXCHANGE RATIO ANALYSIS

         SoundView calculated implied exchange ratios using an implied market capitalization of Ortel. SoundView applied the multiples of projected 2000 revenue and net income, respectively, from the comparable transactions analysis to Ortel's projected 2000 revenue and net income. SoundView also applied the multiples of projected 2000 revenue and net income, respectively, from the comparable companies analysis for Ortel. SoundView then adjusted the multiples of projected 2000 revenue and net income, respectively, from the comparable companies analysis for Ortel's 2000 revenue growth rate. SoundView calculated a range of implied exchange ratios based on the average closing price of Lucent common stock during the three trading days preceding February 4, 2000. Based on calendar 2000 revenue multiples, the analysis implied an exchange ratio range of
1.67 to 4.11. Based on calendar 2000 net income multiples, the analysis implied an exchange ratio range of 0.93 to 2.07.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. While the foregoing summary describes all material analyses and factors considered by SoundView in rendering its opinion, the summary does not purport to be a complete description of SoundView's analyses. SoundView believes that its analyses and summaries should be considered as a whole, and that selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying SoundView's opinion. In arriving at its fairness determination, SoundView considered the results of all of its analyses as a whole and did not attribute particular weight to any analysis or factor. As noted above, no company or transaction used in any of the foregoing analyses as a comparison is directly comparable to Ortel or Lucent or the contemplated transaction.

         These analyses were prepared solely for purposes of SoundView's providing its opinion to the Ortel board of directors as to the fairness from a financial point of view of the exchange ratio to the holders of the outstanding shares of Ortel common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Ortel, Lucent, SoundView nor any other person assumes responsibility if future results are materially different from those forecast. As described above, SoundView's opinion to the Ortel board of directors was one of many factors taken into consideration by the board of directors of Ortel in making its determination to approve the merger agreement.

         SoundView is a nationally recognized investment banking firm. As part of its investment banking services, SoundView is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of securities, private placements and valuations for corporate and other purposes. SoundView was retained by the Ortel board of directors to act as its financial advisor in connection with the merger based upon SoundView's experience as a financial advisor in mergers and acquisitions, as well as SoundView's familiarity with the photonic component and telecommunications industries.

         Except as described above, SoundView has not rendered material financial advisory or investment banking services to Ortel or to Lucent during the last three years. In the ordinary course of its business, SoundView may actively trade the securities of Lucent or Ortel for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

         Pursuant to a letter agreement dated January 13, 2000, as amended, Ortel engaged SoundView to render its opinion in connection with the merger. Pursuant to the terms of the letter agreement, Ortel has agreed to pay SoundView a fee equal to $3 million. Ortel has also agreed to reimburse SoundView for its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, and to indemnify SoundView against certain liabilities, including liabilities under the federal securities laws. The Securities and Exchange Commission has taken the position that such indemnification under the federal securities laws may not be enforceable if it is found to be against public policy.

INTERESTS OF ORTEL'S DIRECTORS AND MANAGEMENT IN THE MERGER

         In considering the recommendation of the Ortel board of directors in favor of the merger, you should be aware that certain directors and executive officers of Ortel have interests in the merger that are different from, or in addition to, the interests of Ortel stockholders. These interests relate to or arise from, among other things:

         - the continued indemnification of current directors and officers of Ortel pursuant to the merger agreement

         - the retention of certain officers of Ortel as employees or consultants of Lucent

         - directors and employees with stock options to acquire Ortel common stock will have these options converted to stock options to acquire Lucent common stock pursuant to the merger agreement and options held by Ortel's directors and certain executive officers will become or under certain circumstances may become fully vested as a result of the merger

         - certain officers are parties to employment agreements that provide for severance payments and the acceleration of stock options if they are terminated by Ortel or resign for "good reason" (including a substantial reduction in responsibilities) following a "change in control," such as the merger, and

         - a letter agreement among Ortel, Lucent and Stephen R. Rizzone relating to special payments to Mr. Rizzone and other Ortel employees upon completion of the merger.

         These interests are described below, and except as described below those persons have, to the knowledge of Lucent and Ortel, no material interest in the merger apart from those of stockholders generally. The Ortel board of directors was aware of, and considered the interests of, its directors and executive officers in approving the merger agreement and the merger.

         INDEMNIFICATION AND INSURANCE

         The merger agreement provides that all rights of indemnification from liabilities existing in favor of the current and former directors or officers of Ortel and its subsidiaries as provided in Ortel's respective certificate of incorporation and by-laws and certain indemnification agreements of Ortel will be assumed by the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms after the merger. Lucent will maintain for six years after the merger directors' and officers' liability insurance for acts or omissions which occur prior to the merger for those directors and officers who were, as of the date of the merger agreement, covered by Ortel's directors' and officers' liability insurance policy, on terms no less advantageous than those in effect on the date of the merger agreement. Lucent's obligation to provide this insurance coverage is subject to a cap of 200% of the current annual premium paid by Ortel for its existing insurance coverage. If Lucent cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, Lucent is required to maintain only that amount of insurance coverage which can be obtained by paying an annual premium equal to the 200% cap.

         ORTEL EXECUTIVE OFFICERS

         Most of Ortel's current executive officers are expected to be retained as employees of or consultants to Lucent after the merger.

         The merger agreement provides that all stock options to acquire Ortel common stock will be assumed by Lucent. As a result, each stock option to acquire Ortel common stock held by Ortel's directors and executive officers will be converted to a stock option to acquire Lucent common stock. In addition, each of the stock options held by Ortel's directors, including Mr. Rizzone, will become fully vested and exercisable upon completion of the merger. In the
aggregate, options covering     shares of Ortel common stock held by Ortel's
directors and executive officers will become fully vested and exercisable as a result of the merger. In addition, the stock options held by some of Ortel's other officers will also become fully vested and exercisable under certain circumstances as a result of the merger as set forth in agreements they have with Ortel.

         Some of Ortel's executive officers may also be entitled to severance payments if they are terminated by Ortel or resign for "good reason" following a "change in control," such as the merger.

         EMPLOYEE BENEFITS

         Lucent has agreed to provide employee benefit plans, programs and arrangements to those individuals who will continue to be employees of Ortel after the merger that are the same as those made generally available to non-represented employees of Lucent hired after December 31, 1999. These benefits will be made available as soon as practicable after the merger. Until these benefits are made available, Lucent has agreed that it will provide the same benefits that were provided to employees of Ortel on February 7, 2000.

         With respect to each Lucent benefit in which Ortel employees subsequently participate, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with Ortel will be treated as service with Lucent. This service will also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Lucent benefit plan will waive pre-existing condition limitations to the extent waived under the applicable Ortel benefit plan. Ortel's employees will receive credit under each Lucent benefit plan for amounts paid under a corresponding Ortel benefit plan during the same benefit period for purposes of applying deductibles, co-payments and out-of-pocket maximums.

         SPECIAL PAYMENTS

         Ortel has agreed to pay Mr. Rizzone up to $15 million if the merger is completed. Of this amount, Ortel will pay up to $9 million to Mr. Rizzone upon completion of the merger as consideration for Mr. Rizzone entering into a non-competition and non-disclosure agreement having a term of five years and $6 million pursuant to an agreement having a term of three years related to Mr. Rizzone's continued employment with Lucent and, if such employment is terminated, for Mr. Rizzone's consulting services.

         In addition, Ortel has agreed to pay an aggregate of $4.5 million upon the completion of the merger to employees of Ortel designated by Mr. Rizzone. Ortel management anticipates entering into separate letter agreements with some of these employees before the closing of the merger. The letter agreement also provides that in the event Nadav Bar-Chaim, Hank Blauvelt, Sandra Caraveo, John Dessel, George Holmes, George Pontiakos, Jeff Rittichier or Jeff Schlageter (each of whom is currently an officer of Ortel) are terminated by Ortel other than for cause within one year of the completion of the merger, all unvested options held by the terminated employee at that time will become fully exercisable.

STOCK OPTIONS

         Under the merger agreement, at the effective time of the merger, Lucent will assume each stock option plan of Ortel and all stock options and agreements granted under those plans and agreements to acquire shares of Ortel common stock. Each stock option outstanding at the effective time will be converted into a stock option to acquire Lucent common stock on the same terms and conditions. The number of shares of Lucent common stock to be subject to any option will be equal to the number of shares of Ortel common stock subject to that Ortel option multiplied by the 3.1350 exchange ratio and rounded down to the nearest whole share. The exercise price per share of Lucent common stock under any option will be equal to the exercise price per share of Ortel common stock subject to that Ortel option divided by the 3.1350 exchange ratio, rounded to the nearest one hundredth of a cent. As of February 7, 2000, the number of shares of Ortel common stock reserved for issuance pursuant to outstanding Ortel stock options under the plans was 4,203,226.

         In the case of any assumed stock option that is an incentive stock option under Section 422 of the Internal Revenue Code, the option price and the number of shares of Lucent common stock purchasable pursuant to that option will be further adjusted, if necessary, to preserve the status of the option as an incentive stock option. Prior to the merger, Lucent will take all necessary actions to assume the Ortel stock option plans and agreements, and list the shares issuable under those stock options on the New York Stock Exchange. As soon as practicable following the effective time of the merger, Lucent will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of Lucent common stock subject to the assumed Ortel stock options. The registration statement will be kept effective (and the current status of the prospectus or prospectuses required by that registration statement shall be maintained) for so long as any assumed Ortel options remain outstanding.

ACCOUNTING TREATMENT

         The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Lucent expects a significant portion of the purchase price to be allocated to goodwill and other intangible assets. The merger is also expected to result in a charge against Lucent's earnings for in-process research and development.

FORM OF THE MERGER

         Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Solara Acquisition Inc., a wholly owned subsidiary of Lucent, will merge with and into Ortel. Ortel will survive the merger and become a wholly owned subsidiary of Lucent. Ortel will continue operations under the name "Ortel Corporation."

MERGER CONSIDERATION

         At the effective time of the merger, each outstanding share of Ortel common stock will be converted into the right to receive 3.1350 shares of Lucent common stock, except that treasury stock and stock held by Solara Acquisition or Lucent will be canceled. Stockholders will receive cash for any fractional share that they would otherwise receive in the merger. As of the effective time of the merger, all shares of Ortel common stock will no longer be outstanding and will automatically be canceled. At that time, each holder of a certificate representing shares of Ortel common stock will cease to have any rights as a stockholder except the right to receive Lucent common stock and the right to receive cash for any fractional share of Lucent common stock. The exchange ratio was determined through arm's-length negotiations between Lucent and Ortel.

         Based on the number of outstanding shares of Lucent common stock and Ortel common stock as of the record date, the holders of Ortel common stock
immediately prior to the merger would own approximately    % of the outstanding
shares of Lucent common stock immediately after the merger. After the merger, each outstanding option to purchase Ortel common stock will be converted into an option to purchase shares of Lucent common stock.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

         The conversion of Ortel common stock into the right to receive Lucent common stock will occur automatically at the effective time of the merger. As soon as practicable after the merger, The Bank of New York, the exchange agent, will send a transmittal letter to each former Ortel stockholder. The transmittal letter will contain instructions for obtaining shares of Lucent common stock in exchange for shares of Ortel common stock. PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

         After the merger, each certificate that previously represented shares of Ortel common stock will represent only the right to receive the Lucent common stock into which those shares were converted in the merger and the right to receive cash for any fractional share of Lucent common stock as described below.

         Until holders of certificates previously representing Ortel common stock have surrendered those certificates to the exchange agent for exchange, holders will not receive dividends or distributions on the Lucent common stock into which those shares have been converted with a record date after the merger, and will not receive cash for any fractional share of Lucent common stock. When holders surrender those certificates, they will receive any unpaid dividends and any cash for any fractional share of Lucent common stock without interest.

         In the event of a transfer of ownership of Ortel common stock which is not registered in the records of Ortel's transfer agent, a certificate representing the proper number of shares of Lucent common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if:

         - that certificate is properly endorsed and otherwise is in proper form for transfer and

         - the person requesting the issuance (1) pays to the exchange agent any transfer or other taxes resulting from the issuance of shares of Lucent common stock in a name other than that on the surrendered certificate, or (2) establishes to the satisfaction of the exchange agent that any tax has been paid or is not applicable.

         All shares of Lucent common stock issued upon conversion of shares of Ortel common stock, including any cash paid for any fractional share of Lucent common stock, will be issued in full satisfaction of all rights relating to those shares of Ortel common stock.

         No fractional share of Lucent common stock will be issued to any Ortel stockholder upon surrender for exchange of certificates previously representing Ortel common stock. In lieu of any fractional share, the stockholder will receive cash equal to the product obtained by multiplying (1) the closing price for a share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape on the date immediately preceding the date on which the merger is completed by (2) the fractional share to which the stockholder would otherwise be entitled.

EFFECTIVE TIME OF THE MERGER

         The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as stated in the certificate of merger or agreed upon by Lucent and Ortel. The filing of the certificate of merger will occur at the time of the closing of the merger.

STOCK EXCHANGE LISTING OF LUCENT COMMON STOCK

         It is a condition to the completion of the merger that Lucent common stock issued to Ortel stockholders in the merger be authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF ORTEL COMMON STOCK

         If the merger is completed, Ortel common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following summary of the material United States federal income tax consequences of the merger to the holders of Ortel common stock who hold their Ortel common stock as a capital asset is based upon current provisions of the Internal Revenue Code of 1986, as amended, currently applicable Treasury regulations and judicial and administrative rulings and decisions as of the date hereof. The following summary is not binding on the Internal Revenue Service, or the IRS, and no rulings have been or will be sought from the IRS regarding any matters relating to the merger. In addition, legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements set forth herein, possibly on a retroactive basis. The summary does not purport to deal with all aspects of the federal income taxation that may be relevant to particular holders of Ortel common stock in light of their individual circumstances, nor with certain types of holders who are subject to special treatment under the federal income tax laws (e.g., tax-exempt organizations; insurance companies; financial institutions; broker-dealers; persons who hold such stock as part of a hedge, appreciated financial position, straddle or conversion transaction; holders whose functional currency is not the U.S. dollar; holders who acquired their stock pursuant to the exercise of employee stock options or otherwise as compensation; and holders who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts for United States federal income tax purposes). Also, the summary assumes that each holder holds his or her shares of Ortel common stock as capital assets. Finally, no foreign, state or local tax considerations are addressed herein. CONSEQUENTLY, EACH HOLDER OF ORTEL COMMON STOCK IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE MERGER IN LIGHT OF EACH SUCH HOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         Completion of the merger is conditioned upon, among other things, the receipt by Ortel and Lucent of tax opinions of Latham & Watkins and Sidley & Austin, respectively, each dated as of the closing date, to the effect that the merger will qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. These opinions will be based on customary assumptions and representations made by Ortel, the acquisition subsidiary, and Lucent. An opinion of counsel represents counsel's best legal judgment and is not binding on the IRS or any court.

         CONSEQUENCES OF THE MERGER

         Provided that the merger qualifies as a reorganization, and based on the above assumptions and qualifications, the merger will generally result in the following federal income tax consequences:

         - no gain or loss will be recognized by Ortel or Lucent solely as a result of the merger

         - no gain or loss will be recognized by Ortel's stockholders who exchange their Ortel common stock solely for Lucent common stock (except to the extent of cash received in lieu of fractional shares)

         - the holding period of Lucent common stock received will include the holding period of shares of Ortel common stock surrendered in the merger

         - the aggregate tax basis of Lucent common stock received by Ortel stockholders who exchange all of their Ortel common stock for Lucent common stock in the merger will be the same as the aggregate tax basis of Ortel common stock surrendered in the merger (reduced by any portion of such tax basis allocable to a fractional share of Lucent common stock for which cash is received) and

         - cash payments received by Ortel stockholders in lieu of a fractional share of Lucent common stock will be treated as capital gain or loss measured by the difference, if any, between the cash payment received and the portion of the tax basis in the shares of Ortel common stock allocable to the fractional share; this gain or loss will be long-term capital gain or loss if the holder's holding period in the Ortel common stock exchanged for the fractional share of Lucent common stock is more than one year at the time the merger is completed.

         BACKUP WITHHOLDING

         Backup withholding at the rate of 31% may apply with respect to certain cash payments received by an Ortel stockholder in connection with the merger unless either:

         - the recipient is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or

         - the recipient provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

         An Ortel stockholder who does not provide Lucent with his correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's federal income tax liability, provided that the required information is furnished to the IRS.

REGULATORY MATTERS

         Under the Hart-Scott-Rodino Antitrust Improvements Act and related rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. Lucent and Ortel each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission on February 25, 2000. The
applicable waiting period expired on         , 2000. At any time before or after
the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Lucent or Ortel. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if made, that it would not be successful.

APPRAISAL RIGHTS

         Under Delaware corporate law, holders of Ortel common stock are not entitled to appraisal rights in connection with the merger because, on the record date, Ortel common stock was designated and quoted for trading on The Nasdaq National Market and will be converted into shares of Lucent common stock, which at the effective time of the merger will be listed on the New York Stock Exchange.

RESALE OF LUCENT COMMON STOCK

         Lucent common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any Ortel stockholder who may be deemed to be an "affiliate" of Ortel for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act. An affiliate of Ortel is any individual or entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, Ortel or Lucent. It is expected that each affiliate will agree not to transfer any Lucent common stock received in the merger unless
(1) the disposition is made in conformity with the provisions of Rule 145 under the Securities Act, (2) the disposition has been


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
registered under the Securities Act, or (3) in the opinion of counsel reasonably acceptable to Lucent, the disposition is otherwise exempt from registration under the Securities Act. The merger agreement requires Ortel to use its reasonable best efforts to cause its affiliates to enter into these agreements and conditions Lucent's obligation to effect the merger on the receipt of these agreements. This proxy statement/prospectus does not cover resales of Lucent common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

                              THE MERGER AGREEMENT

         The following description summarizes the material provisions of the merger agreement. We urge stockholders to read carefully the merger agreement, which is attached as Annex A to this proxy statement/prospectus.

CONDITIONS TO THE MERGER

         Each party's obligation to complete the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, all the following:

         - holders of a majority of the outstanding shares of Ortel common stock must adopt the merger agreement

         - the waiting period and any extension thereof applicable to the merger under United States antitrust laws must expire or be terminated

         - no judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, enforced, promulgated or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition being in effect, and no suit, action or proceeding by any governmental entity being pending that (1) would prevent the consummation of the merger or
              (2) otherwise would be reasonably likely to have a material adverse effect, as described below, on Lucent or Ortel; provided, that each of the parties will have used its reasonable best efforts (i) to prevent the entry of any legal restraint or prohibition and (ii) to appeal as promptly as possible any legal restraint or prohibition that may be entered

         - Lucent's registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have become effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order

         - the shares of Lucent common stock issuable to Ortel in the merger must be authorized for listing on the New York Stock Exchange, subject to official notice of issuance

         - each of Ortel and Lucent must have, in all material respects, performed the various obligations and complied with the various conditions required by the merger agreement

         - the representations and warranties of each party set forth in the merger agreement must be true and correct as of the date of the merger agreement and as of the date on which the merger is to be completed as if made at and as of the date on which the merger is to be completed, except to the extent expressly made as of an earlier date, in which case as of such date, except where the failure of such representations and warranties to be true and correct, without giving effect to any included limitation as to "materially" or "material adverse effect," does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the party

         - in the case of Lucent only, the rights issued pursuant to Ortel's rights agreement may not have become nonredeemable, exercisable, distributable or triggered

         - Ortel must receive from Latham & Watkins, and Lucent must receive from Sidley & Austin, on the date on which the registration statement is declared effective by the Securities and Exchange Commission and on the date on which the merger is to be completed an opinion in each case dated as of those dates, to the effect that on the basis of certain facts, representations and assumptions set forth in the opinions, the merger will be treated for United States federal income tax purposes as a reorganization with the meaning of Section 368(a) of the Internal Revenue Code

         - officers of Lucent and Ortel each signing and delivering representation letters relating to certain tax matters and

         - in the case of Lucent only, certain officers of Ortel must enter into non-competition and non-disclosure agreements with Ortel and Lucent, and those agreements must be in full force and effect.

         The merger agreement defines a "material adverse effect" when used in connection with Lucent or Ortel as any condition or event that:

         - has a material adverse effect on the assets, business, financial condition or results of operations of Lucent or Ortel, as applicable, in each case, taken as a whole with its subsidiaries, other than any condition or event

                  (1)      relating to the economy in general

                  (2) relating to the industries in which that party operates in general

                  (3) arising out of or resulting from actions contemplated by the parties in connection with, or attributable to, the announcement of the merger agreement and the transactions contemplated by the merger agreement or

                  (4) in the case of Ortel, litigation commenced or threatened against Ortel or any member of its board of directors in respect of the merger agreement

         - materially impairs the ability of Lucent or Ortel to perform its obligations under the merger agreement or the stock option agreement or

         - prevents or materially delays the consummation of the transactions contemplated by the merger agreement.

NO SOLICITATION

         The merger agreement provides that Ortel will not, and will not authorize or permit any of its directors, officers or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

         - solicit, initiate or encourage, including by way of furnishing information, or take any other action to facilitate, any inquiries or the making of any proposal that is or may reasonably be expected to lead to a takeover proposal, as described below, or

         - participate in any discussions or negotiations regarding any takeover proposal;

provided that if, at any time prior to the date of the special meeting, the Ortel board of directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Ortel stockholders under applicable law, Ortel and its representatives, in response to a superior proposal, as described below, which was not solicited by Ortel or which did not otherwise result from a breach of the merger agreement, subject to Ortel (1) providing Lucent with prior written notice of Ortel's decision to enter into the negotiations, and (2) orally and in writing promptly advising Lucent of the material terms and conditions of the takeover proposal and the identity of the person making the takeover proposal, Ortel may:

         - furnish under a customary confidentiality agreement information about Ortel and its subsidiaries to any person making a superior proposal and

         - participate in discussions or negotiations regarding that superior proposal.

         The merger agreement provides that:

         - the term "takeover proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of Ortel and its subsidiaries, taken as a whole, or 15% or more of any class or series of equity securities of Ortel or any of its subsidiaries, any tender offer or exchange offer that if completed would result in any person beneficially owning 15% or more of any class or series of equity securities of Ortel or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Ortel or any of its subsidiaries and

         - the term "superior proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than

              50% of the combined voting power of the shares of Ortel common stock then outstanding or all or substantially all the assets of Ortel on terms that the Ortel board of directors determines in its good faith judgment, based on the advice of a financial advisor of nationally recognized reputation, to be more favorable to the Ortel stockholders than the merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Ortel board of directors, is reasonably capable of being obtained.

         Neither the Ortel board of directors nor any committee of the board of directors will:

         - withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Lucent, the approval or recommendation by the Ortel board of directors or such committee of the merger or the merger agreement

         - approve or recommend, or propose publicly to approve or recommend, any takeover proposal or

         - approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, acquisition agreement, option agreement or other similar agreement related to any takeover proposal, other than any such agreement entered into concurrently with a termination as described in the next sentence in order to facilitate such action.

Notwithstanding the foregoing, in response to a superior proposal received prior to the date of the special meeting which was not solicited by Ortel and which did not otherwise result from a breach of the provisions of the merger agreement described above, if the Ortel board of directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Ortel stockholders under applicable law, the Ortel board of directors may terminate the merger agreement and enter into a definitive agreement regarding the superior proposal, but only at a time prior to the special meeting and that is after the tenth business day following Lucent's receipt of written notice advising Lucent that the board of directors is prepared to accept a superior proposal. Ortel must pay a fee in the amount of $90 million to Lucent upon termination. See " -- Termination of the Merger Agreement" and " -- Termination Fees."

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated at any time before the effective time of the merger, whether before or after adoption of the merger agreement by the Ortel stockholders:

         -    by mutual agreement of Lucent and Ortel

         - by Lucent or Ortel, if the merger has not been completed by December 31, 2000; provided, that this right to terminate the merger agreement will not be available to a party whose failure to perform any of its obligations under the merger agreement has been the cause of, or resulted in, the failure of the merger to be completed by that date


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
         - by Lucent or Ortel, if any court of competent jurisdiction in the United States or other United States governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger and that order, decree, ruling or other action has become final and nonappealable

         - by Lucent or Ortel if holders of a majority of the shares of Ortel common stock do not adopt the merger agreement at an Ortel stockholders meeting or any adjournment or postponement of that meeting

         - by Lucent, if Ortel has materially breached its obligations under the merger agreement, unless the breach is cured within 30 calendar days after notice to Ortel

         - by Ortel, if Lucent has materially breached its obligations under the merger agreement, unless the breach is cured within 30 calendar days after notice to Lucent

         - by Ortel, at any time prior to the date of the special meeting of stockholders, in response to a superior proposal which was not solicited by Ortel and which did not otherwise result from a breach of the provisions of the merger agreement, if Ortel has complied with certain notice requirements and paid the termination fee or

         - by Lucent, if Ortel or any of its directors or officers participated in discussions or negotiations with third parties regarding certain takeover proposals or furnished information to third parties in breach of the merger agreement.

TERMINATION FEES

         Under certain circumstances, if the merger agreement is terminated, Ortel must pay Lucent a termination fee of $90 million. Ortel must pay Lucent the termination fee if:

         - Ortel stockholders receive a takeover proposal, a takeover proposal otherwise becomes publicly known or anyone publicly announces its intention to make a takeover proposal, and thereafter Lucent or Ortel terminates the merger agreement because either (1) the merger is not completed by December 31, 2000 or (2) the Ortel stockholders have not adopted the merger agreement at an Ortel stockholders meeting, and within nine months of the termination Ortel or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, any takeover proposal

         - Ortel terminates the merger agreement because before the date of the special meeting Ortel receives an unsolicited proposal by a third party to acquire Ortel on terms determined by the Ortel board of directors to be more favorable to the Ortel stockholders than the terms of the merger with Lucent or

         - Lucent terminates the merger agreement because Ortel or any of its directors or officers participates in discussions or negotiations with third parties regarding certain takeover proposals or furnishes information to third parties in breach of the merger agreement.

         The merger agreement further provides that if Ortel fails to pay the termination fee when due and, in order to obtain payment of the fee, Lucent commences a suit which results in a judgment against Ortel for the fee, Ortel must pay the costs and expenses, including attorneys' fees and expenses, in connection with any action taken to collect payment, together with interest on the amount of the fee.

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the merger agreement, Ortel has agreed that, until the closing of the merger, it will, and cause its subsidiaries to:

         -    maintain its existence in good standing

         - maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by the merger agreement

         - maintain business and accounting records consistent with past practices and

         - use its reasonable best efforts to preserve its business intact, to keep available to Ortel the services of its present officers and employees and to preserve for Ortel and each of its subsidiaries the goodwill of its suppliers, customers and others having material business relations with Ortel or the subsidiary.

         In addition, Ortel has agreed that, subject to certain exceptions provided in the merger agreement or approved by Lucent in writing, it will not, and will not permit any of its subsidiaries to:

         - amend or otherwise change its certificate of incorporation or by-laws

         - issue or sell or authorize for issuance or sale, or grant any options or make any other agreements with respect to, any shares of its capital stock or any other of its securities other than (1) any issuance of Ortel common stock upon the exercise of any outstanding option or warrant to purchase Ortel common stock which option or warrant was issued prior to the date of the merger agreement in accordance with the terms of the relevant stock option or warrant agreement, (2) the issuance of shares of Ortel common stock pursuant to the stock option agreement with Lucent or
              (3) the issuance of stock options to new employee hires consistent with past practice

         - declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its capital stock

         - reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock

         - incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, or amend any agreement for indebtedness except (1) short-term borrowings incurred in the ordinary course of business or to refinance existing or maturing indebtedness and (2) intercompany indebtedness between Ortel and any of its subsidiaries or between subsidiaries

         - acquire any corporation, partnership, other business organization or any division thereof or any material amount of assets

         - enter into any contract or agreement other than in the ordinary course of business and consistent with past practice

         - authorize any capital commitment which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $2 million

         - mortgage, pledge or subject to lien, any of its assets or properties or agree to do so except for certain permitted liens

         - sell, lease, license, mortgage or encumber or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets (including securitizations) other than sales or licenses of finished goods in the ordinary course of business consistent with past practice

         - assume, guarantee or otherwise become responsible for the obligations of any other person or agree to so do

         -    enter into or agree to enter into any employment agreement

         - take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures

         - make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability

         - settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by the merger agreement

         - pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recently audited balance sheet (and notes thereto) filed by Ortel with the Securities and Exchange Commission or subsequently incurred in the ordinary course of business and consistent with past practice

         - except in connection with the sale or licensing of Ortel's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the intellectual property rights of Ortel or its subsidiaries

         - except as required by law or contemplated in the merger agreement and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any Ortel benefit plan or any other agreement, plan or policy involving Ortel or its subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which those contributions are determined

         - except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase the benefits or compensation expenses of Ortel or its subsidiaries, or as contemplated in the merger agreement or by the terms of any employment agreement in existence on the date of the merger agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of the merger agreement to any of those persons, except 1999 bonuses that have been earned under Ortel's incentive bonus plans in accordance with the terms of those plans as in effect on the date of the merger agreement consistent with past practice or

         -    announce an intention, commit or agree to do any of the foregoing.

AMENDMENT; EXTENSION AND WAIVER

         Subject to applicable law:

         - the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by the Ortel stockholders, no amendment may be entered into which by law requires further approval by Ortel stockholders unless that further approval is obtained and

         - at any time before the effective time of the merger, a party may, by written instrument signed on behalf of that party, (1) extend the time for performance of any of the obligations or other acts of any other party to the merger agreement, (2) waive any inaccuracies in representations and warranties of any other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, or (3) except as provided in the merger agreement, waive compliance by any other party with any agreements or conditions in the merger agreement.

EXPENSES

         Whether or not the merger is consummated, all fees and expenses incurred in connection with the merger, the merger agreement and the stock option agreement will be paid by the party incurring those fees or expenses, except that Lucent and Ortel will share equally (1) the costs and


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
expenses incurred in connection with filing, printing and mailing this proxy statement/prospectus and the registration statement of which it is a part including Securities and Exchange Commission filing fees and (2) the filing fees for the pre-merger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains customary representations and warranties relating to, among other things:

         - corporate organization and similar corporate matters of Lucent and Ortel

         -    subsidiaries of Ortel

         -    the capital structure of Lucent and Ortel

         - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of Lucent, Solara Acquisition and Ortel

         - documents filed by each of Lucent and Ortel with the Securities and Exchange Commission, the accuracy of information contained in those documents and the absence of undisclosed liabilities of each of Lucent and Ortel

         - the accuracy of information supplied by each of Lucent and Ortel in connection with this proxy statement/prospectus and the registration statement of which it is a part

         -    absence of material changes or events concerning Lucent and Ortel

         -    compliance with applicable laws by Ortel

         -    matters relating to the benefit plans of Ortel

         - matters relating to Ortel's compliance the Employee Retirement Income Security Act

         -    filing of tax returns and payment of taxes by Ortel

         - required stockholder vote of Ortel regarding the adoption of the merger agreement

         - approval of the merger agreement and recommendation for the merger by the Ortel board of directors

         -    matters relating to the Ortel rights agreement

         - satisfaction of certain state takeover statutes' requirements by Ortel

         - absence of actions by Lucent or Ortel that would prevent the merger from qualifying as a reorganization within the meaning of
              Section 368(a) of the Internal Revenue Code

         - engagement and payment of fees of brokers, investment bankers and financial advisors by each of Lucent and Ortel

         -    receipt of fairness opinion by Ortel from SoundView

         -    intellectual property and year 2000 matters of Ortel

         - outstanding and pending material litigation of each of Lucent and Ortel

         -    good and valid title to property of Ortel

         - certain leases and contracts entered into by Ortel and absence of default by Ortel under those leases and contracts

         -    bank accounts, letters of credit and power of attorneys of Ortel

         -    certain employment matters regarding Ortel

         -    liability of Ortel under environmental laws and

         -    interim operations of Solara Acquisition.

INDEMNIFICATION AND INSURANCE

         The merger agreement provides that all rights of indemnification from liabilities existing in favor of the current and former directors or officers of Ortel and its subsidiaries as provided in Ortel's certificate of incorporation and by-laws and in certain indemnification agreements of Ortel will be assumed by the surviving corporation in the merger and will continue in full force and effect in accordance with their terms after the merger. Lucent must maintain for six years after the merger the directors' and officers' liability insurance for acts or omissions which occur prior to the effective time of the merger for those directors and officers who were, as of the date of the merger agreement, covered by Ortel's directors' and officers' liability insurance policy, on terms no less advantageous than those in effect on the date of the merger agreement. Lucent's obligation to provide this insurance coverage is subject to a cap of 200% of the current annual premium paid by Ortel for its existing insurance coverage. If Lucent cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, Lucent is required to obtain only that amount of insurance coverage which can be obtained by paying an annual premium equal to the 200% cap.

AMENDMENTS TO ORTEL'S CERTIFICATE OF INCORPORATION

         As of the effective time of the merger, the Ortel certificate of incorporation will be amended to be substantially identical to the certificate of incorporation of Solara Acquisition immediately prior to the merger. For a summary of certain provisions of the current Ortel certificate of incorporation and the associated rights of Ortel stockholders, see "Comparison of Rights of Common Stockholders of Lucent and Ortel" on page 54.

AMENDMENTS TO THE ORTEL BY-LAWS

         The merger agreement provides that the by-laws of Solara Acquisition, as in effect immediately prior to the merger, will be the by-laws of the surviving corporation following the merger. For a summary of certain provisions of the current Ortel by-laws and the associated rights of Ortel stockholders, see "Comparison of Rights of Common Stockholders of Lucent and Ortel" on page 54.

NON-COMPETITION AND NON-DISCLOSURE AGREEMENTS

         As a condition to the merger, each of Stephen R. Rizzone, George M. Pontiakos, Nadav Bar-Chaim, Jeffrey S. Rittichier and George B. Holmes must enter into non-competition and non-disclosure agreements with Ortel. Each of these officers has agreed with Lucent and Ortel that, for a specified period, the employee will not directly or indirectly, compete with the activities currently conducted by Ortel without the express written consent of Lucent. The non-competition period for each stockholder generally will end two years from the date of the merger, with the exception of Stephen R. Rizzone, whose period will end five years from the date of the non-competition and non-disclosure agreement.


                           THE STOCK OPTION AGREEMENT

         The following description summarizes the material provisions of the stock option agreement. We urge stockholders to read carefully the stock option agreement, which is attached as Annex B to this proxy statement/prospectus.

GENERAL

         Immediately following the execution and delivery of the merger agreement, Lucent and Ortel entered into a stock option agreement under which Ortel granted Lucent an option to purchase up to 2,550,041 shares of Ortel common stock, or that number of shares of Ortel common stock equal to 19.9% of the then outstanding shares of Ortel common stock, in each case, without giving effect to shares of Ortel common stock subject to or issued under the option, at a purchase price of $177.125 per share.

EXERCISE OF THE OPTION

         Except as described below, Lucent may exercise the option with respect to any or all the option shares at any time or times after the occurrence of any event unconditionally entitling Lucent to receive the termination fee under the merger agreement. The right to purchase shares under the stock option agreement will expire at earlier to occur of the effective time of the merger and 15 months after the occurrence of the event entitling Lucent to receive the termination fee.

         Lucent may exercise the option with respect to all or a portion of the option shares by delivering to Ortel an exercise notice specifying the number of shares Lucent wishes to purchase, the denominations of certificates for those shares and the closing date. Any purchase of the option shares is subject to applicable laws and regulations, including approval under the Hart-Scott-Rodino Antitrust Improvements Act and obtaining any other necessary regulatory approvals.

         If Lucent receives notice that a regulatory approval will not be granted or has not been obtained within six months of the date of the exercise notice, Lucent may exercise its right to cancel the option with respect to a certain number of option shares (up to the number of option shares for which regulatory approval will not be granted or has not been obtained) in exchange for cash. The amount of cash will be equal to that number of shares of Ortel common stock multiplied by the difference between:

         - the average closing price on The Nasdaq National Market (or, if not listed on The Nasdaq National Market, as reported on any other national securities exchange or national securities quotation system on which Ortel common stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) of shares of Ortel common stock for the 10 trading days commencing on the 12th trading day immediately preceding the option closing date and

         -    the purchase price per share.

ADJUSTMENT TO NUMBER AND TYPE OF SHARES

         The number and type of securities subject to the option and the purchase price will be adjusted for any change in Ortel common stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, so that Lucent will receive, upon exercise of the option, the number and type of securities that Lucent would have received if the option had been exercised immediately prior to the occurrence of that event, or the record date of that event. The number of shares of Ortel common stock subject to the option will also be adjusted in the event Ortel issues additional shares of common stock, so that, after that issuance, the number of shares of Ortel common stock subject to the option represents 19.9% of the shares of Ortel common stock then issued and outstanding, without giving effect to shares subject to or issued under the option.

         If Ortel enters into an agreement:

         - to consolidate with or merge into any person other than Lucent or one of its subsidiaries and Ortel will not be the surviving corporation

         - to permit any person other than Lucent or one of its subsidiaries to merge into Ortel and Ortel will be the surviving corporation, but the shares of Ortel common stock outstanding immediately before the merger will be exchanged for other securities or property, or the shares of Ortel common stock outstanding immediately prior to the merger will, after the merger, represent less than 50% of the outstanding voting securities of the merged entity or

         - to sell or otherwise transfer all or substantially all its assets to any person other than Lucent or one of its subsidiaries then that agreement will provide that the option will, upon the completion of that transaction, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property Lucent would have received for Ortel common stock if the option had been exercised immediately prior to that consolidation, merger, sale or transfer, or the record date of that event.

LIMIT ON TOTAL PROFIT OF LUCENT

         The stock option agreement provides that in no event will Lucent's total profit from the option plus any termination fee paid to Lucent under the merger agreement exceed $105 million and, if Lucent's total profit would otherwise exceed that amount, Lucent, at its discretion, is required to do one or any combination of the following:

         - reduce the number of shares of Ortel common stock subject to the option

         - deliver to Ortel for cancellation shares of Ortel common stock previously purchased by Lucent or

         -    pay cash to Ortel

so that Lucent's total profit from the option plus the termination fee pursuant to the merger agreement so paid to Lucent does not exceed $105 million after taking into account the foregoing actions.

         In addition, the stock option agreement provides that the option may not be exercised by Lucent for a number of option shares that would result in a "notional total profit" which, together with the termination fee payable to Lucent pursuant to the merger agreement, would exceed $105 million. The stock option agreement defines "notional total profit" as total profit from the option assuming that the option shares were sold for cash at the closing market price on The Nasdaq National Market (or, if not listed on The Nasdaq National Market, as reported on any other national securities exchange or national securities quotation system on which Ortel common stock is listed or quoted) for Ortel common stock as of the close of business on the preceding trading day, less customary brokerage commissions.

REGISTRATION RIGHTS AND LISTING

         Lucent has certain rights to require registration under the securities laws by Ortel of any shares purchased under the option if necessary for Lucent to be able to sell those shares and to require the listing of those shares on The Nasdaq National Market or other national securities exchange.

ASSIGNABILITY; TRANSFERS

         The stock option agreement may not be assigned or delegated by Lucent or Ortel without the prior written consent of the other. The shares subject to the option may not be sold, assigned, transferred or otherwise disposed of except in an underwritten public offering or to a purchaser or transferee who would not, immediately after that sale, assignment, transfer or disposal, beneficially own more than 3.0% of the outstanding voting power of Ortel. However, Lucent may sell any of the shares it receives upon exercise of the option if the sale is made in connection with a tender or exchange offer that has been approved or recommended by a majority of the Ortel board of directors, which majority includes a majority of directors who were directors as of the date of the stock option agreement.

EFFECT OF STOCK OPTION AGREEMENT

         The stock option agreement is intended to increase the likelihood that the merger will be completed on the terms set forth in the merger agreement. Consequently, certain aspects of the stock option agreement may discourage persons who might now or prior to the merger be interested in acquiring all of or a significant interest in Ortel from considering or proposing an acquisition, even if those persons were prepared to offer higher consideration per share for Ortel common stock than that implicit in the 3.1350 exchange ratio or a higher price per share for Ortel common stock than the market price.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

         Lucent common stock is listed for trading on the New York Stock Exchange under the trading symbol "LU" and Ortel common stock is quoted on The Nasdaq National Market under the trading symbol "ORTL." The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape and of Ortel common stock on The Nasdaq National Market. Lucent's per share data has been restated to account for Lucent's two-for-one stock splits effective on April 1, 1999, and on April 1, 1998. For current price information, stockholders are urged to consult publicly available sources.

                                            LUCENT                                          ORTEL
                                         COMMON STOCK                                   COMMON STOCK
                                ----------------------------------          -------------------------------------------
                                                         DIVIDENDS                                            DIVIDENDS
CALENDAR PERIOD                  HIGH          LOW       DECLARED           HIGH             LOW              DECLARED
---------------                  ----          ---       --------           ----             ---              --------
1997
     First Quarter             15  5/32     11  3/16       0.000           25 5/8           10 7/8             N/A
     Second Quarter            18 35/64     12 15/32       0.019           19 1/4           11 3/8             N/A
     Third Quarter             22 11/16     18  3/64       0.019               25           16 5/8             N/A
     Fourth Quarter            22 35/64     18  3/32       0.038               24               14             N/A

1998
     First Quarter             32  1/16     18 23/64       0.000           16 1/4         10 11/16             N/A
     Second Quarter            41 27/32     32             0.020               17           12 1/2             N/A
     Third Quarter             54   1/4     34  3/16       0.020           20 1/4           10 5/8             N/A
     Fourth Quarter            56 15/16     26 23/32       0.040           15 7/8            7 1/4             N/A

1999
     First Quarter                   60           47       0.000           12 1/8            6 1/2             N/A
     Second Quarter            68 11/16       51 7/8       0.020           13 7/8                6             N/A
     Third Quarter               79 3/4           60       0.020           19 3/4           10 1/4             N/A
     Fourth Quarter             84 3/16      55 1/16       0.040              120           13 7/8             N/A

2000
     First Quarter
       (through       , 2000)

  N/A -- Not applicable

         The following table sets forth the high and low sales prices per share of Lucent common stock on the New York Stock Exchange Composite Transactions Tape and of Ortel common stock on The Nasdaq National Market on February 4, 2000, the last trading day before the public announcement of the merger
agreement, and on        , 2000, the last trading day before the date of this
proxy statement/prospectus:

                                   LUCENT                                ORTEL
                                 COMMON STOCK                         COMMON STOCK
                                 ------------                         ------------
                                HIGH          LOW                   HIGH         LOW
                                ----          ---                   ----         ---
February 4, 2000            $58 1/4       $56 7/8                  $189 1/2      $170 1/16
          , 2000

                       DESCRIPTION OF LUCENT CAPITAL STOCK

         The following summary of the capital stock of Lucent is subject in all respects to applicable Delaware law, Lucent's certificate of incorporation and by-laws and Lucent's rights agreement. See "Comparison of Rights of Common Stockholders of Lucent and Ortel" on page 54.

         The total authorized shares of capital stock of Lucent consist of (1) 10 billion shares of common stock, $.01 par value per share, and (2) 250 million shares of preferred stock, $1.00 par value per share. At the close of business on January 31, 2000, approximately 3.2 billion shares of Lucent common stock were issued and outstanding and no shares of Lucent preferred stock were issued and outstanding.

         The Lucent board of directors is authorized to provide for the issuance from time to time of Lucent preferred stock in series and, as to each series, to fix the designation, the dividend rate and the preferences, if any, which dividends on each series will have compared to any other class or series of capital stock of Lucent, the voting rights, if any, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, if any, applicable to each series and the redemption price or prices and the other terms of redemption, if any, applicable to each series. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Lucent preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Lucent common stock or for other corporate purposes.

        COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF LUCENT AND ORTEL

         The rights of Lucent and Ortel stockholders are currently governed by the Delaware General Corporation Law, and the respective certificates of incorporation and by-laws of Lucent and Ortel. Upon completion of the merger, the rights of Ortel stockholders who become stockholders of Lucent in the merger will be governed by the Delaware General Corporation Law, Lucent's certificate of incorporation and Lucent's by-laws.

         The following description summarizes the material differences that may affect the rights of stockholders of Lucent and Ortel but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the Delaware General Corporation Law, Lucent's certificate of incorporation and by-laws and Ortel's certificate of incorporation and by-laws.

CAPITALIZATION

         LUCENT. Lucent's authorized capital stock is described above under "Description of Lucent Capital Stock."

         ORTEL. The total authorized shares of capital stock of Ortel consist of
(1) 25,000,000 shares of common stock, $.001 par value per share, and (2) 5,000,000 shares of preferred stock,

$.001 par value per share. On the record date, there were      shares of Ortel
common stock outstanding and no shares of Ortel preferred stock were issued and outstanding.

         The Ortel board of directors is authorized to issue up to 5,000,000 shares of undesignated preferred stock, to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any unissued series of undesignated preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the Ortel stockholders. The Ortel board of directors can issue preferred stock with voting, liquidation, dividend and other rights superior to the rights of the Ortel common stock. Furthermore, such Ortel preferred stock may have other rights, including economic rights, senior to the Ortel common stock, and as a result, the issuance of such preferred stock could cause a decrease in the market value of the Ortel common stock.

VOTING RIGHTS

         LUCENT. Each holder of Lucent common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

         ORTEL. Each holder of Ortel common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

         LUCENT. Lucent's board of directors has seven members. Lucent's certificate of incorporation provides that the Lucent board of directors will consist of at least three directors and that the number of directors may be changed from time to time by a resolution adopted by a majority of the total number of directors which Lucent would have if there were no vacancies. As permitted under the Delaware General Corporation Law, Lucent's certificate of incorporation also provides that the Lucent board of directors consists of three classes of directors. The directors in each class serve on the Lucent board of directors for approximately three years each. Due to the retirement of two directors from the Lucent board, one class of directors currently consists of a single director.

         Lucent's certificate of incorporation and by-laws provide that if there is a vacancy on the Lucent board of directors or if the number of directors is increased, those vacancies will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, and not by the stockholders. A director elected to fill a vacancy or newly created directorship will serve until the next succeeding annual meeting of stockholders following his election by the directors, and if elected by the stockholders at such meeting, will serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until that director's successor will have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director.

         Under Lucent's certificate of incorporation, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of Lucent common stock entitled to vote generally in the election of directors then outstanding, voting together as a single class.

         ORTEL. The Ortel board of directors has eight members. Ortel's certificate of incorporation provides that the number of directors shall be fixed from time to time by or pursuant to Ortel's by-laws. Ortel's by-laws provide that the Ortel board of directors consists of at least seven and no more than eleven directors and that the exact number of directors be determined by resolution of the board of directors. As permitted under the Delaware General Corporation Law, Ortel's certificate of incorporation also provides that the Ortel board of directors consists of three classes of directors, with the directors in each class serving on the Ortel board of directors for approximately three years each and the term of office of one class expiring each year.

         Ortel's certificate of incorporation and by-laws provide that vacancies and newly created directorships resulting from an increase in the authorized number of directors will be filled solely by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and the directors so chosen hold office for the remainder of the full term of the new directorship created or the directorship in which the vacancy occurred and until their successors are duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director.

         Under Ortel's certificate of incorporation, any or all of the directors may be removed from office only for cause by the affirmative vote of at least two-thirds of the outstanding shares of Ortel common stock.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

         LUCENT. Lucent's certificate of incorporation provides that the affirmative vote of the holders of at least 80% of the voting stock then outstanding, voting together as a single class, will be required to alter, amend, adopt any provision inconsistent with or repeal Articles V, VII and VIII of Lucent's certificate of incorporation, which relate to stockholder action, the Lucent board of directors and Lucent's by-laws, respectively.

         ORTEL. Ortel's certificate of incorporation provides that the affirmative vote of at least two-thirds of the outstanding shares of Ortel common stock will be required to amend, repeal or adopt any provision inconsistent with Articles Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth or Fourteenth, which relate to the Ortel board of directors, stockholder action, amendment of Ortel's by-laws, indemnification by Ortel and limitation on personal liability of directors of Ortel.

AMENDMENTS TO BY-LAWS

         LUCENT. Lucent's certificate of incorporation and by-laws provide that Lucent's by-laws may be altered or repealed and new by-laws may be adopted:

         - at any annual or special meeting of stockholders, by the affirmative vote of holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at that meeting, provided that, any proposed alteration or repeal of, or the adoption of, any by-law inconsistent with Section 2.2, 2.7 or
              2.10 of Article II of Lucent's by-laws, which relate to special meetings of stockholders, notice of stockholder business and nominations and actions by written consent of stockholders, respectively, or with Section 3.2, 3.9 or 3.11 of
              Article III of Lucent's by-laws, which relate to the number and tenure of the directors, vacancies on the Lucent board of directors and removal of directors, respectively, by the stockholders requires the affirmative vote of the holders of at least 80% of the voting stock then outstanding, voting together as a single class

         - by a majority of the total number of directors Lucent would have if there were no vacancies.

         ORTEL. Ortel's certificate of incorporation authorizes the adoption, amendment or repeal of any of Ortel's by-laws:

         - by its board of directors with the approval of a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the board and

         - by the Ortel stockholders with the affirmative vote of the holders of at least two-thirds of the outstanding shares of Ortel common stock.

STOCKHOLDER ACTION

         LUCENT. Lucent's certificate of incorporation provides that any action required or permitted to be taken by the Lucent stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

         ORTEL. Ortel's certificate of incorporation provides that any action required or permitted to be taken by the Ortel stockholders may be taken only upon the vote of the Ortel stockholders at an annual or special meeting duly called and may not be effected by written consent.

NOTICE OF CERTAIN STOCKHOLDER ACTIONS

         LUCENT. Lucent's certificate of incorporation provides that a stockholder must give advance written notice of nominations for election of directors and to properly bring business before an annual meeting of stockholders. Under Lucent's by-laws, a stockholder's written notice must generally be delivered to the Secretary of Lucent not later than 45 days nor earlier than the 75 days prior to the first anniversary of the record date for determining stockholders entitled to vote at the preceding year's annual meeting.

         In the event that Lucent calls a special meeting of stockholders for the purpose of electing one or more directors to the Lucent board of directors, any stockholder may nominate a director or directors, provided that written notice must be delivered not earlier than 120 days prior to the special meeting and not later than (1) 90 days prior to that special meeting or (2) 10 days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Lucent board of directors to be elected at that meeting.

         ORTEL. Ortel's certificate of incorporation and by-laws provide that a stockholder must give advance written notice of nominations for election of directors and to properly bring business or proposals before an annual meeting of stockholders. Under Ortel's certificate of incorporation and by-laws, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Ortel not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

SPECIAL STOCKHOLDER MEETINGS

         LUCENT. Lucent's certificate of incorporation and by-laws provide that a special meeting of Lucent's stockholders may be called only by the Lucent board of directors by a resolution stating the purposes of the special meeting and approved by a majority of the total number of directors Lucent would have if there were no vacancies or by the chairman of the Lucent board of directors. Any power of the stockholders to call a special meeting is specifically denied in Lucent's certificate of incorporation.

         ORTEL. Ortel's certificate of incorporation and by-laws provide that a special meeting of the Ortel stockholders may be called at any time only by the board of directors, the chairman of the board of directors or the president. Ortel's certificate of incorporation and by-laws provide that no other person may call a special meeting of the Ortel stockholders.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION

         LUCENT. Lucent's certificate of incorporation provides that a director will not be personally liable to Lucent or to its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability:

         - for any breach of the director's duty of loyalty to Lucent or its stockholders

         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

         - under Section 174 of the Delaware General Corporation Law regarding unlawful payment of dividends or unlawful stock purchases or redemptions or

         - for any transaction from which the director derived an improper personal benefit.

         Lucent's certificate of incorporation provides a right to indemnification to directors and officers of Lucent subject to the limitations under the Delaware General Corporation Law.

         In addition, Lucent must indemnify any present or former director or officer of a corporation who has been successful on the merits or otherwise in the defense of any claim or proceeding for expenses (including attorneys' fees) actually and reasonably incurred.

         ORTEL. Ortel's certificate of incorporation provides that a director will not be personally liable to Ortel or to its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by law, for liability:

         - for any breach of the director's duty of loyalty to Ortel or its stockholders

         - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

         - under Section 174 of the Delaware General Corporation Law regarding unlawful payment of dividends or unlawful stock purchases or redemptions or

         - for any transaction from which the director derived an improper personal benefit.

         Ortel's certificate of incorporation provides a right to indemnification to directors and officers of Ortel subject to the limitations under the Delaware General Corporation Law.

         In addition, Ortel must indemnify any present or former director or officer of a corporation who has been successful on the merits or otherwise in the defense of any claim or proceeding for expenses (including attorneys' fees) actually and reasonably incurred.

DIVIDENDS

         LUCENT. Lucent's by-laws provide that the Lucent board of directors may from time to time declare, and Lucent may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and in Lucent's certificate of incorporation.

         ORTEL. Ortel's by-laws provide that dividends may be declared by the Ortel board of directors at any regular or special meeting in any manner pursuant to law, and subject to Ortel's certificate of incorporation.

CONVERSION

         LUCENT. Holders of Lucent common stock have no rights to convert their shares into any other securities.

         ORTEL. Holders of Ortel common stock have no rights to convert their shares into any other securities.

RIGHTS PLAN

         LUCENT. Lucent has a rights agreement with The Bank of New York as rights agent. The following description of the rights agreement is qualified in its entirety by reference to the terms and conditions of the rights agreement. Stockholders should read carefully the rights agreement. See "Where You Can Find More Information" on page 63.

         Under the rights agreement, rights attach to each share of Lucent common stock outstanding and, when exercisable, entitle the registered holder to purchase from Lucent one four-hundredth of a share of junior preferred stock, par value $1.00 per share, at a purchase price of $22.50 per one four-hundredth of a share, subject to customary anti-dilution adjustments.

         The rights will not be exercisable until the earlier of:

         - 10 days following a public announcement that a person or group has acquired beneficial ownership of 10% or more of the outstanding shares of Lucent common stock or

         - 10 business days, or that later date as may be determined by the Lucent board of directors, following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group acquiring beneficial ownership of 10% or more of the outstanding shares of Lucent common stock.

The rights will expire on March 31, 2006, unless that date is extended or unless the rights are earlier redeemed or exchanged by Lucent, in each case as summarized below.

         In the event that a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, each holder of a right, other than rights beneficially owned by that person or group, which become void, will have the right to receive upon exercise that number of shares of Lucent common stock having a market value of two times the purchase price provided for in the right. In the event that Lucent is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, each holder of a right will have the right to receive upon exercise that number of shares of common stock of the acquiring company which at the time of that transaction will have a market value of two times the purchase price provided for in the right.

         At any time after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of Lucent common stock and prior to the acquisition by that person or group of 50% or more of the then outstanding shares of Lucent common stock, the Lucent board of directors may exchange the rights, other than rights owned by that person or group which have become void, in whole or in part, for Lucent common stock or junior preferred stock.

         At any time prior to a person or group acquiring beneficial ownership of 10% or more of the outstanding shares of Lucent common stock, the Lucent board of directors may redeem the rights in whole, but not in part, at a redemption price of $0.0025 per right, subject to customary anti-dilution provisions, or may amend the terms of the rights, in each case, without the consent of the holders of the rights, at the time, on the basis and upon the conditions that the Lucent board of directors may establish.

         Junior preferred shares purchasable upon exercise of the rights will not be redeemable. The junior preferred shares have dividend, voting and liquidation rights that are intended to result in the value of the one four-hundredth interest in a junior preferred share purchasable upon exercise of each right approximating the value of one share of Lucent common stock.

         The rights may have antitakeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire Lucent on terms not approved by the Lucent board of directors. The rights should not interfere with any merger or other business combination approved by the Lucent board of directors prior to the time that a person or group has acquired such 10% beneficial ownership since the rights may be redeemed or amended by Lucent until such time.

         ORTEL. Ortel has a stockholders rights agreement with American Stock Transfer and Trust Company as rights agent. The following description of the rights agreement is qualified in its entirety by reference to the terms and conditions of the rights agreement. Stockholders should read carefully the rights agreement. See "Where You Can Find More Information" on page 63.

         Under the rights agreement, a right is attached to each share of Ortel common stock outstanding and, when exercisable, entitles the registered holder to purchase from Ortel one one-hundredth of a share of junior preferred stock, par value $1.00 per share, at a purchase price of $140 per one one-hundredth of a share, subject to customary anti-dilution adjustments.

         The rights will not be exercisable until the earlier of:

         - the tenth day following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Ortel common stock or

         - the tenth day following the commencement of, or announcement of an intention to make, a tender or exchange offer by a person or group, the consummation of such offer would result in a person or group acquiring beneficial ownership of 15% or more of the outstanding shares of Ortel common stock.

The rights will expire on March 2, 2005, unless that date is extended or unless the rights are earlier redeemed or exchanged by Ortel, or are terminated by the consummation of an acquisition agreement with a third party if such agreement has been approved by the Ortel board of directors prior to such consummation, in each case as summarized below.

         In the event that a person or group acquires beneficial ownership of 15% or more of the outstanding shares of Ortel common stock or merges, or otherwise combines with, Ortel and the Ortel common stock remains outstanding, each holder of a right, other than rights beneficially owned by that person or group or its transferees, which become void, will have the right to receive upon exercise that number of shares of Ortel common stock equal to the result obtained by multiplying $140 by the number of one one-hundredths of a share of junior preferred stock for which a right is exercisable and dividing that product by 50% of the current per share market price of Ortel common stock.

         At any time prior to the tenth day following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Ortel common stock, the Ortel board of directors may redeem the rights in whole, but not in part, at a redemption price of $0.01 per right, subject to customary anti-dilution provisions.

         Prior to the earlier of the tenth day following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Ortel common stock or the commencement of, or announcement of an intention to make, a tender or exchange offer by a person or group, the consummation of such offer would result in a person or group acquiring beneficial ownership of 15% or more of the outstanding shares of Ortel common stock, Ortel may amend the terms of the rights without the consent of the holders of the rights and otherwise subject to the terms of the stockholders rights agreement.

         At any time after a person or group acquires beneficial ownership of 15% or more of the outstanding shares of Ortel common stock and prior to the acquisition by that person or group of 50% or more of the then outstanding shares of Ortel common stock, the Ortel board of directors may exchange the rights, other than rights owned by that person or group which have become void, in whole or in part, for Ortel common stock.

         The rights are not intended to prevent a takeover of Ortel. They are designed to deal with the possibility of unilateral actions by hostile acquirers that could deprive the Ortel board of directors and the Ortel stockholders of their ability to determine Ortel's destiny and obtain the highest price for the Ortel common stock. The rights should not interfere with any merger or other business combination approved by the Ortel board of directors prior to the time that a person or group has acquired such 15% beneficial ownership since the rights by its terms terminate in that event.

                                  LEGAL MATTERS

         The legality of Lucent common stock offered by this proxy statement/prospectus will be passed upon for Lucent by Pamela F. Craven, Vice President -- Law and Secretary of Lucent. As of February 29, 2000, Pamela F. Craven owned 1,096 shares of Lucent common stock and options and stock units for 507,150 shares of Lucent common stock.

         Certain United States federal income tax consequences of the merger will be passed upon for Ortel by its counsel Latham & Watkins. Certain
United States federal income tax consequences will be passed upon for Lucent by its special counsel Sidley & Austin.

                                     EXPERTS

         The consolidated financial statements of Lucent incorporated in this proxy statement/prospectus by reference in Exhibit 99.1 to Lucent's Current Report on Form 8-K dated February 10, 2000 for the year ended September 30, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements and schedule of Ortel as of April 30, 1999 and 1998, and for each of the years ended in the three-year period ended April 30, 1999, have been incorporated by reference in this proxy statement/prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         Representatives of KPMG LLP are not expected to be present at the special meeting.

                                  OTHER MATTERS

         As of the date of this proxy statement/prospectus, the Ortel board of directors knows of no matters that will be presented for consideration at the special meeting of stockholders other than as described in this proxy statement/prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         Lucent and Ortel file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Lucent and Ortel file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

Public Reference Room      New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.       7 World Trade Center           Citicorp Center
      Room 1024                   Suite 1300            500 West Madison Street
Washington, D.C. 20549        New York, NY 10048              Suite 1400
                                                        Chicago, IL 60661-2511

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Lucent may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         Lucent filed a registration statement on Form S-4 on February 29, 2000 to register with the Securities and Exchange Commission the Lucent common stock to be issued to Ortel stockholders in the merger. This proxy statement/prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Lucent's registration statement or the exhibits to the registration statement.

         The Securities and Exchange Commission allows Lucent to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

         This proxy statement/prospectus incorporates by reference the documents set forth below that Lucent and Ortel previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Lucent that is not included in or delivered with this proxy statement/prospectus.

LUCENT FILINGS
(FILE NO. 001-11639)                                            PERIOD
--------------------                                            ------
Annual Report on Form 10-K                           Fiscal Year ended September 30, 1999, as amended by Form 8-K filed on February 11, 2000

Quarterly Report on Form 10-Q                        Quarter ended December 31, 1999

Current Reports on Form 8-K                          Filed October 29, 1999, November 19, 1999, January 7, 2000,
                                                     February 11, 2000 and March 1, 2000

Proxy Statement                                      Filed December 21, 1999

The description of Lucent common stock               Filed under Section 12 of the Exchange Act on February 26,
and Lucent rights to acquire junior                  1996, as amended by Amendment No. 1 thereto filed on Form 10/A
preferred stock set forth in the                     on March 12, 1996, Amendment No. 2 thereto filed on Form 10/A
Lucent Registration Statement on Form 10             on March 22, 1996 and Amendment No. 3 thereto filed on Form
                                                     10/A on April 1, 1996, including any amendments or reports filed for the purpose of updating such descriptions

ORTEL FILINGS
(FILE NO. 0-22528)                                               PERIOD
------------------                                               ------
Annual Report on Form 10-K                           Fiscal Year ended April 30, 1999

Quarterly Reports on Form 10-Q                       Quarters ended August 1, 1999 and October 31, 1999

Current Reports on Form 8-K                          Filed February 9, 2000

Proxy Statement                                      Filed August 20, 1999

The description of Ortel common stock                Filed October 6, 1994
set forth in the Ortel Registration
Statement on Form 8-A


         Lucent and Ortel also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         Lucent has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Lucent and Ortel has supplied all such information relating to Ortel.

         Ortel stockholders should not send in their Ortel certificates until they receive the transmittal materials from the exchange agent. Ortel stockholders of record who have further questions about their share certificates or the exchange of their Ortel common stock for Lucent common stock should call the exchange agent.

         If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if Lucent has specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the Lucent at the following address:


        Lucent Technologies Inc.                   Ortel Corporation
        c/o The Bank of New York               2015 West Chestnut Street
          Church Street Station                Alhambra, California 91803
              P.O. Box 11009                     Telephone: 626-281-3636
      New York, New York 10286-1009           Attention: Investor Relations
        Telephone: 1-888-LUCENT6

 You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Neither Lucent nor Ortel has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated
                 . You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Lucent common stock in the merger creates any implication to the contrary.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Lucent and Ortel and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Lucent and Ortel, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Lucent and Ortel and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

         - the ability to integrate the operations of Lucent and Ortel, including their respective product lines and

         - the effects of vigorous competition in the markets in which Lucent and Ortel operate.

         Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended September 30, 1999 of Lucent, including any amendments and the Annual Report on Form 10-K for the year ended April 30, 1999 of Ortel, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Lucent nor Ortel undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                                                         ANNEX A





        -----------------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                            LUCENT TECHNOLOGIES INC.,

                            SOLARA ACQUISITION INC.,

                                       AND

                                ORTEL CORPORATION





                   -------------------------------------------

                          Dated as of February 7, 2000
                   -------------------------------------------




        -----------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                Page

1.    The Merger.................................................................................2
      ----------
      1.1.        General........................................................................2
                  -------
      1.2.        Certificate of Incorporation...................................................2
                  ----------------------------
      1.3.        By-Laws........................................................................2
                  -------
      1.4.        Directors and Officers.........................................................2
                  ----------------------
      1.5.        Conversion of Securities.......................................................3
                  ------------------------
      1.6.        Adjustment of the Exchange Ratio...............................................3
                  --------------------------------
      1.7.        No Fractional Shares...........................................................3
                  --------------------
      1.8.        Exchange Procedures; Distributions with Respect to
                  --------------------------------------------------
                  Unexchanged Shares; Stock Transfer Books.......................................4
                  ----------------------------------------
      1.9.        No Further Ownership Rights in Company Common Stock............................5
                  ---------------------------------------------------
      1.10.       Return of Exchange Fund........................................................6
                  -----------------------
      1.11.       Further Assurances.............................................................6
                  ------------------

2.    Representations and Warranties of the Company..............................................6
      ---------------------------------------------
      2.1.        Organization...................................................................6
                  ------------
      2.2.        Subsidiaries...................................................................7
                  ------------
      2.3.        Capital Structure..............................................................7
                  -----------------
      2.4.        Authority......................................................................8
                  ---------
      2.5.        No Conflict....................................................................8
                  -----------
      2.6.        SEC Documents; Undisclosed Liabilities.........................................9
                  --------------------------------------
      2.7.        Lucent Registration Statement; Company Proxy Statement.........................10
                  ------------------------------------------------------
      2.8.        Absence of Certain Changes.....................................................10
                  --------------------------
      2.9.        Properties.....................................................................12
                  ----------
      2.10.       Leases.........................................................................12
                  ------
      2.11.       Contracts......................................................................12
                  ---------
      2.12.       Absence of Default.............................................................12
                  ------------------
      2.13.       Litigation.....................................................................13
                  ----------
      2.14.       Compliance with Law............................................................13
                  -------------------
      2.15.       Intellectual Property; Year 2000...............................................13
                  --------------------------------
      2.16.       Taxes..........................................................................15
                  -----
      2.17.       Absence of Changes in Benefit Plans............................................16
                  -----------------------------------
      2.18.       ERISA Compliance...............................................................16
                  ----------------
      2.19.       Environmental Laws.............................................................18
                  ------------------
      2.20.       Voting Requirements; Board Approval and Recommendation.........................18
                  ------------------------------------------------------
      2.21.       State Takeover Statutes........................................................18
                  -----------------------
      2.22.       Company Rights Agreement.......................................................19
                  ------------------------
      2.23.       Brokers........................................................................19
                  -------
      2.24.       Opinion of Financial Advisor...................................................19
                  ----------------------------
      2.25.       Disclosure.....................................................................19
                  ----------

3.    Representations and Warranties of Lucent and Acquisition...................................19
      --------------------------------------------------------
      3.1.        Organization, Standing and Corporate Power.....................................19
                  ------------------------------------------
      3.2.        Capital Structure..............................................................20
                  -----------------
      3.3.        Authority......................................................................20
                  ---------
      3.4.        No Conflict....................................................................20
                  -----------
      3.5.        Litigation.....................................................................21
                  ----------
      3.6.        SEC Documents; Undisclosed Liabilities.........................................21
                  --------------------------------------
      3.7.        Information Supplied...........................................................22
                  --------------------
      3.8.        Absence of Certain Changes.....................................................22
                  --------------------------
      3.9.        Brokers........................................................................23
                  -------
      3.10.       Interim Operations of Acquisition..............................................23
                  ---------------------------------
      3.11.       Taxes..........................................................................23
                  -----

4.    Conduct Pending Closing....................................................................23
      -----------------------
      4.1.        Conduct of Business Pending Closing............................................23
                  -----------------------------------
      4.2.        Prohibited Actions Pending Closing.............................................24
                  ----------------------------------

5.    Additional Agreements......................................................................26
      ---------------------
      5.1.        Access; Documents; Supplemental Information....................................26
                  -------------------------------------------
      5.2.        No Solicitation by the Company.................................................27
                  ------------------------------
      5.3.        Preparation of the Lucent Registration Statement
                  and Company Proxy Statement; Company Stockholders Meeting......................28
                  ---------------------------------------------------------
      5.4.        Letter of the Company's Accountants; Letter of Lucent's Accountants............30
                  -------------------------------------------------------------------
      5.5.        Reasonable Best Efforts........................................................30
                  -----------------------
      5.6.        Stock Options..................................................................31
                  -------------
      5.7.        Company Stock Plans............................................................31
                  -------------------
      5.8.        Employee Benefit Plans; Existing Agreement.....................................32
                  ------------------------------------------
      5.9.        Indemnification................................................................33
                  ---------------
      5.10.       Fees and Expenses..............................................................33
                  -----------------
      5.11.       Public Announcements...........................................................34
                  --------------------
      5.12.       Affiliates.....................................................................34
                  ----------
      5.13.       Listings.......................................................................34
                  --------
      5.14.       Stockholder Litigation.........................................................34
                  ----------------------
      5.15.       Reorganization.................................................................35
                  --------------
      5.16.       Company Rights Agreement.......................................................35
                  ------------------------

6.    Conditions Precedent.......................................................................35
      --------------------
      6.1.        Conditions Precedent to Each Party's Obligation to Effect the Merger...........35
                  --------------------------------------------------------------------
      6.2.        Conditions Precedent to Obligations of Acquisition and Lucent..................36
                  -------------------------------------------------------------
      6.3.        Conditions Precedent to the Company's Obligations..............................37
                  -------------------------------------------------
      6.4         Frustration of Closing Conditions. ............................................37
                  ---------------------------------

7.    Non-Survival of Representation and Warranties..............................................37
      ---------------------------------------------

8.    Contents of Agreement; Parties in Interest; etc............................................38
      -----------------------------------------------

9.    Assignment and Binding Effect..............................................................38
      -----------------------------

10.   Termination................................................................................38
      -----------

11.   Definitions................................................................................39
      -----------

12.   Notices....................................................................................41
      -------

13.   Amendment..................................................................................42
      ---------

14.   Extensions; Waiver.........................................................................42
      ------------------

15.   Governing Law..............................................................................43
      -------------

16.   No Benefit to Others.......................................................................43
      --------------------

17.   Effect of Termination......................................................................43
      ---------------------

18.   Severability...............................................................................43
      ------------

19.   Section Headings...........................................................................43
      ----------------

20.   Schedules and Exhibits.....................................................................43
      ----------------------

21.   Counterparts...............................................................................43
      ------------

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER dated as of February 7, 2000 ("Agreement"), by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), SOLARA ACQUISITION INC., a Delaware corporation ("Acquisition"), and ORTEL CORPORATION, a Delaware corporation (the "Company").

                                   BACKGROUND

            A. The Company is a Delaware corporation with its registered office located at 32 Loockerman Square, Suite L-100, Dover, Delaware, and has authorized 25,000,000 shares of common stock, par value $.001 per share ("Company Common Stock"), of which 12,814,280 shares of Company Common Stock are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.001 per share ("Company Preferred Stock"), of which no shares of Company Preferred Stock are issued and outstanding. The Company is engaged principally in the business of designing, manufacturing and supplying advanced optoelectronic technologies.

            B. Lucent is a Delaware corporation with its registered office located at 1013 Centre Road, Wilmington, Delaware.

            C. Acquisition is a wholly-owned subsidiary of Lucent and was formed to merge with and into the Company so that, as a result of the merger, the Company will survive and become a wholly-owned subsidiary of Lucent. Acquisition is a Delaware corporation with its registered office located at 1013 Centre Road, Wilmington, Delaware, and has authorized an aggregate of 1,000 shares of common stock, no par value per share ("Acquisition Common Stock").

            D. The Board of Directors of each of Lucent, Acquisition and the Company has determined that this Agreement and the merger of Acquisition with and into the Company (the "Merger") in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), and, subject to the terms and conditions of this Agreement, is advisable and in the best interests of Lucent, Acquisition and the Company and their respective stockholders.

            E. The Board of Directors of each of Lucent, Acquisition and the Company have approved this Agreement, the Merger and the transactions contemplated hereby.

            F. The parties intend that, for United States federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization.

            G. Immediately following the execution and delivery of this Agreement, Lucent and the Company will enter into a stock option agreement (the "Option Agreement"), pursuant to which the Company will grant to Lucent the option to purchase shares of Company Common Stock, upon the terms and subject to the conditions set forth therein.

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:


            1.    The Merger.

                  1.1. General. (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time, (i) Acquisition shall be merged with and into the Company, (ii) the separate corporate existence of Acquisition shall cease and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

                  (b) The Merger shall become effective at the time of filing of a certificate of merger substantially in the form of Exhibit A attached hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL, or at such later date as the parties may mutually agree (the "Effective Time"). Subject to the terms and conditions of this Agreement, the Company and Acquisition shall duly execute and file the Certificate of Merger with the Secretary of State of the State of Delaware at the time of the Closing. The closing of the Merger (the "Closing") shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York, at 10:00 a.m., two business days after the date on which the last of the conditions set forth in Section 6 shall have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "Closing Date").

                  (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  1.2. Certificate of Incorporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit B and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

                  1.3. By-Laws. The By-laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

                  1.4. Directors and Officers. From and after the Effective Time, (a) the directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and (b) the officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

                  1.5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Lucent, Acquisition, the Company or the holders of any of the following securities:

                  (a) each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation;

                  (b) each share of Company Common Stock owned or held in treasury by the Company and each share of Company Common Stock owned by Acquisition or Lucent shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (c) subject to the provisions of Sections 1.6 and 1.7, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into the right to receive 3.1350 (such number as adjusted in accordance with Section 1.6, the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of Lucent Common Stock. As of the Effective Time, each share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any such shares shall cease to have any rights with respect thereto, other than the right to receive (i) shares of Lucent Common Stock to be issued in consideration therefor upon the surrender of such certificate and (ii) any cash, without interest, to be paid in lieu of any fractional share of Lucent Common Stock in accordance with Section 1.7;

                  1.6. Adjustment of the Exchange Ratio. In the event that, prior to the Effective Date, any stock split, combination, reclassification or stock dividend with respect to the Lucent Common Stock, any change or conversion of Lucent Common Stock into other securities or any other dividend or distribution with respect to the Lucent Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to the Exchange Ratio shall be deemed to be to the Exchange Ratio as so adjusted.

                  1.7. No Fractional Shares. No certificates or scrip representing fractional shares of Lucent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of Lucent. In lieu of receiving any such fractional share, the stockholder shall receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Lucent Common Stock (as reported on the NYSE Composite Transactions Tape as such Tape is reported in the Wall Street Journal or another recognized business publication) on the date immediately preceding the date on which the Effective Time shall occur (or, if the Lucent Common Stock did not trade on the NYSE on such prior date, the last day of trading in Lucent Common Stock on the NYSE prior to the Effective Time) by (ii) the fractional share to which such holder would otherwise be entitled. Lucent shall make available to the Exchange Agent the cash necessary for this purpose.

                  1.8. Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books. (a) As of the Effective Time, Lucent shall deposit with the Exchange Agent for the benefit of the holders of shares of Company Common Stock, certificates representing shares of the Lucent Common Stock to be issued pursuant to Section 1.5(c) in exchange for the shares of Company Common Stock. Such shares of Lucent Common Stock, together with any dividends or distributions with respect thereto pursuant to Sections 1.7 and 1.8(c), are referred to herein as the "Exchange Fund".

                  (b) As soon as practicable after the Effective Time, Lucent shall use its reasonable efforts to cause the Exchange Agent to send to each Person who was, at the Effective Time, a holder of record of certificates which represented outstanding Company Common Stock (the "Certificates") which shares were converted into the right to receive Lucent Common Stock pursuant to Section 1.5(c), a letter of transmittal which (i) shall specify that delivery shall be effected and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of Certificates for cancellation, together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, such holder shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Lucent Common Stock into which the Company Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time, (B) cash in lieu of any fractional share of Lucent Common Stock in accordance with
Section 1.7 and (C) certain dividends and distributions in accordance with
Section 1.8(c), and the Certificates so surrendered shall then be canceled. Subject to Section 1.7 and Section 1.8(c), until surrendered as contemplated by this Section 1.8(b), each Certificate, from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of shares of Lucent Common Stock into which such Company Common Stock shall have been converted.

                  (c) No dividends or other distributions declared or made after the Effective Time with respect to the Lucent Common Stock with a record date after the Effective Time shall be paid to any holder entitled by reason of the Merger to receive certificates representing Lucent Common Stock and no cash payment in lieu of a fractional share of Lucent Common Stock shall be paid to any such holder pursuant to Section 1.7 until such holder shall have surrendered its Certificates pursuant to this Section 1.8. Subject to applicable law, following surrender of any such Certificate, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the shares of Lucent Common Stock represented by the certificate received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Lucent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.

                  (d) If any certificate representing shares of Lucent Common Stock or any cash is to be issued or paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Exchange Agent any transfer or other taxes required as a result of the issuance of such certificates of Lucent Common Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Lucent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Lucent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Lucent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Lucent or the Exchange Agent. All amounts in respect of taxes received or withheld by Lucent shall be disposed of by Lucent in accordance with the Code or such state, local or foreign tax law, as applicable.

                  (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Lucent Common Stock as determined under Section 1.5(c) and pay any cash, dividends or other distributions as determined in accordance with Sections 1.7 and 1.8(c) in respect of such Certificate; provided, that Lucent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Lucent, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (f) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

                  1.9. No Further Ownership Rights in Company Common Stock. All certificates representing shares of Lucent Common Stock delivered upon the surrender for exchange of the Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.7) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificates.

                  1.10. Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Company Common Stock for six months after the Effective Time shall be delivered to Lucent, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificates in compliance herewith shall thereafter look only to Lucent for payment of their claim for shares of Lucent Common Stock, any cash in lieu of fractional shares of Lucent Common Stock and any dividends or distributions with respect to such shares of Lucent Common Stock. None of Lucent, Acquisition, the Exchange Agent or the Company shall be liable to any former holder of Company Common Stock for any such shares of Lucent Common Stock held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which are delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

                  1.11. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

            2. Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered by the Company to Lucent prior to the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to Lucent and Acquisition as follows:

                  2.1. Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, would not have a Material Adverse Effect on the Company. The Company has made available to Lucent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the charter documents for each of its Subsidiaries in each case, as amended to the date hereof.

                  2.2. Subsidiaries. Item 2.2 of the Company Disclosure Schedule sets forth a true and complete list of each of the Company's Subsidiaries. All the outstanding shares of capital stock of, or other equity interest in, each Subsidiary of the Company have been validly issued, including in compliance with all applicable federal and state securities laws, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all Liens and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests except restrictions under applicable law.

                  2.3. Capital Structure. (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. At the close of business on February 4, 2000,
(i) 12,814,280 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Common Stock were held by the Company in its treasury;
(iii) 250,000 shares of Company Preferred Stock have been designated as Series A junior participating preferred stock, par value $.001 per share, and reserved for issuance upon exercise of the right (the "Company Right") to purchase junior preferred stock, par value $.001 per share, pursuant to the Rights Agreement dated as of March 3, 1995 (the "Company Rights Agreement"), between the Company and First Interstate Bank of California,; (iv) no shares of Company Preferred Stock were issued and outstanding; (v) not more than 10,026,630 shares of Company Common Stock were reserved for issuance pursuant to the 1990 Stock Option Plan, the 1994 Equity Participation Plan, the 1999 Non-Qualified Stock Option Plan and the Stephen R. Rizzone Non-Qualified Stock Option Agreement (such plans or agreement, collectively, the "Company Stock Plans"), of which 4,203,226 shares are subject to outstanding Company Stock Options. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights and were issued in compliance in all material respects with all applicable federal and state securities laws.

                  (b) Except as set forth in paragraph (a), at the close of business on February 4, 2000, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than outstanding stock options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, "Company Stock Options") or the Company Rights Agreement) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise and no warrants to purchase shares of capital stock of the Company at any time or upon the occurrence of any stated event. The Company has delivered to Lucent a complete and correct list, as of February 4, 2000, of the number of shares of Company Common Stock subject to Company Stock Options and the exercise prices thereof.

                  (c) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding.

                  (d) Except as set forth in this Section 2.3 and except for changes since February 4, 2000, resulting from the issuance of shares of Company Common Stock pursuant to the Company Stock Options outstanding as of February 4, 2000, and pursuant to the Company Stock Options issued after the date hereof as expressly permitted by the terms of this Agreement, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (ii) as of the close of business on February 4, 2000, there are not any outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth in Item 2.3(d) of the Company Disclosure Schedule, the Company is not a party to any voting agreement with respect to the voting of any such securities.

                  (e) There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, (ii) warrants, calls, options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any such Subsidiary or (iii) obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of such Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth in Item 2.3(e) of the Company Disclosure Schedule and except for the Company's ownership of the Subsidiaries, the Company does not, directly or indirectly, have any ownership or other interest in, or control of, any Person, nor is the Company or any Subsidiary controlled by or under common control with any Person.

                  2.4. Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The Company has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to Company Stockholder Approval. This Agreement and the Option Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  2.5. No Conflict. (a) Except as set forth in Item 2.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in paragraph (b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement or the Option Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable filings and approvals under similar foreign antitrust laws and regulations; (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Stockholders Meeting for the approval by the stockholders of the Company of the Merger (such proxy statement, as amended or supplemented from time to time, the "Company Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated hereby and thereby; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (iv) such filings with and approvals of The Nasdaq National Market ("Nasdaq") to permit the shares of Company Common Stock that are to be issued pursuant to the Option Agreement to be listed on Nasdaq;
(v) filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (vi) such consents, approvals, orders or authorizations which if not made or obtained, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  2.6. SEC Documents; Undisclosed Liabilities. The Company has filed with the SEC since May 1, 1998, all required registration statements, reports, schedules, forms, statements, proxy or information statements and other documents (including exhibits and all other information incorporated therein) (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied or, with respect to those not yet filed, will comply in all material respects with the requirements of the Securities Act of 1933 (the

"Securities Act"), or the Exchange Act, as the case may be, and, in each case, the rules and regulations of the SEC promulgated thereunder and, except to the extent that information contained in any Company SEC Document has been revised and superseded by a later filed Company SEC Document, did not or, with respect to those not yet filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the Company Filed SEC Documents, (iii) incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, or (iv) disclosed in Item 2.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

                  2.7. Lucent Registration Statement; Company Proxy Statement. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Lucent in connection with the issuance of Lucent Common Stock in the Merger, together with all amendments thereto (the "Lucent Registration Statement"), will, at the time the Lucent Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Company Proxy Statement will, at the date it is first mailed to the Company's stockholders and the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Lucent specifically for inclusion or incorporation by reference in the Company Proxy Statement.

                  2.8. Absence of Certain Changes. Except (i) for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, (ii) as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), (iii) with respect to the matters set forth in subsection (d) below that do not, individually or in the aggregate, exceed $5,000,000, and (iv) as set forth in Item 2.8 of the Company Disclosure Schedule, since April 30, 1999, the Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been:

                  (a)   any Material Adverse Effect in the Company;

                  (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

                  (c) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options under the Company Stock Plans, in each case awarded prior to the date hereof in accordance with their present terms;

                  (d) (i) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other key employee of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent financial statements included in the Company's quarterly report on Form 10-Q that is part of the Company Filed SEC Documents, (ii) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business consistent with past practice,
(iii) any entry by the Company or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, except in the ordinary course of business consistent with past practice or (iv) any amendment to, or modification of, any Company Stock Option;

                  (e) except insofar as may have been required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company;

                  (f) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability;

                  (g) any issuance, delivery or agreement (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or the incurrence of or agreement to incur any indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice or the entry into any lease the obligations of which, in accordance with GAAP, would be capitalized;

                  (h) entry into or commitment to enter into any other material transaction except in the ordinary course of business consistent with past practice; for the purposes of this subsection (h), a "material transaction" is one that would be required by the Company to be disclosed in the Company SEC Documents or in response to Item 2.10 or 2.11 of the Company Disclosure Schedule.

                  2.9. Properties. (a) Each of the Company and its Subsidiaries has good and valid title to or a valid leasehold interest in all its properties and assets reflected on the most recent balance sheet contained in the Company's quarterly report on Form 10-Q that is part of the Company Filed SEC Documents or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and (ii) properties and assets the loss of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Item 2.9(b) of the Company Disclosure Schedule, neither the Company nor any or its Subsidiaries owns any real property. As to the Company's owned real property, the Company or a Subsidiary (i) has good and marketable and insurable title to, such properties, free and clear of all Liens, except for Permitted Liens, has, and Lucent immediately after the Closing will have, access to public roads or valid easements over private streets or private property for such ingress to and egress from such properties, except for such items that, individually or in the aggregate, do not materially interfere with the Company's ability to conduct its business as currently conducted.

                  2.10. Leases. Item 2.10 of the Company Disclosure Schedule lists all outstanding leases, both capital and operating, or licenses, pursuant to which the Company or any of its Subsidiaries has is required to make payments of over $250,000 per annum.

                  2.11. Contracts. Except as set forth on Item 2.11 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any (a) non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of the Company and its Subsidiaries is conducted or by which the Company manufactures or distributes its products, (b) material agreement that contains a change in control provision for which Lucent would not receive the benefits of such agreement upon the consummation of the transactions contemplated hereby, (c) agreement that would create rights to any Person against Lucent or any of its Affiliates (other than rights that would remain solely against the Company as in effect on the Closing
Date), or (d) joint venture or partnership agreement to which the Company or any of its Subsidiaries is a party.

                  2.12. Absence of Default. Except as set forth in Item 2.12 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has fulfilled and performed in all material respects its obligations under each of the leases, contracts and other agreements listed or required to be listed in Items 2.10 and 2.11 of the Company Disclosure Schedule to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof (except for any such lease, contract or other agreement which, by its terms, will expire prior to the Effective Time) and neither the Company nor any such Subsidiary is, and, neither the Company nor any such Subsidiary is alleged in writing to be, in breach or default under, nor is there or is there alleged in writing to be any basis for termination of, any such lease, contract or other agreement. To the best knowledge of the Company, no other party to any such lease, contract or other agreement has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the best knowledge of the Company, by any such other party. The Company is not currently renegotiating any such lease, contract or other agreement or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each such lease, contract or other agreement and any amendments thereto have heretofore been delivered to Lucent.

                  2.13. Litigation. Item 2.13 of the Disclosure Schedule sets forth (i) any actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries; (ii) any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal as to which any of the assets, properties or business of the Company or any of its Subsidiaries is subject; and (iii) any actions, suits, arbitrations or proceedings as to which the Company or any such Subsidiary is the plaintiff or the Company or any such Subsidiary is contemplating commencing legal action against any other Person. None of the matters, if any, listed on Item 2.13 of the Disclosure Schedule could reasonably be expected to have a Material Adverse Effect on the Company.

                  2.14. Compliance with Law. (a) Each of the Company and its Subsidiaries has complied with, and is not in violation of, any law, ordinance or governmental rule or regulation (collectively, "Laws") to which it or its business is subject, except where the failure to comply with such Laws could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (b) Each of the Company and its Subsidiaries has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company or such Subsidiary has no reason to believe would not be issued in due course and (ii) which, the failure of the Company or such Subsidiary to possess, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (c) Neither the Company nor any of its Subsidiaries has received notice of violation of, or knows of any violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business, except for any such violation which could not reasonably be expected to have a Material Adverse Effect on the Company.

                  2.15. Intellectual Property; Year 2000. (a) The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary

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intellectual property rights and computer programs (the "Intellectual Property
Rights"), in each case, which are material to the conduct of the business of the Company and its Subsidiaries.

                  (b) To the Company's best knowledge, neither the Company nor any of its Subsidiaries has infringed upon any patent rights of any other Person, except (i) as set forth in Item 2.15 of the Company Disclosure Schedule and (ii) for any such infringement which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. In addition, neither the Company nor any of its Subsidiaries has infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights (other than patent rights) or other proprietary information of any other Person, except for any such infringement which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved. To the Company's best knowledge, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of the Company or any of its Subsidiaries, except for any such interference, infringement, misappropriation or conflict which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

                  (c) Assuming that Lucent continues to operate the business of the Company and its Subsidiaries as presently conducted and proposed to be conducted, then, to the Company's best knowledge, Lucent's use of the Intellectual Property Rights or other proprietary information which is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights or other proprietary information of any other Person.

                  (d) Each employee, agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement, or substantially similar agreement, under which the Company or such Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company, such Subsidiary or such predecessor in interest, as applicable all right, title and interest in such material, except for failures to do so that individually or in the aggregate could not reasonably be expected to be material to the Company.

                  (e) The Company has completed a program directed at ensuring that its and its Subsidiaries' products (including prior and current products and technology and products and technology currently under development) are capable upon installation of (i) operating in the same manner and in accordance with their specifications on dates in both the Twentieth and Twenty-First centuries and (ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and (iii) recognizing year 2000 as a leap year, provided that all non-Company products (e.g., hardware, software or firmware) used in or in combination with the Company's products properly exchange data with the Company's products in the same manner on dates in both the Twentieth and Twenty-First centuries. In addition, the Company has installed all available Year 2000-related customer upgrades and has taken all necessary steps to assure that the year 2000 date change will not adversely affect its operations or the systems and facilities that support the operations of the Company and its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. Finally, in conjunction with the Year 2000 date transitions, the Company has not experienced any material date-related failures of its systems and has no knowledge of any date-related issued experience by its customers with respect to the Company's products.

                  2.16. Taxes. (a) Each of the Company and its Subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) all Taxes shown as due on such returns, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (b) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Item 2.16 of the Company Disclosure Schedule, the federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

                  (c) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (d) Except as set forth in Item 2.16 of the Company Disclosure Schedule, the Company Benefit Plans and other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under Section 162(m) of the Code for employee remuneration will not apply to any amounts paid or payable by the Company or any of its Subsidiaries under any such plan or arrangement and, to the best knowledge of the Company, no fact or circumstance exists that could reasonably be expected to cause such disallowance to apply to any such amounts.

                  (e) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (f) Neither the Company nor any of its Subsidiaries is a party (other than as an investor) to any industrial development bond.

                  2.17. Absence of Changes in Benefit Plans. Except as set forth in Item 2.17 of the Company Disclosure Schedule, since the date of the most recent audited financial statements included in the Company Filed SEC Documents, there has not been any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries (collectively, the "Company Benefit Plans"), or any change in any actuarial or other assumption used to calculate funding obligations with respect to any the Company pension plans, or any change in the manner in which contributions to any the Company pension plans are made or the basis on which such contributions are determined.

                  2.18. ERISA Compliance. (a) With respect to the Company Benefit Plans, no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries could be subject to any liability that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

                  (b) Each Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Benefit Plan that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The Company, its Subsidiaries and all the Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Item 2.18(b) of the Company Disclosure Schedule, each Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the best knowledge of the Company, no fact or event has occurred since that date of any determination letter from the IRS which could reasonably be expected to affect adversely the qualified status of any such Benefit Plan or the exempt status of any such trust. There are no pending or, to the best knowledge of the Company, threatened lawsuits, claims, grievances, investigations or audits of any Benefit Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Company nor any of its Subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the best knowledge of the Company, there are no facts or circumstances that could reasonably be expected to materially change the funded status of any Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Benefit Plan is a "multi employer plan" within the meaning of
Section 3(37) of ERISA.

                  (d) Except as set forth in Item 2.18(d) of the Company Disclosure Schedule, no employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreement. Except as set forth in Item 2.18(d) of the Company Disclosure Schedule, no amount payable, or economic benefit provided, by the Company or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code as a result of the transactions contemplated by this Agreement or the Option Agreement. Except as set forth in Item 2.18(d) of the Company Disclosure Schedule, no Person is entitled to receive any additional payment from the Company or its Subsidiaries or any other Person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such Person. Except as set forth in Item 2.18(d) of the Company Disclosure Schedule, the Board of Directors of the Company or any of its Subsidiaries has not granted to any Person any right to receive any Parachute Gross-Up Payment.

                  (e) Except as set forth in Item 2.18(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability or obligation under any "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by
Part 6 of Title I of ERISA.

                  (f) The Company and its Subsidiaries are in compliance with all federal, state and local requirements regarding employment, except for any failures to comply that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate could not reasonably be expected to have a Material

Adverse Effect on the Company. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective business of the Company or any of its Subsidiaries, and there is no charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such actions, charges or complaints, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  2.19. Environmental Laws. The Company has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the best knowledge of the Company, threatened, actions, suits or proceedings against the Company, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such liability or seeking any remedial action in connection with any Environmental Laws, which, in either case, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  2.20. Voting Requirements; Board Approval and Recommendation.
(a) The affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock at the Company Stockholders Meeting to adopt this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, the Option Agreement and the transactions contemplated hereby and thereby.

                  (b) The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement, the Option Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, and has declared the Merger to be advisable, (ii) approved this Agreement, the Option Agreement, the Merger and the other transactions contemplated hereby and thereby, (iii) resolved (subject to Section 5.2) to recommend this Agreement and the Merger to such holders for approval and adoption and (iv) directed (subject to Section 5.2) that this Agreement be submitted to the Company's stockholders for consideration. The Company hereby agrees to the inclusion in the Lucent Registration Statement and the Company Proxy Statement of the recommendation of such Board of Directors.

                  2.21. State Takeover Statutes. The Board of Directors of the Company (including the disinterested directors thereof) has approved the terms of this Agreement and the Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and Option Agreement, and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement and the Option Agreement by the Company's Board of Directors under the provisions of Section 203 of the DGCL and represents all the action necessary to ensure that such Section 203 does not apply to Lucent in connection with the Merger and the other transactions contemplated by this Agreement and the Option Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreement.

                  2.22. Company Rights Agreement. The Company has taken all necessary action (i) to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement or the Option Agreement and (ii) to ensure that (x) neither Lucent nor any of its affiliates is an Acquiring Person (as defined in the Company Rights Agreement) and (y) a Distribution Date (as defined in the Company Rights Agreement) does not occur by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement or the Option Agreement.

                  2.23. Brokers. No broker, investment banker, financial advisor or other Person, other than SoundView Technology Group, Inc., or its successor, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Lucent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

                  2.24. Opinion of Financial Advisor. The Company has received the opinion of SoundView Technology Group, Inc., or its successor, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of shares of the Company Common Stock (other than Lucent and its affiliates), a signed copy of which opinion has been or will promptly be delivered to Lucent.

                  2.25. Disclosure. None of the representations or warranties of the Company contained herein, none of the information contained in the Company Disclosure Schedule, and none of the other information or documents furnished or to be furnished to Lucent or Acquisition by the Company or any of its Subsidiaries or pursuant to the terms of this Agreement, when taken as a whole, contains, or at the Effective Time will contain, any untrue statement of a material fact or omits, or at the Effective Time will omit, to state a material fact required to be stated herein or therein necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

            3. Representations and Warranties of Lucent and Acquisition. Except as set forth on the disclosure schedule delivered by Lucent to the Company prior to the execution of this Agreement (the "Lucent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Lucent and Acquisition represent and warrant to the Company as follows:

                  3.1. Organization, Standing and Corporate Power. Each of Lucent and Acquisition is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each of Lucent and Acquisition is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  3.2. Capital Structure. Except as set forth in Item 3.3 of the Lucent Disclosure Schedule, the authorized capital stock of Lucent consists of (i) 6,000,000,000 shares of common stock, par value $.01 per share ("Lucent Common Stock") and (ii) 250,000,000 shares of preferred stock, par value $1.00 per share ("Lucent Authorized Preferred Stock"), of which 7,500,000 shares have been designated Series A Junior Participating Preferred Stock ("Lucent Junior Preferred Stock"). As of December 31, 1999, (i) approximately 3,178,657,861 shares of Lucent Common Stock were issued and outstanding, (ii) no shares of Lucent Junior Stock Preferred Stock were issued and outstanding and (iii) other than the Lucent Junior Preferred Stock, no other shares of Lucent Authorized Preferred Stock are issued and outstanding. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Lucent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Lucent may vote are issued or outstanding. All outstanding shares of capital stock of Lucent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                  3.3. Authority. Each of Lucent and Acquisition has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Lucent has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Lucent and Acquisition, and the execution and delivery of the Option Agreement by Lucent, and the consummation by Lucent and Acquisition of the transactions contemplated by this Agreement and the consummation by Lucent of the transactions contemplated by the Option Agreement have been duly authorized by all necessary corporate action on the part of Lucent and Acquisition, as applicable. This Agreement has been duly executed and delivered by Lucent and Acquisition and, constitutes the legal, valid and binding obligation of Lucent and Acquisition, enforceable against each of them in accordance with its terms. The Option Agreement has been duly executed and delivered by Lucent, and, constitutes a legal, valid and binding obligation of Lucent, enforceable against Lucent in accordance with its terms.

                  3.4. No Conflict. (a) The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Lucent or Acquisition or any of Lucent's other Subsidiaries under, (i) the certificate of incorporation or by-laws of Lucent or Acquisition, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Lucent or Acquisition or any of Lucent's other Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 3.4(b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lucent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  (b) No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Lucent or Acquisition in connection with the execution and delivery of this Agreement by Lucent and Acquisition or the execution and delivery of the Option Agreement by Lucent or the consummation by Lucent and Acquisition of the transactions contemplated by this Agreement or the consummation by Lucent of the transactions contemplated by the Option Agreement, except for (i) the filing of a premerger notification and report form by Lucent under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations; (ii) the filing with the SEC of (A) the Lucent Registration Statement and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Lucent is qualified to do business; (iv) such filings with and approvals of the NYSE to permit the shares of Lucent Common Stock that are to be issued in the Merger to be listed on the NYSE; (v) filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws and
(vi) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                  3.5. Litigation. Item 3.5 of the Lucent Disclosure Schedule sets forth (i) any actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the best knowledge of Lucent, threatened against Lucent or any of its Subsidiaries; (ii) any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal as to which any of the assets, properties or business of Lucent or any of its Subsidiaries is subject; and (iii) any actions, suits, arbitrations or proceedings as to which Lucent or any such Subsidiary is the plaintiff or Lucent or any such Subsidiary is contemplating commencing legal action against any other Person, in each case (i), (ii) and (iii) which could reasonably be expected to have a Material Adverse Effect on Lucent, its Subsidiaries and Acquisition taken as a whole.

                  3.6. SEC Documents; Undisclosed Liabilities. Lucent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since October 1, 1998 (the "Lucent SEC Documents"). As of their respective dates, the Lucent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Lucent SEC Documents. Except to the extent that information contained in any Lucent SEC Document has been revised or superseded by a later filed Lucent SEC Document, none of the Lucent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Lucent included in the Lucent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Lucent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the Lucent Filed SEC Documents,
(iii) incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, or (iv) disclosed in Item 3.6 of the Lucent Disclosure Schedule, neither Lucent nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.7. Information Supplied. None of the information supplied or to be supplied by Lucent specifically for inclusion or incorporation by reference in (i) the Lucent Registration Statement will, at the time the Lucent Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Company Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Lucent Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Lucent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Lucent Registration Statement.

                  3.8. Absence of Certain Changes. Except for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby and except as disclosed in the Lucent SEC Documents filed and publicly available prior to the date of this Agreement (the "Lucent Filed SEC Documents"), since September 30, 1999, Lucent and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any event or occurrence which could have a Material Adverse Effect, (ii) except insofar as may have been or required by a change in GAAP, any change in accounting methods, principles or practices by Lucent materially affecting its assets, liabilities or business, (iii) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or any of its tax attributes or any settlement or compromise of any material income tax liability, or (iv) any split, combination or reclassification of any of Lucent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution, for shares of Lucent's capital stock, except for issuances of Lucent Common Stock upon the exercise of outstanding stock options or other rights to purchase or receive Lucent Common Stock granted under stock compensation plans maintained by Lucent, various plans of companies acquired by Lucent, and warrants issued by companies acquired by Lucent, in each case awarded prior to the date hereof in accordance with their present terms.

                  3.9. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of Lucent.

                  3.10. Interim Operations of Acquisition. Acquisition was formed solely for the purpose of engaging in transactions of the type contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                  3.11. Taxes. Neither Lucent nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            4.    Conduct Pending Closing.

                  4.1. Conduct of Business Pending Closing. From the date hereof until the Closing, the Company shall, and shall cause each of its Subsidiaries to:

                  (a)   maintain its existence in good standing;

                  (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

                  (c) maintain business and accounting records consistent with past practices; and

                  (d) use its reasonable best efforts (i) to preserve its business intact, (ii) to keep available to the Company the services of its present officers and employees, and (iii) to preserve for the Company or such Subsidiary the goodwill of its suppliers, customers and others having material business relations with the Company or such Subsidiary.

                  4.2. Prohibited Actions Pending Closing. Unless otherwise provided for herein or approved by Lucent in writing (which Lucent approval in the case of any matters covered under subsection (j) below cannot be unreasonably withheld), from the date hereof until the Closing, the Company shall not, and shall not permit any of its Subsidiaries to:

                  (a) amend or otherwise change its Certificate of Incorporation or By-laws;

                  (b) issue or sell or authorize for issuance or sale (other than (i) any issuance of Company Common Stock upon the exercise of any outstanding option or warrant to purchase Company Common Stock which option or warrant was issued prior to the date hereof in accordance with the terms of the relevant stock option or warrant agreement, or (ii) the issuance of Company Common Stock pursuant to the Option Agreement), or grant any options or make other agreements with respect to, any shares of its capital stock or any other of its securities, except for the issuance of stock options to new employee hires consistent with past practice and for those provisions of the agreement with the Exchange Agent which provisions are in furtherance of this Agreement;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except (i) short-term borrowings incurred in the ordinary course of business (or to refinance existing or maturing indebtedness) and (ii) intercompany indebtedness between the Company and any of its Subsidiaries or between Subsidiaries;

                  (f) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets, (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice, (iii) authorize any capital commitment which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $2,000,000, or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in Section 4.2(e) or this Section 4.2(f);

                  (g) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

                  (h) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of finished goods in the ordinary course of business consistent with past practice;

                  (i) assume, guarantee or otherwise become responsible for the obligations of any other Person or agree to so do;

                  (j) enter into or agree to enter into any employment agreement;

                  (k) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

                  (l) make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

                  (m) settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement;

                  (n) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recently audited balance sheet (and the notes thereto) included in the Company SEC Documents or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (o) except in connection with the sale of the Company's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights of the Company or its Subsidiaries;

                  (p) except as required by law or contemplated hereby and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any Company Benefit Plan or any other agreement, plan or policy involving the Company or its Subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

                  (q) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company or its Subsidiaries, or as contemplated hereby or by the terms of any employment agreement in existence on the date hereof, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person; provided that nothing contained herein shall prohibit the Company from paying 1999 bonuses that have been earned under its incentive bonus plans in accordance with the terms of such plans as in effect on the date hereof consistent with past practice; or

                  (r) announce an intention, commit or agree to do any of the foregoing.

            5.    Additional Agreements.

                  5.1. Access; Documents; Supplemental Information. (a) From and after the date hereof until the Closing, the Company shall afford, shall cause its Subsidiaries to afford and, with respect to clause (ii) below, shall use its reasonable best efforts to cause the independent certified public accountants for the Company to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of Acquisition and Lucent, upon reasonable notice, reasonable access during normal business hours to the properties, books and records including tax returns filed and those in the process of being prepared by the Company or any of its Subsidiaries and the right to consult with the officers, employees, accountants, counsel and other representatives of the Company or any of its Subsidiaries in order that Acquisition and Lucent may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of the Company and its Subsidiaries, (ii) to the independent certified public accountants of Acquisition and Lucent, reasonable access during normal business hours to the work papers and other records of the accountants relating to the Company and its Subsidiaries, and
(iii) to Acquisition and Lucent and their representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of the Company and its Subsidiaries as Acquisition and Lucent shall from time to time reasonably require.

                  (b) From the date of this Agreement through and including the Closing, Acquisition, Lucent and the Company agree to furnish to each other copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

                  (c) Except as required by law, the Company and Lucent shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in
(i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in
Section 6 not being satisfied.

                  (d) The Company shall give prompt notice to Lucent, and Lucent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event which would be likely to cause (A) any representation or warranty contained in this Agreement or the Option Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement or the Option Agreement not to be complied with or satisfied; and (ii) any failure of the Company, Lucent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.1(d) shall not limit or otherwise affect the remedies available to the party receiving such notice.

                  (e) The Company shall deliver to Lucent, without charge, a copy of any filing made by the Company with the SEC under the Exchange Act, including, without limitation, any Form 10-Q, 8-K or 10-K, not later than five business days after the date of such filing with the SEC.

                  (f) Lucent shall deliver to the Company, without charge, a copy of any filing made by Lucent with the SEC under the Exchange Act, including, without limitation, any Form 10-Q, 8-K or 10-K, not later than five business days after the date of such filing with the SEC.

            5.2. No Solicitation by the Company. (a) the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the date of the Company Stockholders Meeting (the "Applicable Period"), the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company and its representatives may, in response to a Superior Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 5.2(a), and subject to providing prior written notice of its decision to take such action to Lucent and compliance with Section 5.2(c), (x) furnish information with respect to the Company and its Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class or series of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class or series of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Lucent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, an "Acquisition Agreement") related to any

Takeover Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 5.2(a), if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to this and the following sentence) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is during the Applicable Period and is after the tenth business day following Lucent's receipt of written notice advising Lucent that the Board of Directors of the Company is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.2, the Company shall promptly (and no later than 48 hours) advise Lucent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. The Company will keep Lucent informed of the status and material terms and conditions (including amendments or proposed amendments) of any such request or Takeover Proposal.

                  (d) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, that, except as expressly permitted by this Section 5.2, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                  5.3. Preparation of the Lucent Registration Statement and Company Proxy Statement; Company Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Company Proxy Statement and

Lucent shall prepare and file with the SEC the Lucent Registration Statement, in which the Company Proxy Statement will be included as a prospectus. Each of the Company and Lucent shall use its reasonable best efforts to have the Lucent Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Lucent Registration Statement is declared effective under the Securities Act. Lucent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Lucent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Lucent Registration Statement will be made by Lucent, or the Company Proxy Statement will be made by the Company, without providing the other party the opportunity to review and comment thereon. Lucent will advise the Company, promptly after it receives notice thereof, of the time when the Lucent Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Lucent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Lucent Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will inform Lucent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Lucent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Lucent which should be set forth in an amendment or supplement to any of the Lucent Registration Statement or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

                  (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") solely for the purpose of obtaining the Company Stockholder Approval. The Company shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its right to terminate this Agreement pursuant to
Section 5.2(b), the Company agrees that its obligations pursuant to the first sentence of this Section 5.3(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

                  5.4. Letter of the Company's Accountants; Letter of Lucent's Accountants. (a) The Company shall use its reasonable best efforts to cause its independent public accountants to deliver to Lucent two letters from the Company's independent public accountants, one dated a date within two business days before the date on which the Lucent Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to Lucent, in form and substance reasonably satisfactory to Lucent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Lucent Registration Statement.

                  (b) Lucent shall use its reasonable best efforts to cause its independent public accountants to deliver to the Company two letters from Lucent's independent public accountants, one dated a date within two business days before the date on which the Lucent Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Lucent Registration Statement.

                  5.5. Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, including
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the transactions contemplated by this Agreement or the Option Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement.

                  (b) In connection with and without limiting the foregoing, the Company and Lucent shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreement or any of the other transactions contemplated by this Agreement or the Option Agreement and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Option Agreement or any other transaction contemplated by this Agreement or the Option Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Option Agreement.

                  5.6. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (i) adjust the terms of all outstanding Company Stock Options granted under the Company Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Lucent Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, at an exercise price per share of Lucent Common Stock (rounded to the nearest one-hundredth of a cent) equal to (x) the exercise price per share of such Company Common Stock immediately prior to the Effective Time divided by (y) the Exchange Ratio (each, as so adjusted, an "Adjusted Option"); and

                  (ii) make such other changes to the Company Stock Plans as the Company and Lucent may agree are appropriate to give effect to the Merger, including as provided in Section 5.7.

                  (b) As soon as practicable after the Effective Time, Lucent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Lucent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger).

                  (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Lucent, together with the consideration therefor and applicable withholding taxes.

                  (d) Except as otherwise contemplated by this Section 5.6 and except to the extent required under the respective terms of the Company Stock Options, all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Lucent as set forth above.

                  5.7. Company Stock Plans. At the Effective Time, by virtue of the Merger, the Company Stock Plans and the Company Stock Options granted thereunder shall be assumed by

Lucent, with the result that all obligations of the Company under the Company Stock Plans, including with respect to awards outstanding at the Effective Time under each Company Stock Plan, shall be obligations of Lucent following the Effective Time; provided, that in the case of any Company Stock Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code, the option price, number of shares purchasable pursuant to such Company Stock Option and the terms and conditions of exercise of such Company Stock Option shall be determined in order to comply with Section 424 of the Code. Prior to the Effective Time, Lucent shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its stockholders at the next regularly scheduled annual meeting of Lucent following the Effective Time) for the assumption of the Company Stock Plans, including the reservation, issuance and listing of Lucent Common Stock in a number at least equal to the number of shares of Lucent Common Stock that will be subject to the Adjusted Options. As soon as practicable following the Effective Time, Lucent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Lucent Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as the Adjusted Options or any unsettled awards granted under the Company Stock Plans after the Effective Time remain outstanding.

                  5.8. Employee Benefit Plans; Existing Agreement. (a) As soon as practicable after the Effective Time (the "Benefits Date"), Lucent shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of the Company that are the same as those made generally available to non-represented employees of Lucent who are hired by Lucent after December 31, 1999. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Company) (the "Continuation Period"), Lucent shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of the Company provided to employees of the Company as of the date hereof.

                  (b) With respect to each benefit plan, program, practice, policy or arrangement maintained by Lucent (the "Lucent Plans") in which employees of the Company subsequently participate, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Lucent; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Lucent Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Company Benefit Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Lucent Plan for the plan year in which the Effective Time occurs.

                  5.9. Indemnification. (a) From and after the Effective Time, Lucent shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects (i) the obligations of the Company to indemnify each Person who is or was a director or officer (an "Indemnified Party") of the Company or any of its Subsidiaries pursuant to any indemnifications provision of the Company's Certificate of Incorporation or By-laws as each is in effect on the date hereof and (ii) any indemnification agreements of the Company listed in Item 5.9(a) of the Company Disclosure Schedule (as each is in effect on the date hereof), the existence of which does not constitute a breach of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Lucent shall cause the Surviving Corporation to honor all such rights.

                  (b) For a period of six years after the Effective Time, Lucent shall cause to be maintained in effect the current officers' and directors' liability insurance maintained by the Company with respect to the Indemnified Parties (provided that Lucent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Indemnified Parties than such existing insurance) covering acts or omissions occurring prior to the Effective Time; provided, that Lucent shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if existing coverage cannot be maintained or equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Lucent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap. The current annual premium paid by the Company for its existing coverage is set forth in Item 5.9(b) of the Company Disclosure Schedule.

                  (c) This Section 5.9 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the Indemnified Parties and their respective heirs and personal representative (each of which shall be entitled to enforce this Section 5.9 against Lucent and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement).

                  5.10. Fees and Expenses. (a) Except as provided in this
Section 5.10, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Lucent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with the filing, printing and mailing of the Lucent Registration Statement, the Company Proxy Statement (including SEC filing fees) and (ii) the filing fees for the pre-merger notification and report forms under the HSR Act.

                  (b) In the event that (i) a bona fide Takeover Proposal shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by either Lucent or the

Company pursuant to Section 10(b)(i) or 10(c), or (ii) this Agreement is terminated by the Company pursuant to Section 10(e) or (iii) this Agreement is terminated by Lucent pursuant to Section 10(d), then the Company shall promptly, but in no event later than the date of such termination, pay Lucent a fee equal to $90 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, that no Termination Fee shall be payable to Lucent pursuant to clause (i) of this Section 5.10(b) unless within nine (9) months of such termination the Company or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Takeover Proposal. The Company acknowledges that the agreements contained in this Section 5.10(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Lucent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.10(b), and, in order to obtain such payment, Lucent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.10(b), the Company shall pay to Lucent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                  5.11. Public Announcements. Lucent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Option Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreement shall be in the form heretofore agreed to by the parties.

                  5.12. Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Lucent a letter identifying all Persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such Person to deliver to Lucent as of the Closing Date, a written agreement substantially in the form attached as Exhibit C hereto.

                  5.13. Listings. Lucent shall use its reasonable best efforts to cause the Lucent Common Stock issuable in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. The Company shall use its reasonable best efforts to cause the shares of Company Common Stock to be issued pursuant to the Option Agreement to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

                  5.14. Stockholder Litigation. The Company shall give Lucent the opportunity to participate in the defense of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Option Agreement.

                  5.15. Reorganization. Each of Lucent, Acquisition and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  5.16. Company Rights Agreement. (a) The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 2.22) requested in writing by Lucent (including redeeming the Company Rights immediately prior to the Effective Time of the Merger or amending the Company Rights Agreement) in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreement. Except as requested in writing by Lucent or as permitted by
Section 5.16(b), prior to the Company Stockholders Meeting, the Board of Directors of the Company shall not (i) amend the Company Rights Agreement or
(ii) take any action with respect to, or, except as specifically permitted by
Section 5.16(b), make any determination under, the Company Rights Agreement (including a redemption of the Company Rights).

                  (b) If, to the extent permitted by Section 5.2, the Board of Directors of the Company approves or recommends a Superior Proposal, the Company may take appropriate action under the Company Rights Agreement solely in order to render the Company Rights inapplicable to such Superior Proposal; provided, that the foregoing shall not permit the Company to make any determination under, or take any action with respect to, the Company Rights Agreement in order to render the Company Rights applicable to the Merger or any of the other transaction contemplated by this Agreement or the Option Agreement, or to redeem the Company Rights.

            6.    Conditions Precedent.

                  6.1. Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of each of the following conditions precedent:

                  (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c) Representation Letters. Each of the Company and Lucent shall have executed and delivered a letter of representation relating to certain tax matters substantially in the form of Exhibits D-1 and D-2.

                  (d) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition

(collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or Lucent, as applicable; provided, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                  (e) Lucent Registration Statement. The Lucent Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Lucent Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated.

                  (f) Stock Exchange Listing. The shares of Lucent Common Stock issuable in accordance with the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  6.2. Conditions Precedent to Obligations of Acquisition and Lucent. All obligations of Acquisition and Lucent under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following additional conditions precedent:

                  (a) Performance of Obligations; Representations and Warranties. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Each of the Company's representations and warranties contained in Section 2 of this Agreement shall be true and correct as of the date hereof and as of the Closing with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Lucent and Acquisition shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that, the conditions specified in this
Section 6.2(a) have been satisfied.

                  (b) Tax Opinion. Lucent shall have received a written opinion from Sidley & Austin, counsel to Lucent, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, in each case dated as of such respective date, to the effect that on the basis of certain facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representation letters signed by officers of Lucent, Acquisition and the Company substantially in the forms attached as Exhibits D-1 and D-2 to this Agreement.

                  (c) Non-Disclosure and Non-Competition Agreements. Each of the individuals listed on Item 6.2(c) of the Company Disclosure Schedule shall have entered into the

Non-Disclosure and Non-Competition Agreements with the Surviving Corporation and Lucent, each substantially in the form of Exhibit E hereto, and such agreements shall be in full force and effect.

                  (d) Affiliates. Lucent shall have received from each Person named in the letter referred to in Section 5.12, an executed copy of an agreement substantially in the form of Exhibit C.

                  (e) Company Rights Agreement. The Company Rights shall not have become nonredeemable, exercisable, distributable or triggered pursuant to the terms of the Company Rights Agreement.

                  6.3. Conditions Precedent to the Company's Obligations. All obligations of the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following additional conditions precedent:

                  (a) Performance of Obligations; Representations and Warranties. Acquisition and Lucent shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Each of the representations and warranties of Acquisition and Lucent contained in Section 3 of this Agreement shall be true and correct as of the date hereof and as of the Closing with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Lucent. The Company shall have received certificates dated the Closing Date and signed by the President or a Vice-President of Acquisition and an authorized signatory of Lucent, certifying that the conditions specified in this Section 6.3(a) have been satisfied.

                  (b) Tax Opinion. The Company shall have received a written opinion from Latham & Watkins, counsel to the Company, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, in each case dated as of such respective date, to the effect that on the basis of certain facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representation letters signed by officers of Lucent, Acquisition and the Company substantially in the forms attached as Exhibits D-1 and D-2 to this Agreement.

                  6.4 Frustration of Closing Conditions. None of the Company, Lucent or Acquisition may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Option Agreement, as required by and subject to Section 5.5

            7. Non-Survival of Representation and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section shall not limit any covenant or agreement by the parties which expressly requires performance after the Effective Time.

            8. Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements referred to or contemplated herein and the letter agreement dated January 10, 2000, concerning confidentiality (the "Confidentiality Agreement") set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

            9. Assignment and Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, that Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Lucent, upon written notice to the Company if the assignee shall assume the obligations of Acquisition hereunder and Lucent shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

            10. Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time whether before or after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company or the stockholders of Acquisition:

                  (a) by the agreement of each of the Board of Directors of Lucent, Acquisition and the Company;

                  (b) by Lucent, Acquisition or the Company, if either: (i) the Effective Time shall not have occurred by December 31, 2000; provided that the right to terminate this Agreement under this Section 10(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by Lucent, Acquisition or the Company, if the Company Stockholder Approval shall not have been obtained at a Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

                  (d) by Lucent, if the Company or any of its directors or officers shall participate in discussions or negotiations or furnish information in breach of Section 5.2;

                  (e) by the Company in accordance with Section 5.2(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, the Company shall have complied with all provisions of Section 5.2, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee;

                  (f) by the Company, in the event Lucent or Acquisition materially breaches its obligations under this Agreement, unless such breach is cured within 30 days after notice to Lucent by the Company; or

                  (g) by Lucent or Acquisition, in the event the Company materially breaches its obligations under this Agreement unless such breach is cured within 30 days after notice by Lucent or Acquisition.

            11. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

                  (a) "Affiliate" of a Person means any other Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. As used in this definition, "control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of the Company.

                  (c) "best knowledge" of any Person which is not an individual means, with respect to any specific matter, the knowledge, after due inquiry, of such Person's executive officers and any other officer or persons having primary responsibility for such matter.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

                  (f) "Exchange Agent" shall mean The Bank of New York or another bank or trust company designated as the exchange agent by Lucent (which designation shall be reasonably acceptable to the Company).

                  (g) "GAAP" shall mean generally accepted accounting principles.

                  (h) "Hazardous Substances" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

                  (i) "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

                  (j) "Material Adverse Effect" on a Person shall mean, unless otherwise specified, any condition or event that: (i) has a material adverse effect on the assets, business, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, other than any condition or event (A) relating to the economy in general, (B) relating to the industries in which such party operates in general, (C) arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby or (D) in the case of the Company, litigation commenced or threatened against the Company or any member of its Board of Directors in respect of this Agreement; (ii) materially impairs the ability of such Person to perform its obligations under this Agreement or the Option Agreement; or (iii) prevents or materially delays the consummation of transactions contemplated under this Agreement.

                  (k) "Permitted Liens" shall mean (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

                  (l) "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

                  (m) "reasonable best efforts" shall mean prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances;

provided that the Company, Lucent or Acquisition, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

                  (n) "Subsidiary" of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) is a general partner.

                  (o) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall include all (i) federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, (ii) liability for the payment of any amounts described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

                  (p) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

            12. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 12) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

                        If to Acquisition or Lucent:

                        Lucent Technologies Inc.
                        Microelectronics and Communications Technologies Group 2 Oak Way
                        Berkley Heights, New Jersey 07920-2332
                        Att: President
                        Telephone No:  separately supplied
                        Facsimile No:  separately supplied

                        with copies to:

                        Lucent Technologies Inc.
                        600 Mountain Avenue
                        Room 6A 311

                        Murray Hill, NJ  07974
                        Att:  Pamela F. Craven
                              Vice President and Secretary
                        Telephone No:  separately supplied
                        Facsimile No:  separately supplied

                        If to the Company:

                        Ortel Corporation
                        2015 West Chestnut Street
                        Alhambra, California  91803
                        Att: President and Chief Executive Officer
                        Telephone No:  separately supplied
                        Facsimile No:  separately supplied

                        with a copy to:

                        Latham & Watkins
                        650 Town Center Drive, 20th Floor
                        Costa Mesa, California 92626
                        Att: Patrick T. Seaver, Esq.
                        Telephone No:  separately supplied
                        Facsimile No:  separately supplied

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

            13. Amendment. This Agreement may be amended, modified or supplemented at any time before or after the Company Stockholder Approval, provided that after any such approval there shall not be made any amendment that by Law requires further approval by the stockholders of the Company or the approval of the stockholders of Lucent without the further approval of such stockholders. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only by a written instrument executed by each of the parties hereto.

            14. Extensions; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 13, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute shall not constitute a waiver of such rights.

            15. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state, except insofar as the DGCL shall be mandatorily applicable to the Merger and the rights of stockholders in connection therewith.

            16. No Benefit to Others. Except as expressly set forth in Section 5.9, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

            17. Effect of Termination. In the event of termination of this Agreement by either the Company, Acquisition or Lucent as provided in Section 10, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Lucent, Acquisition or the Company, other than the provisions of Section 2.23, Section 5.10, Section 7 through (and including) Section 21 but excluding Section 10, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            18. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

            19. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

            20. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

            21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company, Acquisition and Lucent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                                LUCENT TECHNOLOGIES INC.



                                By: /s/ John T. Dickson
                                   -------------------------------------
                                Name:   John T. Dickson
                                Title:  Executive VP and CEO, Microelectronics
                                        and Communications Technologies


                                SOLARA ACQUISITION INC.



                                By: /s/ John T. Dickson
                                   --------------------------------------
                                Name:   John T. Dickson
                                Title:  President


                                ORTEL CORPORATION



                                By: /s/ Stephen R. Rizzone
                                   --------------------------------------
                                Name:   Stephen R. Rizzone
                                Title:  President, Chief Executive Officer
                                        and Chairman of the Board

                            GLOSSARY OF DEFINED TERMS

Defined Term                                    Location of Definition

Adjusted Option..................................................Section 5.6(a)
Acquisition......................................................Preamble
Acquisition Agreement............................................Section 5.2(b)
Acquisition Common Stock ........................................Recitals
Affiliate........................................................Section 11
Agreement........................................................Preamble
Applicable Period................................................Section 5.2(a)
Authorizations...................................................Section 2.14(b)
Benefit Plan.....................................................Section 11
Benefits Date ...................................................Section 5.8(a)
best knowledge...................................................Section 11
Cap..............................................................Section 5.9(b)
Certificate of Merger............................................Section 1.1(b)
Certificates.....................................................Section 1.8(b)
Closing..........................................................Section 1.1(b)
Closing Date.....................................................Section 1.1(b)
Code.............................................................Section 11
Company..........................................................Preamble
Company Benefit Plans............................................Section 2.17(a)
Company Board Approval...........................................Section 2.20(b)
Company Common Stock.............................................Recitals
Company Disclosure Schedule......................................Section 2
Company Filed SEC Documents......................................Section 2.8
Company Preferred Stock..........................................Recitals
Company Proxy Statement..........................................Section 2.5(b)
Company Rights...................................................Section 2.3
Company Rights Agreement.........................................Section 2.3
Company SEC Documents............................................Section 2.6
Company Stockholder Approval.....................................Section 2.20(a)
Company Stockholders Meeting.....................................Section 5.3(b)
Company Stock Options............................................Section 2.3(b)
Company Stock Plans..............................................Section 2.3(a)
Confidentiality Agreement........................................Section 8
Continuation Period..............................................Section 5.8(a)
DGCL.............................................................Recitals
Effective Time...................................................Section 1.1(b)
Environmental Laws...............................................Section 11
ERISA............................................................Section 2.18(a)
Exchange Act.....................................................Section 2.5(b)
Exchange Agent...................................................Section 11
Exchange Fund....................................................Section 1.8(a)

Exchange Ratio...................................................Section 1.5(c)
GAAP.............................................................Section 11
Governmental Entity..............................................Section 2.5(b)
Hazardous Substances.............................................Section 11
HSR Act..........................................................Section 2.5(b)
Indemnified Party................................................Section 5.9(a)
Intellectual Property Rights.....................................Section 2.15(a)
IRS..............................................................Section 2.18(b)
Laws.............................................................Section 2.14(a)
Liens............................................................Section 11
Lucent...........................................................Preamble
Lucent Authorized Preferred Stock................................Section 3.2
Lucent Common Stock..............................................Section 3.2
Lucent Disclosure Schedule.......................................Section 3
Lucent Filed SEC Documents.......................................Section 3.8
Lucent Junior Preferred Stock....................................Section 3.2
Lucent Plans.....................................................Section 5.8(b)
Lucent Registration Statement....................................Section 2.7
Lucent SEC Documents.............................................Section 3.6
Material Adverse Effect..........................................Section 11
Merger...........................................................Recitals
Nasdaq...........................................................Section 2.5(b)
NYSE.............................................................Section 1.7
Option Agreement.................................................Recitals
Parachute Gross-Up Payment.......................................Section 2.18(d)
Permitted Liens..................................................Section 11
Person...........................................................Section 11
reasonable best efforts..........................................Section 11
Restraints.......................................................Section 6.1(d)
SEC..............................................................Section 2.5(b)
Securities Act...................................................Section 2.6
Subsidiary.......................................................Section 11
Superior Proposal................................................Section 5.2(b)
Surviving Corporation............................................Section 1.1(a)
Takeover Proposal................................................Section 5.2(a)
Tax..............................................................Section 11
Tax Return.......................................................Section 11
Termination Fee..................................................Section 5.10(b)

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT



         STOCK OPTION AGREEMENT dated as of February 7, 2000 (this "Agreement"), by and between ORTEL CORPORATION, a Delaware corporation ("Issuer"), and LUCENT TECHNOLOGIES INC., a Delaware corporation ("Grantee").

                                    RECITALS

         A. Grantee, Solara Acquisition Inc., a wholly owned subsidiary of Grantee ("Acquisition"), and Issuer have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the respective meanings set forth in the Merger Agreement), providing for, among other things, the merger of Acquisition with and into Issuer, with Issuer as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Grantee; and

         B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

         1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 2,550,041 (as adjusted as set forth herein) shares (the "Option Shares") of common stock, par value $.001 per share ("Issuer Common Stock"), of Issuer at a purchase price of $177.125 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

         2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any time or times, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which the Grantee is unconditionally entitled to receive the Termination Fee pursuant to Section 5.10(b) of the Merger Agreement (a "Purchase Event"); provided, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time and (B) 15 months after the first occurrence of a Purchase Event, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares to Grantee illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

         (b) In the event that Grantee is entitled to and wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of such notice being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date (an "Option Closing Date"), subject to the following sentence, not earlier than seven business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing"). Any Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with the first sentence of Section 2(a).

         (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its reasonable best efforts (as defined in the Merger Agreement) to assist Grantee in seeking the Regulatory Approvals.

         In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or (ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, then with respect to the number of Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to such number of Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

         3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing plus the amount of any transfer, stamp or other similar taxes or charges imposed in connection therewith.

         (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have issued any securities similar to rights under a stockholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any such stockholder rights plan then in effect.

         (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF FEBRUARY 7, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF ORTEL CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES."

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

         4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to
         Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including without limitation any preemptive rights of any stockholder of Issuer.

         5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

         Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

         6. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a)), the number of shares of Issuer Common Stock subject to the Option will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

         (c) If at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 trading days commencing on the 12th trading day immediately preceding the Option Closing Date, per share of Issuer Common Stock as reported on The Nasdaq National Market (or, if not listed on The Nasdaq National Market, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and (ii) the Purchase Price. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

         (d) (i) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit (as hereinafter defined) plus any Termination Fee paid to Grantee pursuant to Section 5.10(b) of the Merger Agreement exceed in the aggregate $105 million and, if the total amount that otherwise would be received by Grantee would exceed such amount, Grantee, at its election, shall either (a) reduce the number of shares of Issuer Common Stock subject to the Option, (b) deliver to Issuer for cancellation shares of Issuer Common Stock previously purchased by Grantee, (c) pay cash to Issuer or (d) take any action representing any combination of the preceding clauses (a), (b) and (c), so that Grantee's actually realized Total Profit, when aggregated with such Termination Fee so paid to Grantee, shall not exceed $105 million after taking into account the foregoing actions.

         (ii) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) which, together with any Termination Fee theretofore paid to Grantee, would exceed $105 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

         (iii) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (A) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to the exercise of the Cash-Out Right under Section 6(c) and (B) the net cash amounts or the fair market value of any property received by Grantee pursuant to the sale of Option Shares (or other securities).

         (iv) As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal assuming for such purpose that the Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price on The Nasdaq National Market (or, if shares of Issuer Common Stock are not then listed or traded on The Nasdaq National Market, on any other national securities exchange or national quotation system on which shares of Issuer Common Stock are so listed or traded) for shares of Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

         7. Registration Rights. Issuer will, if requested by Grantee at any time and from time to time within two years of the exercise of the Option, as expeditiously as reasonably possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 3.0% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 120 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

         If a requested registration pursuant to this Section 7 involves an underwritten offering, the underwriter or underwriters thereof shall be a nationally recognized firm or firms selected by Issuer. Notwithstanding anything else contained in this Section 7, each requested registration shall be for a number of shares of Issuer Common Stock which represent at least one-fourth of the total of number of shares of Issuer Common Stock purchased by Grantee hereunder.

         8. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of Grantee after reasonable inquiry (which shall include obtaining a representation from the purchaser or transferee), immediately following such sale, assignment, transfer or disposal, beneficially own more than 3.0% of the then-outstanding voting power of the Issuer; provided, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

         9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on The Nasdaq National Market (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on The Nasdaq National Market (and any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

         10. Loss or Mutilation. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

         11. Miscellaneous. (a) Expenses. Each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

         (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

         (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

         (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) are not intended to confer upon any person other than the parties any rights or remedies.

         (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

         (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 11(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New York or in New York state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of New York or a New York state court.

         (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.



                                 ORTEL CORPORATION


                                 By: /s/ Stephen R. Rizzone
                                    ____________________________________
                                 Name:   Stephen R. Rizzone
                                 Title:  President, Chief Executive Officer
                                         and Chairman of the Board



                                 LUCENT TECHNOLOGIES INC.


                                 By: /s/ John T. Dickson
                                    ____________________________________
                                 Name:   John T. Dickson
                                 Title:  Executive VP and CEO, Microelectronics
                                         and Communications Technologies

                                                                         ANNEX C

                  OPINION OF SOUNDVIEW TECHNOLOGY GROUP, INC.

                                               [SoundView Technology Group Logo]

February 6, 2000


Board of Directors
Ortel Corporation
2015 West Chestnut Street
Alhambra, CA  91803

Gentlemen:

         We understand that Lucent Technologies, Inc. ("Lucent"), Solara Acquisition Inc. ("Merger Sub"), a wholly owned subsidiary of Lucent, and Ortel Corporation (the "Company") are entering into an agreement and plan of merger (the "Merger Agreement") substantially in the form of the draft dated February 4, 2000 (the "Draft Merger Agreement") pursuant to which, among other things, Merger Sub shall be merged with and into the Company in a transaction (the "Merger") in which each share of common stock, par value $.001 per share, of the Company (the "Company Common Stock"), subject to the conditions and limitations set forth in the Draft Merger Agreement, shall be converted into the right to receive 3.1350 shares (the "Exchange Ratio") of the common stock, par value $.01 per share, of Lucent. The terms and conditions of the Merger are set forth in more detail in the Draft Merger Agreement, a copy of which has been furnished to us.


         You have requested the opinion of SoundView Technology Group, Inc. ("SoundView"), as investment bankers, as of this date, as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than Lucent, its affiliates and subsidiaries), of the Exchange Ratio.

         In conducting our analysis and arriving at our opinion as expressed herein, we have, among other things:

         (i) reviewed the Draft Merger Agreement and the specific terms of the Merger set forth therein, and have assumed that the Merger Agreement will not vary in any regard that is material to our analysis;

         (ii) reviewed the Company's financial and operating information for the three year period ended April 30, 1999 and the six-month period ended October 31, 1999;

         (iii) reviewed Lucent's financial and operating information for the three year period ended December 31, 1999;

Board of Directors
Ortel Corporation
February 6, 2000
Page 2


         (iv) reviewed certain financial and operating information regarding the businesses, operations and prospects of the Company, including forecasts and projections, provided to us by the management of the Company;

         (v) reviewed certain financial and operating information regarding the businesses, operations and prospects of Lucent, including forecasts and projections, published and disseminated by stock market research analysts who follow Lucent (internal financial forecasts and projections prepared by Lucent were not made available for our review);

         (vi) reviewed certain publicly available financial information concerning certain other companies we deemed to be reasonably similar to the Company and Lucent and the trading markets for certain of such companies' securities;

         (vii) reviewed the financial terms of the Merger and compared them with the financial terms, to the extent publicly available, of certain recent mergers and acquisitions that we deemed relevant; and

         (viii) performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors as we have deemed, in our sole judgment, to be necessary, appropriate or relevant to render the opinion set forth herein.


         We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. We reserve, however, the right to withdraw, revise or modify our opinion based upon additional information which may be provided to or obtained by us, which suggests, in our judgment, a material change in the assumptions upon which our opinion is based.


         In arriving at our opinion, we have not made, obtained or assumed any responsibility for, any independent evaluation or appraisal of the properties and facilities or of the assets and liabilities (contingent or otherwise) of any of the Company, Lucent or their respective subsidiaries. We have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information. We have further relied upon the assurances of the management of the Company that they were not aware of any facts that would make such information inaccurate or misleading. In addition, we have assumed that the forecasts and projections provided to SoundView by the Company and reviewed by SoundView represent the best currently available estimates and judgments of the Company's

Board of Directors
Ortel Corporation
February 6, 2000
Page 3

management as to the future financial condition and results of operations of the Company, and have assumed that such forecasts and projections have been reasonably prepared based on such currently available estimates and judgments. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based.



         We do not express any opinion as to the price at which Lucent's stock will trade prior to or subsequent to the closing of the Merger. This letter does not constitute a recommendation of the Merger over any other alternative transactions which may be available to the Company, does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Merger or constitute a recommendation to the stockholders of the Company as to how such stockholders should vote or as to any other action such stockholders should take regarding the Merger.



         SoundView, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures, restructurings, recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have been engaged to render the financial opinion as expressed herein and we will receive a fee upon delivery of this opinion. We also, from time to time, may in the future perform certain financial advisory services for the Company for which we may receive a fee. In the ordinary course of business, we may actively trade the securities of Lucent or the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a short or long position in such securities. The Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.



         This letter and the opinion expressed herein has been prepared for the confidential use and benefit of the Board of Directors of the Company in its consideration of the Merger, supersedes any previously rendered opinion and may not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without our prior written consent, except the Company may include this opinion in its entirety in any proxy statement or information statement relating to the transaction sent to the Company's stockholders.

Board of Directors
Ortel Corporation
February 6, 2000
Page 4

         Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock (other than Lucent, its affiliates and subsidiaries).



                                          Very truly yours,



                                          /s/ SoundView Technology Group, Inc.



                                              SoundView Technology Group, Inc.

                                                                         ANNEX D

                                VOTING AGREEMENT

            THIS VOTING AGREEMENT dated as of February 7, 2000 (the "Agreement"), is made by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), SOLARA ACQUISITION INC., a Delaware corporation ("Acquisition"), and SUMITOMO OSAKA CEMENT CO., LTD., a corporation organized under the laws of Japan ("Stockholder").

                             PRELIMINARY STATEMENTS

            Concurrently with the execution of this Agreement, Ortel Corporation, a Delaware corporation (the "Company"), Lucent and Acquisition have entered into a Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of Acquisition with and into the Company, with the Company being the surviving corporation (the "Merger"), which Merger is subject to the approval of the holders of shares of capital stock of the Company as provided in the Merger Agreement, the Delaware General Corporation Law, as amended, and the Company's Certificate of Incorporation, as amended.

            Stockholder owns 2,349,964 shares of the Company common stock, par value $.001 per share (the "Common Stock"). As used herein, the term "Shares" includes all shares of such Common Stock as to which Stockholder (at any time prior to the termination of this Agreement) is the beneficial owner or is otherwise able to direct the voting thereof and all securities issued or exchanges with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in the Company's capital structure.

            To induce Lucent and Acquisition to enter into the Merger Agreement, the Company has agreed, upon the terms and subject to the conditions set forth herein, to cause Stockholder to execute this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

            1. Stockholder's Representations and Warranties. Stockholder represents and warrants to Lucent and Acquisition that (i) except as set forth in Schedule 1 hereto, Stockholder owns the Shares, as the case may be, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance and (ii) Stockholder has the right to vote such Shares free of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance (other than any general fiduciary obligation imposed by law).

            2. No Voting Trusts. Stockholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by Stockholder and Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the stockholders of the Company except in furtherance of the proposals set forth in paragraph 3 hereof.

            3. Agreements with Respect to the Shares. (a) Stockholder agrees during the term of this Agreement:

            (i) to vote the Shares, to the extent entitled to vote, (y) in favor of the approval of the Merger Agreement and the Merger, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and (z) with respect to all other proposals the approval or disapproval of which are, directly or indirectly, reasonably necessary to consummate the Merger, in such manner as Acquisition or Lucent may direct;

            (ii) not to solicit, encourage or recommend to other stockholders of the Company that (w) they vote their shares of Common Stock or any such other securities in any contrary manner, (x) they not vote their shares of Common Stock at all, (y) they tender, exchange or otherwise dispose of their shares of Common Stock pursuant to a Competing Transaction, as hereinafter defined, or (z) they attempt to exercise any statutory appraisal or other similar rights they may have; and

            (iii) to take such action as required on the part of Stockholder to satisfy conditions to closing set forth in the Merger Agreement including without limitation entering into any such agreements, arrangements or understandings contemplated by Section 6 thereof.

            (b) Unless otherwise instructed in writing by Lucent or Acquisition, during the term of this Agreement, Stockholder will vote the Shares against any Competing Transaction.

            (c) Except with the prior written consent of Lucent or Acquisition, during the term of this Agreement, Stockholder agrees that Stockholder will not, and shall use its reasonable best efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of Stockholder to initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate, any Competing Transaction.

            (d) For purposes of this Agreement, a "Competing Transaction" shall mean a transaction of any kind (including, without limitation, a merger, consolidation, share exchange, reclassification, reorganization, recapitalization, sale or encumbrance of substantially all the assets of the Company outside the ordinary course of business, or sale or exchange by stockholders of the Company of all or substantially all the shares of the Company's capital stock) proposed by any person(s) in lieu of or in opposition to the Merger Agreement and the Merger.

            4. Proxies. In furtherance of the foregoing, Stockholder is granting to Richard Bleicher, the Vice President of Acquisition, and/or Paul Bento, the Vice President and

Secretary of Acquisition, or to his or her designee(s), irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as Lucent or Acquisition may specify) to vote the Shares, to the extent such Shares are entitled to vote, and hereby specifically agrees not to revoke such proxies granted under any circumstances:

            (a) at any and all meetings of stockholders of the Company, notice of which meetings are given prior to the due and proper termination of this Agreement, with respect to matters presented to the Company's stockholders for vote which are, directly or indirectly, reasonably necessary to approve or disapprove (i) the Merger or the Merger Agreement; and (ii) any Competing Transaction; or

            (b) with respect to actions to be taken by written consent of the stockholders of the Company which, directly or indirectly, relates to or affects any of the foregoing, and which consent is solicited prior to the due and proper termination of this Agreement.

            5. Limitation on Sales. During the term of this Agreement, except pursuant to the Merger, Stockholder agrees not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the Shares, or impair Stockholder's Shares.

            6. Termination of Agreements. Stockholder hereby consents to the termination of the Key Shareholder Agreement dated as of March 26, 1990, among the Company, Stockholder and certain other Key Shareholders described therein, and the Agreement Concerning Certain Financing and Business Arrangements dated as of March 26, 1990, between the Company and Stockholder, in each case as of the Closing Date. Effective as of the Closing Date, Lucent hereby agrees to cause the Surviving Corporation (as defined in the Merger Agreement) to continue to comply with all of the terms and conditions of the International Distributor and Selling Representative Agreement between the Company and Stockholder dated as of July 1, 1995.

            7. Specific Performance. Stockholder acknowledges that it will be impossible to measure in money the damage to Lucent or Acquisition if Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, neither Lucent nor Acquisition will have an adequate remedy at law or in damages. Accordingly, Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Lucent or Acquisition has an adequate remedy at law. Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Lucent or Acquisition seeking or obtaining such equitable relief.

            8. Reasonable Efforts. Stockholder will use all reasonable efforts to cause to be satisfied the conditions to the obligations of the Company to effect the Closing under the Merger Agreement.

            9. Publicity. Stockholder agrees that, from the date hereof through the Closing Date, Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Merger Agreement without the prior consent of Lucent, except (i) Stockholder may file an amendment to its Schedule 13G originally filed with the Securities and Exchange Commission on April 24, 1995, and (ii) as such release or announcement may, in the opinion of Stockholder's counsel, be required by applicable law, in which case Stockholder shall allow Lucent reasonable time to comment on such release or announcement in advance of such issuance.

            10.   Term of Agreement; Termination.

            (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest to occur of (i) the Effective Time of the Merger (as defined in the Merger Agreement) and (ii) the due and proper termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder.

            (b) The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by Lucent, Acquisition and the Company.

            11. Miscellaneous. (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

            (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

            If to Acquisition or Lucent:

            Lucent Technologies Inc.
            Microelectronics and Communications Technologies Group
            2 Oak Way
            Berkley Heights, New Jersey 07920-2332
            Att: President
            Telecopy: separately supplied

            with a copy to:

            Lucent Technologies Inc.
            600 Mountain Avenue
            Room 6A 311
            Murray Hill, New Jersey 07094
            Att: Pamela F. Craven
                   Vice President and Secretary
            Telecopy: separately supplied

            If to Stockholder:

            Sumitomo Osaka Cement Co., Ltd.
            1 Kanda, Mitoshiro-cho
            Chiyoda-ku, Tokyo, 101-8677
            Japan
            Att:  Tatsutoku Honda, Managing Director
            Telecopy: separately supplied

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof and except insofar as the Delaware General Corporation Law, as amended, shall be mandatorily applicable to the Merger and the rights of the stockholders of the Company in connection therewith.

            (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive.

            (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

            (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

            (i) Extension; Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

            (j) Severability. The provisions of this Agreement are severable and, if any thereof are invalid or unenforceable in any jurisdiction, the same and the other provisions hereof shall not be rendered otherwise invalid or unenforceable.

            (k) Fiduciary Duty as Director. The parties hereto acknowledge and agree that Stockholder's obligations hereunder are solely in its capacity as a stockholder of the Company, and that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty any of the undersigned or any of their respective affiliates, directors, officers or employees may have as a member of the Board of Directors of the Company, as an executive officer of the Company, or otherwise as a fiduciary to any person (other than any of the stockholders of the Company) resulting from any circumstances other than as a stockholder of the Company; provided that, no such duty shall excuse Stockholder from its obligations as a stockholder of the Company to vote the Shares, to the extent that they may be so voted, or otherwise perform any obligation as herein provided and to otherwise comply with the terms and conditions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement on the date first above written.


                                  LUCENT TECHNOLOGIES INC.


                                  By: /s/ John T. Dickson
                                     ------------------------------------
                                  Name:  John T. Dickson
                                  Title: Executive VP and CEO, Microelectronics
                                         and Communications Technologies

                                  SOLARA ACQUISITION INC.


                                  By: /s/ John T. Dickson
                                     -------------------------------------
                                  Name:  John T. Dickson
                                  Title: President


                                  SUMITOMO OSAKA CEMENT CO., LTD.



                                  By: /s/ Tatsutoku Honda
                                     ----------------------------------
                                  Name:  Tatsutoku Honda
                                  Title: Managing Director

                                     FORM OF
                     IRREVOCABLE PROXY AND POWER OF ATTORNEY


            The undersigned hereby appoints Richard Bleicher, the Vice President of Solara Acquisition Inc. ("Acquisition") and/or Paul Bento, the Vice President and Secretary of Acquisition, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act in such manner (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) upon such matters as set forth in Sections 3(a) and 3(b) of the Voting Agreement with respect to all of the shares of Common Stock, par value $.001 per share, of Ortel Corporation., a Delaware corporation (the "Company"), owned of record by the undersigned.

            The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, Lucent Technologies Inc., Acquisition and the stockholders of the Company signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.



Dated:  February 7, 2000



                                         SUMITOMO OSAKA CEMENT CO., LTD.


                                         By: /s/ Tatsutoku Honda
                                            ----------------------------
                                         Name:   Tatsutoku Honda
                                         Title:  Managing Director

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The registrant's certificate of incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

         While the registrant's certificate of incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

         The registrant's certificate of incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant's certificate of incorporation or by-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         The registrant's Certificate of Incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) See Exhibit Index.

         (b) Not applicable.

         (c) Opinion of SoundView Technology Group, Inc., attached as Annex C to the proxy statement/prospectus which is part of this registration statement on Form S-4.

ITEM 22.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933.

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      The undersigned registrant hereby undertakes as follows:

                  (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

         (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey, on March 1, 2000.

                                LUCENT TECHNOLOGIES INC.
                                (Registrant)



                                By: /s/ James S. Lusk
                                   -------------------------------------
                                   Name:  James S. Lusk
                                   Title: Senior Vice President and Controller

         Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:                                                  ###
                                                                                #
Richard A. McGinn                      Chairman of the Board and Chief          #
                                       Executive Officer                        #
                                                                                #
PRINCIPAL FINANCIAL OFFICER:                                                    #
                                                                                #
Donald K. Peterson                     Executive Vice President and             #
                                       Chief Financial Officer                  #
PRINCIPAL ACCOUNTING                                                           ######    By: /s/ James S. Lusk
OFFICER:                                                                        #           __________________________
                                                                                #           (James S. Lusk,
James S. Lusk                          Senior Vice President and Controller     #             attorney-in-fact)*
                                                                                #
DIRECTORS:                                                                      #        * by power of attorney
Paul A. Allaire                                                                 #
Carla A. Hills                                                                  #          Date: March 1, 2000
Richard A.                                                                      #
McGinn                                                                          #
Paul H. O'Neill                                                                 #
Henry B. Schacht                                                                #
Franklin A. Thomas                                                              #
John A. Young                                                                 ###

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------
2.1**             Agreement and Plan of Merger dated as of February 7, 2000 by and among the registrant, Solara Acquisition Inc. and Ortel
                  Corporation (included as Annex A to the proxy
                  statement/prospectus which is part of this registration
                  statement on Form S-4).
2.2               Stock Option Agreement dated as of February 7, 2000 by and between the registrant and Ortel Corporation (included as
                  Annex B to the proxy statement/prospectus which is part of this registration statement on Form S-4).
3.1               Certificate of Incorporation of the registrant, as amended
                  effective       , 2000.
3.2*              Provisions of the By-Laws of the registrant, as amended
                  effective February 17, 1999, that define the rights of
                  security holders of the registrant (incorporated by reference to Exhibit (3)(ii) to the registrant's Annual Report on Form
                  10-K for the year ended September 30, 1999).
4.1*              Indenture dated as of April 1, 1996 between the registrant and
                  The Bank of New York, as trustee (incorporated by reference to
                  Exhibit 4A to Registration Statement on Form S-3 No.
                  333-01223).
4.2               Other instruments in addition to Exhibit 4.1 which define the rights of holders of long term debt of the registrant and all of its consolidated subsidiaries are not filed herewith
                  pursuant to Regulation S-K, Item 601(b)(4)(iii)(A). Pursuant to this regulation, the registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.
5.1               Opinion of Pamela F. Craven, Vice President--Law and Secretary
                  of the registrant, as to the legality of the securities to be issued.
8.1               Opinion of Latham & Watkins as to certain United States
                  federal income tax consequences of the merger.
10.1*             Separation and Distribution Agreement by and among the
                  registrant, AT&T Corp. and NCR Corporation, dated as of
                  February 1, 1996 and amended and restated as of March 29, 1996
                  (incorporated by reference to Exhibit 10.1 to Registration
                  Statement on Form S-1 No. 333-00703).
10.2*             Tax Sharing Agreement by and among the registrant, AT&T Corp.
                  and NCR Corporation, dated as of February 1, 1996 and amended and restated as of March 29, 1996 (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-1 No.
                  333-00703).
10.3*             Employee Benefits Agreement by and between AT&T and the
                  registrant, dated as of February 1, 1996 and amended and
                  restated as of March 29, 1996 (incorporated by reference to
                  Exhibit 10.2 to Registration Statement on Form S-1 No.
                  333-00703).
10.4*             Rights Agreement between the registrant and The Bank of New
                  York (successor to First Chicago Trust Company of New York), as rights agent, dated as of April 4, 1996 (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1
                  No. 333-00703).

10.5*             Amendment to Rights Agreement between the registrant and The
                  Bank of New York (successor to First Chicago Trust Company of
                  New York), dated as of February 18, 1998 (incorporated by reference to Exhibit (10)(i)(5) to the registrant's Annual
                  Report on Form 10-K for the period ended September 30, 1998).
10.6* Brand License Agreement by and between the registrant and AT&T, dated as of February 1, 1996 (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-1 No.
                  333-00703).
10.7* Patent License Agreement among AT&T, NCR and the registrant, effective as of March 29, 1996 (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 No.
                  333-00703).
10.8*             Amended and Restated Technology License Agreement among AT&T,
                  NCR and the registrant, effective as of March 29, 1996
                  (incorporated by reference to Exhibit 10.8 to Registration
                  Statement on Form S-1 No. 333-00703).
10.9*             Lucent Technologies Inc. Short Term Incentive Program
                  (incorporated by reference to Exhibit (10)(iii)(A)(2) to the Quarterly Report on Form 10-Q for the quarter ended March 31,
                  1998).
10.10*            Lucent Technologies Inc. 1996 Long Term Incentive Program
                  (incorporated by reference to Exhibit(10)(iii)(A)(1) to Quarterly Report on Form 10-Q for the quarter ended March 31,
                  1998).
10.11*            Lucent Technologies Inc. 1996 Long Term Incentive Program
                  (Plan) Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit (10)(iii)(A)(3) to the registrant's
                  Annual Report on Form 10K for the period ended September 30,
                  1999).
10.12*            Lucent Technologies Inc. 1996 Long Term Incentive Program
                  (Plan) Nonstatutory Stock Option Agreement (incorporated by reference to Exhibit (10)(iii)(A)(4) to the registrant's
                  Annual Report on Form 10K for the period ended September 30,
                  1999).
10.13*            Lucent Technologies Inc. Deferred Compensation Plan
                  (incorporated by reference to Exhibit (10)(iii)(A)(3) to the registrant's Annual Report on Form 10-K for the period ended
                  September 30, 1998).
10.14* Pension Plan for Lucent Non-Employee Directors (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-1 No. 333-00703)(this plan has been terminated).
10.15*            Lucent Technologies Inc. Stock Retainer Plan for Non-Employee
                  Directors (incorporated by reference to Exhibit
                  (10)(iii)(A)(5) to the registrant's Annual Report on Form 10-K for the period ended September 30, 1998).
10.16*            Lucent Technologies Inc. Excess Benefit and Compensation Plan
                  (incorporated by reference to Exhibit (10)(iii)(A)(5) to the registrant's Annual Report on Form 10-K for Transition Period ended September 30, 1996).
10.17* Lucent Technologies Inc. Mid-Career Pension Plan (incorporated by reference to Exhibit (10)(iii)(A)(6) to the registrant's
                  Annual Report on Form 10-K for Transition Period ended
                  September 30, 1996).

10.18*            Lucent Technologies Inc. Non-Qualified Pension Plan
                  (incorporated by reference to Exhibit (10)(iii)(A)(7) to the registrant's Annual Report on Form 10-K for Transition Period ended September 30, 1996).
10.19*            Lucent Technologies Inc. Officer Long-Term Disability and
                  Survivor Protection Plan (incorporated by reference to Exhibit
                  (10)(iii)(A)(8) to the registrant's Annual Report on Form 10-K for Transition Period ended September 30, 1996).
10.20*            Employment Agreement of Mr. Verwaayen dated June 12, 1997
                  (incorporated by reference to Exhibit (10)(iii)(A)(1) to the registrant's Annual Report on Form 10-K for the period ended
                  September 30, 1997).
10.21*            Employment Agreement of Mr. Peterson dated August 8, 1995
                  (incorporated by reference to Exhibit (10)(iii)(A)(9) to the registrant's Annual Report on Form 10-K for the period ended
                  September 30, 1997).
10.22*            Consulting Agreement of Mr. Schacht, effective March 1, 1998
                  (incorporated by reference to Exhibit (10)(iii)(A)(5) to the Quarterly Report on Form 10-Q for the period ended March 31,
                  1998).
10.23*            Description of the Lucent Technologies Inc. Supplemental
                  Pension Plan. (incorporated by reference to Exhibit
                  (10)(iii)(A)(13) to the registrant's Annual Report on Form
                  10-K for the period ended September 30, 1998).
10.24*            Lucent Technologies Inc. 1999 Stock Compensation Plan for
                  Non-Employee Directors (incorporated by reference to Exhibit
                  10(iii)(A)(14) to the registrant's Annual Report on Form 10-K for the period ended September 30, 1998).
10.25*            Lucent Technologies Inc. Voluntary Life Insurance Plan
                  (incorporated by reference to Exhibit 10(iii)(A)(15) to the registrant's Annual Report on Form 10-K for the period ended
                  September 30, 1998).
10.26 Voting Agreement dated as of February 7, 2000 by and among the registrant, Solara Acquisition Inc. and Sumitomo Osaka Cement
                  Co., Ltd. (included as Annex D to the proxy statement/prospectus which is part of this registration statement on Form S-4).
23.1 Consent of Pamela F. Craven, Vice President--Law and Secretary of the registrant (included as part of Exhibit 5.1 to this registration statement).
23.2              Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.
23.3              Consent of KPMG LLP, Independent Accountants.
23.4 Consent of Latham & Watkins (included as part of Exhibit 8.1 to this registration statement).
23.5              Consent of SoundView Technology Group, Inc.
24.1              Powers of Attorney.
99.1              Form of Proxy to be mailed to holders of Ortel common stock.
99.2              Opinion of SoundView Technology Group, Inc. (included as Annex
                  D to the proxy statement/prospectus which is a part of this registration statement on Form S-4).

---------------
* Incorporated herein by reference.

**The registrant hereby agrees to furnish supplementally a copy of any omitted schedules to this agreement to the Securities and Exchange Commission upon its request